Exhibit 4.7

ASSET PURCHASE AGREEMENT

Between

VUANCE LTD.,

VUANCE, INC.,

WIDEPOINT CORPORATION,

And

ADVANCE RESPONSE CONCEPTS CORPORATION

Dated as of January 29, 2010

EXECUTION COPY

ASSET PURCHASE AGREEMENT

DATED AS OF JANUARY 29, 2010,

BY AND AMONG

WIDEPOINT CORPORATION,

ADVANCED RESPONSE CONCEPTS CORPORATION,

VUANCE, INC.

AND

VUANCE, LTD.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made as of January 29, 2010 (the “Agreement”), by and among WidePoint Corporation, a Delaware corporation (“WidePoint”); Advanced Response Concepts Corporation, a Delaware corporation (“Acquisition”); Vuance, Inc., a Delaware corporation wholly-owned by Vuance, Ltd. (“Vuance”); and Vuance, Ltd., a public company organized in the State of Israel under the Israeli Companies Law, registered with the Registrar of Companies of the State of Israel under company number 52-00-4407-4 (“Parent”). WidePoint, Acquisition, Vuance and Parent are also hereinafter referred to individually as a “party” and collectively as the “parties.”

WHEREAS, Vuance desires to sell to Acquisition and Acquisition desires to acquire from Vuance certain assets and assume certain specific liabilities of Vuance (the “Asset Purchase”) for the consideration and on the terms set forth in this Agreement, with WidePoint also receiving rights, in addition to Acquisition, in the intellectual property portion of the assets being acquired from Vuance, all as described in greater detail in this Agreement and the exhibits attached hereto;

WHEREAS, Parent desires that Vuance, its wholly-owned subsidiary, sell to Acquisition and Acquisition purchase from Vuance certain assets and assume certain specific liabilities of Vuance for the consideration on and the terms set forth in this Agreement, with WidePoint also receiving rights, in addition to Acquisition, in the intellectual property portion of the assets being acquired from Vuance, and in consideration thereof, desires to do all acts necessary to guaranty the performance of Vuance in connection with the Asset Purchase;

WHEREAS, WidePoint desires that Acquisition, its wholly-owned subsidiary, purchase from Vuance and Vuance to sell to Acquisition certain assets and assume certain specific liabilities of Vuance for the consideration on and the terms set forth in this Agreement, with WidePoint also receiving rights, in addition to Acquisition, in the intellectual property portion of the assets being acquired from Vuance;

WHEREAS, certain intellectual property rights used by Vuance in the operation of the Vuance CSMS Business (as herein defined) and related intellectual property have been conceived, developed, made, owned or otherwise by Parent and/or Vuance each of which has effectively and completely transferred all such intellectual property to Vuance prior to the Closing (collectively hereinafter referred to as the “Software Transfers”);

WHEREAS, the Board of Directors of WidePoint and the Board of Directors of Acquisition have determined that the transactions contemplated by this Agreement (the “Transactions”) are in the best interests of WidePoint and Acquisition and their respective stockholders;

WHEREAS, the Board of Directors of Vuance and Parent, as the sole shareholder of Vuance, have each determined that the Transactions to which Vuance is a party are in the best interest of Vuance and its sole shareholder;

WHEREAS, the Board of Directors of Parent and, if necessary, the stockholders of Parent have determined that the Transactions are in the best interests of Parent and Vuance and their respective stockholders; and

WHEREAS, the parties desire to enter into this Agreement to set forth and memorialize their mutual understandings and agreements with respect to the subject matter hereof.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the satisfaction of the terms and conditions set forth herein, the parties hereto intending to be legally bound do hereby agree as follows:

SECTION 1: INCORPORATION BY REFERENCE

The foregoing introductory paragraphs of this Agreement are hereby incorporated into this Agreement as if fully set forth herein.

SECTION 2: THE PURCHASE
2.1           Sale and Purchase of Specified Assets. On the Closing Date, effective as of the Closing and subject to the other terms and conditions of this Agreement, Vuance shall sell, transfer, assign and convey to Acquisition, and Acquisition shall purchase, accept the transfer, conveyance and assume all of Vuance’s right, title and interest in and to all of the Specified Assets (as defined in Section 2.1(a)), and Vuance shall assign to Acquisition, and Acquisition shall assume, the Specified Liabilities of Vuance (as defined in Section 2.1(b)), with WidePoint also receiving rights, in addition to Acquisition, in the intellectual property portion of the assets being acquired from Vuance, all as described in greater detail in this Agreement and the exhibits attached hereto.

(a) Specified Assets. The “Specified Assets” means all Assets relating to the Vuance CSMS Business as of the Effective Time, wherever located and whether or not reflected on the Books and Records of Vuance, including the following Assets, together with the Assets listed on Schedule 2.1(a) hereto and being a portion of (less than all) the Assets reflected on the Closing Balance Sheet (as defined in, and to be prepared in accordance with, Section 3.2), and excluding the Assets specifically excepted below:

(i) All Software owned or jointly owned by Vuance or under development by Vuance which relates the to the Vuance CSMS Business, including but not limited to any Software owned or developed by Parent or any affiliate of Vuance or Parent which is used in the Vuance CSMS Business and/or necessary for the full functionality and/or use of any other Software or business activities involved in the Vuance CSMS Business, all of which shall be solely owned by Vuance prior to the Closing, including any Software of Parent or any affiliate of Vuance or Parent which shall have been completely and effectively transferred to Vuance prior to the Closing.

(ii) All Intangibles owned by Vuance and/or utilized in the Vuance CSMS Business or under development by Vuance and/or any person or entity affiliated with Vuance, including but not limited to Parent, in all cases with such Intangibles relating to or otherwise utilized in the Vuance CSMS Business, all of which shall have been completely and effectively transferred to Vuance prior to the Closing.

(iii) All of Tangible Property of Vuance which relates to and/or is otherwise utilized in the Vuance CSMS Business.

(iv) All of Vuance’s Contract Rights and Obligations under those certain Contracts set forth on Schedule 2.1(a)(iv) of this Agreement, but excluding Contract Rights and Obligations under:

(A) this Agreement and any other Contracts entered into by Vuance with WidePoint or Acquisition in connection with the Transactions;

(B) Contracts that constitute or evidence Employee Benefit Plans of Vuance;

(C) Contracts under which any rights in and/or any shares or other ownership interest in Vuance and/or Parent (or any of their predecessors) was acquired;

(D) Contracts relating to the formation or acquisition of Vuance, Parent, or any of their respective predecessors;

(E) any Insurance Policies of Vuance; and

(F) any Contracts requiring a Consent that is not obtained on or before the Closing Date (“Non-Assigned Contracts”), provided that, once such Consent is obtained, the Non-Assigned Contracts shall be deemed, automatically and without further action by the parties, to be included in the Specified Assets as of the date such Consent is delivered to WidePoint (such Contracts not excluded by this Section 2.1(a)(iv)(F), including any Non-Assigned Contracts that become Contracts included in any Specified Assets, shall be referred to as the “Assigned Contracts”); provided, however, that until such time as any Non-Assigned Contract becomes an Assigned Contract, Vuance shall hold each such contract in escrow and trust for the sole and exclusive benefit of Acquisition and WidePoint pursuant to Section 11.3, with Vuance directing each party to each such contract to make all payments due to Vuance under such contract from and after the Closing to thereafter be made solely to Acquisition.

(v) All transferable rights under all Permits granted or issued to Vuance or otherwise held by Vuance, in all cases relating to or otherwise utilized in the Vuance CSMS Business.

(vi) All of Vuance’s rights with respect to telephone numbers, telephone directory listings and advertisements relating to or otherwise utilized in the Vuance CSMS Business, and all of Vuance’s goodwill in or relating to the Vuance CSMS Business.

(vii) All of Vuance’s Books and Records relating to or otherwise utilized in the Vuance CSMS Business, but excluding Tax Returns and Vuance’s Books and Records relating exclusively to Vuance’s Assets not included in the Specified Assets or to Vuance’s liabilities not included in the Specified Liabilities.

(viii) All of Vuance’s Claims, causes of action and other legal rights and remedies, whether or not known as of the Closing Date, relating to Vuance’s ownership of the Specified Assets and/or the operation of the Vuance CSMS Business, but excluding causes of action and other legal rights and remedies of Vuance: (A) against WidePoint or Acquisition with respect to the Transactions contemplated by this Agreement; or (B) relating exclusively to the Vuance Assets not included in the Specified Assets or to the Vuance liabilities not included in the Specified Liabilities.

(b) Specified Liabilities of Vuance. The “Specified Liabilities of Vuance” means the following specifically described liabilities of Vuance as of the Effective Time, all of which shall be only those liabilities as specifically listed on Schedule 2.1(b) of this Agreement:

(i) The current and long-term liabilities of Vuance incurred in the normal and ordinary course of the Vuance CSMS Business which are specifically listed on Schedule 2.1(b) and also being a portion of (less than all) the liabilities reflected on the Closing Balance Sheet (as defined in, and to be prepared in accordance with, Section 3.2). Notwithstanding the foregoing, the Specified Liabilities shall not include: (A) any current, long-term or deferred liabilities for any Taxes specifically excluded pursuant to Section 2.2(a); (B) any current or long-term notes payable and all accrued interest with respect thereto, other than any current or long-term notes payable or capitalized leases for any of the Specified Assets; (C) any liabilities for overdrafts or any other liabilities with respect to bank accounts; (D) any accrued expenses with respect to Vuance’s Insurance Policies; (E) any liabilities whatsoever to any shareholder, officer, director, or affiliate of Vuance or, unless specifically included in Schedule 2.1(b), to any employee of Vuance; (F) any current, long-term or deferred liabilities owed to Parent and/or any other affiliate of Vuance or Parent; and (G) any other liabilities of any type, nature and/or amount which are not listed on Schedule 2.1(b).

(ii) The Obligations of Vuance that arise after the Closing Date under any and all Assigned Contracts, but only to the extent that such liabilities arise in the ordinary course of performing such Assigned Contracts, in accordance with their respective terms, after the Closing Date and are not due to any breach, default or other nonperformance by Vuance under any such Assigned Contract prior to Closing.

    2.2.   No Other Liabilities. Notwithstanding any other provision of this Agreement to the contrary, Acquisition shall not purchase the Specified Assets subject to, and Acquisition shall not in any manner assume or be liable or responsible for any Obligations of Vuance other than the Specified Liabilities, and all Obligations of Vuance other than the Specified Liabilities shall remain the sole responsibility of Vuance after the effectiveness of the Closing. Without limiting the generality of the foregoing, and in addition to the liabilities excluded from the Specified Liabilities under Section 2.1(b), Acquisition shall not in any manner assume or be liable or responsible for, or acquire any Assets of Vuance subject to, any of the following Obligations of Vuance, whether or not reflected on the Closing Balance Sheet:

(a) Taxes. Except as otherwise provided for in this Agreement, including without limitation in Section 2.3, any Obligation for any Tax including: (i) any Tax payable by Vuance and/or Parent with respect to the Vuance CSMS Business; and (ii) any Tax payable by Vuance and/or Parent with respect to the ownership, possession, purchase, lease, sale, disposition or use of any of Vuance’s Assets, including but not limited to the Specified Assets, at any time on or before the Closing Date.

(b) Claims and Proceedings. Any Obligation related to or arising out of any Claim or Proceeding existing as of the Effective Time and/or any time thereafter, or based upon a fact, action, failure to act or occurrence that arises prior to the Closing Date.

(c) Post-Closing. Any Obligation of Vuance or Parent that is incurred or arises after the Closing Date, or that relates to any Proceeding of Vuance or Parent or other event relating to Vuance or Parent that occurs or circumstances that exist after the Closing Date.

(d) Transaction Related. Except as otherwise contemplated by this Agreement, any Obligation that was or is incurred by Vuance and/or Parent in connection with the negotiation, execution or performance of this Agreement.

(e) Employees and Benefits. Any Obligation of Vuance or Parent relating to its employees, consultants or affiliates or any benefits provided by Vuance or Parent to any of its employees, consultants or affiliates.

(f) Infringement. Any Obligation arising in connection with or related to any infringement or alleged infringement by Vuance or its employees, consultants or affiliates, including but not limited to Parent, of any Software or Intangible of any Person.

(g) Encumbrances. Other than with respect to Permitted Liens and Specified Contracts, any Encumbrance on or affecting Vuance’s Assets, including the Specified Assets.

2.3.           Transfer Taxes/Filing Fees. All filing fees, transfer, sales and other similar taxes arising from the Software Transfers and/or the Asset Purchase shall be borne solely by Vuance and Parent. WidePoint may offset from any payment otherwise due to Vuance under this Agreement any such fees and expenses.

SECTION 3: PURCHASE PRICE AND CLOSING BALANCE SHEET

3.1.           Purchase Price and Allocation.

(a) Purchase Price. Subject to the adjustments described in this Section 3, the total purchase price for the Specified Assets (“Purchase Price”) shall consist of: (i) a cash payment by Acquisition to Vuance in the amount of Two Hundred Fifty Thousand United States Dollars ($250,000.00), subject to adjustment as described in Section 3.1(b)(iii) below (the “Cash Amount”), (ii) the assumption by Acquisition of the Specified Liabilities of Vuance, and (iii) the Earnout Amount (as defined in Section 3.3(a)).

(b) Payment of the Purchase Price. WidePoint shall cause the Purchase Price to be paid as follows:

(i) Closing Payments. At the Closing, WidePoint shall cause Vuance to be paid the Cash Amount of Two Hundred Fifty Thousand United States Dollars ($250,000.00), subject to any adjustment under Section 3.1(b)(iii) below and subject to reduction as a result of any breach by Vuance, Parent or any of their respective affiliates of this Agreement and/or any other agreements between any of the parties relating to the Transactions.

(ii) Payments Following Closing. The Earnout Amount shall be paid to Vuance as provided in Section 3.3.

(iii) Purchase Price Initial Adjustment. Within five (5) business days prior to the Closing, Vuance shall deliver to Acquisition and WidePoint an estimated balance sheet and an estimated income and expense statement of the Vuance CSMS Business relating only to the Specified Contracts listed in Schedule 3.3 and the Employees (collectively, the “Estimated Interim Financials”) for the period of time commencing from December 1, 2009 and ending on the Closing Date (the “Interim Financial Period”). The Estimated Interim Financials shall include detailed supporting documents which are sufficient for Acquisition and WidePoint to calculate the information contained in the Estimated Interim Financials. At the Closing, Vuance shall deliver to Acquisition and WidePoint updated Estimated Interim Financials for the Interim Financial Period, together with detailed supporting documents which are sufficient for Acquisition and WidePoint to calculate the information contained in the updated Estimated Interim Financials. In the event the updated Estimated Interim Financials delivered at the Closing reflect net income (income greater than expenses) of the Vuance CSMS Business relating only to the Specified Contracts listed in Schedule 3.3 and the Employees for the Interim Financial Period, then Vuance shall pay such net income amount to Acquisition at the Closing or Vuance may elect to have the Cash Amount reduced by the amount of such net income owed by Vuance to Acquisition. In the event the updated Estimated Interim Financials delivered at the Closing reflect a net loss (income less than expenses) of the Vuance CSMS Business relating only to the Specified Contracts listed in Schedule 3.3 and the Employees for the Interim Financial Period, then Acquisition shall pay to Vuance the amount of such net loss amount, up to a maximum payment of One Hundred Twenty Thousand Dollars ($120,000), at the Closing. Within thirty (30) days after the Closing Date, Vuance shall deliver to Acquisition and WidePoint an updated and finalized balance sheet and an updated and finalized income and expense statement (collectively, the “Finalized Interim Financials”) of the Vuance CSMS Business relating only to the Specified Contracts listed in Schedule 3.3 and the Employees for the Interim Financial Period, together with detailed supporting documents which are sufficient for Acquisition and WidePoint to calculate the information contained in the Finalized Interim Financials. In the event the Finalized Interim Financials reflect a greater amount of net income or a lesser amount of net loss as compared to the net income or net loss amounts reflected in the Estimated Interim Financials delivered at the Closing, then Vuance shall pay to Acquisition within thirty (30) days the amount of such difference. In the event the Finalized Interim Financials reflect a lesser amount of net income or a greater amount of net loss as compared to the net income or net loss amounts reflected in the Estimated Interim Financials delivered at the Closing, then Acquisition shall pay to Vuance within thirty (30) days the amount of such difference; provided, however, that notwithstanding anything to the contrary in this Section 3.1(b)(iii), the aggregate maximum additional payment made by WidePoint under this Section 3.1(b)(iii) in addition to the Cash Amount shall not exceed a total of an additional One Hundred Twenty Thousand Dollars ($120,000). In the event of any dispute in this matter, then the parties shall follow the dispute resolution provisions of Section 3.3(b) to resolve such matter.

(iv) Additional Purchase Price Adjustments. The Purchase Price also shall be reduced by (a) the amounts, if any, resulting from any breach at any time by Vuance, Parent and/or any of their respective affiliates of this Agreement and/or any other agreements between the parties relating to the Transactions, (b) the amounts, if any, which WidePoint and/or Acquisition pay or become liable at any time which are not part of the Specified Liabilities, and (c) any material adverse change in the balance sheet of the Vuance CSMS Business as of November 30, 2009, which is attached hereto as Schedule 3.1(b)(iv).

3.2.           Closing Balance Sheet. Immediately prior to the Closing, Vuance shall prepare or cause to be prepared a consolidated balance sheet of Vuance relating to the Vuance CSMS Business (the “Closing Balance Sheet”) as of the close of business on November 30, 2009 (the “Effective Time”). The Closing Balance Sheet shall be complete, true, accurate and prepared in accordance with Vuance’s historical practices, and be accompanied by schedules setting forth in reasonable detail all Assets and liabilities included therein (excluding any liabilities incurred upon the Closing). Such Closing Balance Sheet or the accompanying schedules shall contain sufficient detail of the tangible Assets and liabilities of Vuance and its subsidiaries for the final determination of the Specified Assets and the Specified Liabilities of Vuance as of the Effective Time. Vuance shall deliver a draft Closing Balance Sheet to WidePoint and Acquisition at least five (5) business days prior to the Closing.

    3.3.           Earnout.

       (a) Amount of Earnout. All provisions of Section 3 of this Agreement are subject to this Section 3.3(a). So long as Vuance and/or Parent are not in default of any provision of this Agreement or any Exhibits hereto, then the Purchase Price shall include the right of Vuance to receive an aggregate of up to One Million Five Hundred Thousand United States Dollars ($1,500,000.00) (the “Maximum Earnout Amount”), over the course of calendar years 2010, 2011 and 2012 (the “Earnout Period”), subject to the Vuance CSMS Business acquired by Acquisition from Vuance and thereafter operated by Acquisition or any of its affiliates after the Closing achieving or exceeding the financial requirements as set forth below. Any payment that is earned under this earnout (the “Earnout Payment”) shall be paid after the end of the respective calendar year included in the Earnout Period, as further set forth in Section 3.3(b). Notwithstanding anything contained in this Agreement to the contrary, the first Two Hundred Seventy Thousand United States Dollars ($270,000.00) of the Maximum Earnout Amount earned by Vuance shall be for the sole account of WidePoint and solely retained by WidePoint as reimbursement for certain accounts payable and deferred revenue liabilities assumed by WidePoint in connection with this Agreement.

(i) Maximum Earnout. All provisions of Section 3 of this Agreement are subject to this Section 3.3(a)(i). Notwithstanding anything contained in this Agreement to the contrary, the aggregate of all Earnout Payments payable under this Agreement shall not exceed the Maximum Earnout Amount. For purposes of clarity, Schedule 3.3 of this Agreement sets forth in greater detail (a) the Specified Contracts from which Qualified Revenues shall be calculated under the Earnout in this Section 3.3 and (b) examples and sample calculations of Qualified Revenue calculations, earnout calculations, and other information related to the earnouts under this Agreement.

 (ii) 2010 Earnout. For the calendar year 2010, the Vuance CSMS Business acquired by Acquisition must achieve Qualified Revenues of greater than Four Million United States Dollars ($4,000,000.00) (the “Minimum Earnout Revenues”) in order to qualify for any Earnout Amount.

(A) For the calendar year of 2010, if the Vuance CSMS Business acquired by Acquisition recognizes Qualified Revenues for that calendar year in excess of the Minimum Earnout Revenues, then Vuance shall be entitled to receive an Earnout Payment equal to twenty percent (20%) of the amount by which such Qualified Revenues recognized for that calendar year exceeded the Minimum Earnout Revenues.

 (iii) 2011 Earnout. In the event the Maximum Earnout Amount of $1,500,000.00 is not earned by Vuance for the calendar year 2010, then Vuance shall have the opportunity to earn for the calendar year 2011 the difference between $1,500,000.00 and the actual Earnout Amount earned by Vuance for the calendar year 2010.

(A) For the calendar year of 2011, if the Vuance CSMS Business acquired by Acquisition recognizes Qualified Revenues for that calendar year in excess of the Minimum Earnout Amount of $4,000,000.00 for the calendar year 2011, then Vuance shall be entitled to receive an Earnout Payment equal to twenty percent (20%) of the amount by which such Qualified Revenues recognized for that calendar year exceeded the Minimum Earnout Amount; provided, however, that the aggregate of the Earnout Amounts for the 2010 and 2011 calendar years shall not exceed the Maximum Earnout Amount.

(iv) 2012 Earnout. In the event the Maximum Earnout Amount of $1,500,000.00 is not earned by Vuance in aggregate for the calendar years 2010 and 2011, then Vuance shall have the opportunity to earn for the calendar year 2012 the difference between $1,500,000.00 and the aggregate actual Earnout Amounts earned by Vuance for the calendar years 2010 and 2011.

(A)For the calendar year of 2012, if the Vuance CSMS Business acquired by Acquisition recognizes Qualified Revenues for that calendar year in respect of the U.S. Department of Defense Crime Scene Development Project Contract and the SEPA CTTF Contract only in excess of the Minimum Earnout Amount of $4,000,000.00 for the calendar year 2012, then Vuance shall be entitled to receive an Earnout Payment equal to twenty percent (20%) of the amount by which such Qualified Revenues recognized for that calendar year exceeded the Minimum Earnout Amount; provided, however, that the aggregate of the Earnout Amounts for the 2010, 2011 and 2012 calendar years shall not exceed the Maximum Earnout Amount.

(b) Calculation and Payment of Earnout Payment(s). (i) WidePoint shall deliver to Vuance, within thirty (30) days after the filing by WidePoint of the WidePoint Annual Report on Form 10-K with the Securities and Exchange Commission after the end of each of the calendar years 2010, 2011 and 2012, a statement of the Qualified Collections and Qualified Accounts Receivable which comprise the Qualified Revenues of the Vuance CSMS Business acquired by Acquisition and the achievement or shortfall of the Minimum Earnout Amount for that applicable calendar year of the Earnout Period (“Earnout Statement”). The Earnout Statement shall be prepared in accordance with US GAAP, in all cases as US GAAP is expressly modified by the terms of this Agreement and the Earnout Statement. Notwithstanding anything contained in this Agreement and/or US GAAP to the contrary, (i) the portion of any Earnout Payment which is attributable to Qualified Accounts Receivable shall not be paid to Vuance until thirty (30) days after such Qualified Accounts Receivable are actually collected by and paid to Acquisition and/or WidePoint, (ii) Qualified Accounts Receivable which are equal to or older than one (1) year shall be considered uncollectible and shall no longer be considered as part of any Qualified Revenues nor part of any Earnout Amount or any Earnout Payment, and (iii) all Earnout Payments shall be reduced by (a) the amounts, if any, resulting from any breach by Vuance, Parent and/or any of their respective affiliates of this Agreement and/or any other agreements between the parties relating to the Transactions and (b) the amounts, if any, which WidePoint and/or Acquisition pay or become liable which are not part of the Specified Liabilities.

(i) WidePoint and Vuance shall in good faith attempt to agree upon the amount of the Earnout Payment, if any, within thirty (30) days after the receipt by Vuance of each Earnout Statement. If the parties are able to agree on the amount of the Earnout Payment for a particular calendar year during the Earnout Period, then WidePoint, directly or through one of its subsidiaries, shall make the Earnout Payment within fifteen (15) business days after the expiration of such 30-day period.

(ii) In the event of a dispute regarding an Earnout Payment, the undisputed portion of the Earnout Payment, if any, shall be paid within fifteen (15) business days after an agreement as to the undisputed portion of an Earnout Payment is reached. Any disputed portion of the Earnout Payment shall be determined, at WidePoint’s expense, by WidePoint’s accountants, and WidePoint shall deliver the report of WidePoint’s accountants on the Earnout Payment (“Earnout Report”) to Vuance within thirty (30) days after WidePoint receives such Earnout Report from its accountants.

(iii) Vuance shall notify WidePoint of any objections to the Earnout Report within sixty (60) days after Vuance receives the Earnout Report. If Vuance does not notify WidePoint of any objections to the Earnout Report by the end of that sixty-day period, then the Earnout Report, as prepared by WidePoint’s accountants, shall be considered final on the last day of that sixty (60) day period.

(iv) If Vuance does notify WidePoint of any objections to the Earnout Report by the end of that sixty (60) day period, and WidePoint and Vuance are unable to resolve their differences within fifteen (15) days thereafter, then the disputed items on the Earnout Report shall be reviewed, as soon as reasonably possible, at the expense of Vuance by Vuance’s accountants. Vuance and WidePoint shall instruct their respective accountants to, in good faith, use reasonable efforts to resolve such disputed items to their mutual satisfaction and to deliver a final Earnout Report to Vuance and WidePoint as soon as reasonably possible.

If Vuance’s accountants and WidePoint’s accountants are unable to resolve any such disputed items within thirty (30) days after receiving such instructions, then the remaining disputed items shall be submitted to either (A) one arbitrator as mutually agreed upon by each of Vuance and WidePoint within thirty (30) days after the expiration of the preceding 30-day period during which Vuance’s accountants and WidePoint’s accountants are unable to resolve any such disputed items or (B) in the event Vuance and WidePoint are not able to mutually agreed upon an arbitrator, then each of Vuance and WidePoint shall select one (1) arbitrator and then those two (2) selected arbitrators shall select a third arbitrator, with such three (3) arbitrators to then meet promptly thereafter to resolve any disputed portion of such Earnout Payment. The decision by such arbitrator(s) shall be binding upon the parties. Vuance and WidePoint shall each pay for fifty percent (50%) of the costs of such arbitration. The arbitrator(s) shall be instructed to deliver a final Earnout Report to Vuance and WidePoint as soon as possible, which shall be final and binding on the parties. Within fifteen (15) business days after the Earnout Report is finalized in accordance with this Section 3.3(b), any unpaid portion of the Earnout Payment, if any, shall be paid to Vuance.

3.4.           Currency and Method of Payment. All dollar amounts stated in this Agreement are stated in United States currency, and all payments required under this Agreement shall be paid in United States currency. All payments required under this Agreement shall be paid by ordinary corporate check.

3.5.           Prorations. The following prorations relating to the Specified Assets or Specified Liabilities will be made as of the Effective Time, with Vuance remaining liable to the extent such items relate to any time period up to and including the Effective Time if not already taken into account on the Closing Balance Sheet, and with Acquisition becoming liable to the extent such items relate to periods subsequent to the Effective Time. Except as otherwise specifically provided herein, the net amount of all such prorations will be settled and paid at the Closing or as soon thereafter as mutually agreed upon by the parties:

(a) Personal property taxes and assessments, if any, on or with respect to the Specified Assets; provided that special assessments for work actually commenced or levied prior to the date of this Agreement shall be paid by Vuance.

(b) Rents, additional rents and other items payable by Vuance under any lease, license, permit, contract or other agreement or arrangement of Vuance to be assigned to or assumed by Acquisition.

(c) The amount of rents and charges for sewer, water, fuel, telephone, electricity and other utilities; provided that if practicable, meter readings shall be taken at the Effective Time and the respective obligations of the parties determined in accordance with such readings.

(d) All other items normally adjusted in connection with similar transactions.

If the actual expense of any of the above items for the billing period within which the Effective Time falls is not known at the time of the Closing, then the proration shall be made based on the expense incurred in the previous billing period, for expenses billed less often than quarterly, and on the average expense incurred in the preceding three billing periods, for expenses billed quarterly or more often. Vuance agrees to furnish Acquisition and WidePoint with such documents and other records as shall be reasonably requested in order to confirm all proration calculations.

3.6.           Allocation of Consideration. The aggregate consideration, including the Purchase Price and the assumption of the Specified Liabilities, shall be allocated for tax purposes among the Specified Assets and the noncompetition covenants set forth in Section 7.3 in accordance with Schedule 3.6. WidePoint, Vuance, Parent and Acquisition will file all Tax Returns and other related forms, reports and documents made by them to any governmental agencies in a manner consistent with such allocation and will not take any position inconsistent with such allocation. To the extent that disclosures of this allocation are required to be made by Vuance to the IRS or any other Tax authority or agency, Vuance will disclose such reports to WidePoint at least thirty (30) days prior to filing with the IRS or any other Tax authority or agency.

SECTION 4: REPRESENTATIONS AND WARRANTIES OF VUANCE AND PARENT

Knowing that WidePoint and Acquisition rely thereon, Vuance and Parent jointly and severally make the following representations and warranties to WidePoint and Acquisition.

4.1.           Organization.

(a) Vuance is a corporation validly formed and existing under the Laws of the State of Delaware. Vuance possesses the full corporate power and authority to own its Assets and to conduct its business as and where presently conducted. Vuance is duly qualified or registered to do business in each jurisdiction where such qualification or registration is required by applicable Law. Vuance owns the subsidiaries and affiliated entities set forth on Schedule 4.1. Except as set forth on Schedule 4.1, there are no predecessors to Vuance. Schedule 4.1 also states with respect to Vuance: (a) its federal employer identification number; (b) its officers, employees and shareholders; (c) its registered agent and/or office in its jurisdiction of formation (if applicable); (d) all foreign jurisdictions in which it is qualified or registered to do business and its registered agent in each such jurisdiction; (e) its headquarters’ address, telephone number and facsimile number; (f) all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business at any time since its date of formation; and (g) any name changes, recapitalizations, mergers, reorganizations or similar events since its date of formation. Accurate and complete copies of Vuance’s articles of organization and bylaws, each as amended to date (collectively, the “Organizational Documents”), are attached to Schedule 4.1.

(b) Parent is a public company validly formed and existing under the laws of the country of Israel. Parent possesses the full corporate power and authority to conducts its business as and where presently conducted. Parent is duly qualified or registered to do business in each jurisdiction where such qualification or registration is required by applicable Law.

4.2.           Effect of Agreement.

(a) Each of Vuance’s and Parent’s respective execution and delivery of this Agreement and, as of the Closing, any ancillary agreements and instruments provided for herein (each an “Ancillary Agreement”) to which Vuance and/or Parent is or will be a party, its consummation of the Asset Purchase and its performance of its obligations hereunder and thereunder: (i) has been duly authorized by all corporate action required by its Organizational Documents and applicable Law ; (ii) is not in violation of and does not constitute a default under its Organizational Documents; (iii) except as set forth in Schedule 4.2(A), does not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract or other understanding of any type whatsoever to which Vuance or Parent, respectively, is a party or by which Vuance or Parent, respectively, is bound or to which any of the Assets of Vuance are subject; (iv) does not constitute a violation of any Law, Judgment or Order that is applicable to Vuance or Parent, respectively, or to the business or Assets of Vuance, or to the Asset Purchase, including but not limited to the Software Transfers; (v) except Encumbrances created pursuant to this Agreement in favor of the parties thereto and except as stated on Schedule 4.2(A), does not result in the creation of any Encumbrance (other than a Permitted Lien) upon, or give to any third party any interest in, any of the business or Assets of Vuance, or any of the interests in Vuance; (vi) except as set forth in Schedule 4.2(A), does not require the consent of any Person; and (vii) will not have any material financial adverse affect on Parent or Vuance, individually and/or collectively. This Agreement constitutes and, as of the Closing, any Ancillary Agreement to which Vuance or Parent, as applicable, will be a party will constitute, the valid and legally binding agreement of Vuance and Parent, respectively, enforceable against Vuance or Parent, respectively, in accordance with its terms.

4.3.           Shareholders and Ownership.

(a) As of the date of this Agreement, Schedule 4.3(A) is an accurate and complete list as of the date hereof of: (i) the full legal names of all shareholders of Vuance and all other persons and entities that have any right to acquire any equity interest in Vuance (including but not limited to stock options and/or warrants); (ii) the addresses of their respective current principal residences; and (iii) their social security numbers or federal tax identification numbers. There are no other record owners of any equity interests of Vuance, or any other securities of Vuance, and there currently are no other issued or outstanding equity securities of Vuance other than its common stock. All securities of Vuance have been duly authorized, validly issued in compliance with all applicable laws, rules and regulations, fully paid, non-assessable, and not subject to any legal or equitable claims nor rights of rescission.

4.4.           Financial and Corporate Records. The Books and Records of Vuance are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with US GAAP. Such Books and Records are and have been maintained in form and substance in compliance with US GAAP and all applicable rules and regulations of the Laws to which Vuance are subject. Vuance has made available to WidePoint true and complete copies of its minute books and stock record books to the extent it has or maintains such books (the “Corporate Records”). The Books and Records and Financial Statements, including the Recent Balance Sheet, set forth, and the Closing Balance Sheet shall set forth, complete and correct values of each of the Specified Assets and the Specified Liabilities of Vuance.

4.5.           Compliance with Law.

(a) The operations of Vuance, the conduct of the Vuance CSMS Business, as and where such business presently is conducted, and the ownership, possession and use of the Assets of Vuance comply, in all material respects, with all applicable Laws. Except as set forth on Schedule 4.5, Vuance has obtained and currently holds all Permits required for the lawful operation of its business as and where such business is presently conducted, except where the failure to obtain or hold such Permit would not have a Material Adverse Effect. Except as set forth on Schedule 4.5. Vuance has obtained all exemptive or other necessary relief from each applicable governmental agency as necessary to conduct its business, and currently is operating in compliance with any and all conditions imposed by each applicable governmental agency in granting such relief.

(b) Patriot Act Matters. Each of Vuance and Parent maintains documentation adequate to verify the accurate contact information, including identity and street address, for all its proprietary traders and customers as required by the USA Patriot Act, formerly known as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”). To the Knowledge of Vuance and Parent: (i) none of the employees, customers or clients of Vuance or Parent is identified as a suspected terrorist or other prohibited individual, entity or organization described on the United States Department of Treasury’s Office of Foreign Assets Control (“OFAC”) “Specially Designated Nationals” (“SDN”) list available at OFAC’s website address (www.treas.gov.ofac) as of the date hereof; (ii) no employees, customers or clients have used any proceeds generated from their trading activities for the benefit of individuals, entities or organizations from a country embargoed or restricted by the United States government, as listed on OFAC’s website; (iii) no employees, customers or clients have used the proceeds generated from their activities for any illegal purpose, including money laundering or terrorist financing activities; and (iv) its employees, customers or clients comply with all relevant provisions of the Patriot Act.

4.6.           Regulatory Matters.

(a) Vuance and its employees, agents, associates, officers, directors, shareholders, members or contractors who are required to be licensed or registered with any federal and/or state governmental agency by reason of their association with Vuance and/or the Vuance CSMS Business are duly registered as such and such registrations are in full force and effect. All Governmental or Regulatory Entity registration requirements have complied with and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects.

(b) To Vuance’s Knowledge, there are no facts or circumstances pertaining to Vuance that would: (i) cause any Governmental or Regulatory Entity to not approve the transfer of the Vuance CSMS Business and all of the Specified Assets at the time of this Agreement and as of the Closing from Vuance and Parent to Acquisition and WidePoint; or (ii) materially and adversely affect Acquisition’s ability to conduct the Vuance CSMS Business as conducted by Vuance immediately prior to the Closing.

(c) Except as set forth in Schedule 4.6(C), neither Vuance, Parent nor any of its respective associated persons (as defined in Section 3(a)(21) of the Securities Exchange Act of 1934) is subject to any order, directive, adverse notice, or enforcement action by, or party to any written agreement, memorandum of understanding or commitment letter with, or similar undertaking with respect to, or otherwise relating to, the Vuance CSMS Business, has been ordered to pay any civil penalty or fine by, or is a recipient of any supervisory letter from, or has adopted any board or member resolutions at the request or direction of any Governmental or Regulatory Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management, or any other aspect of its business (each, a “Regulatory Agreement”), nor has Vuance, Parent or any of its respective affiliates been advised in any other manner by any Governmental or Regulatory Entity that it is considering issuing or requesting such a Regulatory Agreement. Except as set forth in Schedule 4.6(C), neither Vuance, Parent nor any of its respective associated persons (as defined in Section 3(a)(21) of the Securities Exchange Act of 1934) has been convicted within the past ten years of any felony or misdemeanor described in Section 15(b)(4) of the Securities Exchange Act of 1934, or is, by reason of any misconduct, permanently or temporarily enjoined from acting in the capacities, or engaging in the activities, described in Section 15(b)(4)(C) of the Securities Exchange Act of 1934.

(d) Schedule 4.6(D) sets forth all Governmental or Regulatory Entities with which Vuance is required to be registered, licensed, and/or file any reports, as of the date of this Agreement; and except as listed on Schedule 4.6(D) or Schedule 4.1, neither Vuance or any of its respective employees, directors, or shareholders (including Parent), by virtue of their respective activities with respect to the Vuance CSMS Business, is required to be so registered or obtain such a license or similar authorization from any Governmental or Regulatory Entity. Each of Vuance and Parent has not exceeded in any material respect the business activities enumerated in any agreements or other limitations imposed in connection with its registrations, forms and reports filed with any Governmental or Regulatory Entity. Vuance and Parent have each filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required by Law to file with any Governmental or Regulatory Entity, and Vuance and Parent have each paid all fees and assessments due and payable in connection therewith. The information contained in such registrations, forms and reports was true and complete in all material respects as of the date of filing thereof. Each such registration is in full force and effect on the date of this Agreement. Except as set forth in Schedule 4.6(D), and except for routine examinations conducted by any Governmental or Regulatory Entity in the regular course of business, no Governmental or Regulatory Entity has initiated any formal or informal Proceeding or investigation into the business or operations of Vuance, Parent or any of its respective subsidiaries or affiliates. Except as set forth on Schedule 4.6(D), there is no unresolved violation or deficiency identified by, or to Vuance’s Knowledge and/or Parent’s Knowledge threatened by, any Governmental or Regulatory Entity with respect to Vuance, Parent or any of its respective subsidiaries or affiliates.

4.7.           Financial Statements. Schedule 4.7(A) includes accurate and complete copies of the following financial statements of Vuance: (a) a balance sheet as of each of December 31, 2006, December 31, 2007, and December 31, 2008, for Vuance; and (b) statements of income, statements of shareholders’ equity, and statements of cash flows for the fiscal years ended December 31, 2007 and December 31, 2008. Schedule 4.7(B) includes an accurate and complete copy of a balance sheet of Vuance as of November 30, 2009 (“Recent Balance Sheet”) and related financial statements (collectively, the “Financial Statements”), including statements of income, statements of members’ capital, and statements of shareholders equity prepared by the management of Vuance on an ongoing basis since the beginning of the current fiscal year through November 30, 2009. Each balance sheet included in the Financial Statements fairly presents the financial condition of Vuance as of the date indicated therein. Each of the income statements included in the Financial Statements fairly presents the results of operations of Vuance as of the dates and for the periods indicated. All of the Financial Statements were prepared in accordance with US GAAP, and all adjustments that are necessary for a fair presentation thereof (consisting only of normal recurring adjustments) have been made, and the Financial Statements, including the Recent Balance Sheet, set forth, and the Closing Balance Sheet will set forth, complete and correct values of each of the Specified Assets and the Specified Liabilities of Vuance. All of the normal recurring adjustments made to the Financial Statements are listed on Schedule 4.7(C).

4.8.           Operations Since the Date of the Recent Balance Sheet. Except as set forth on Schedule 4.8 or as specifically identified in this Agreement, from the date of the Recent Balance Sheet to the date of this Agreement and through to the Closing Date:

(a) Vuance has not: (i) created or assumed any Encumbrance other than a Permitted Lien upon any of its business or material Assets; (ii) purchased, leased, sold, abandoned or otherwise acquired or disposed of any business or material Assets; (iii) waived any material right or canceled any debt or claim; (iv) assumed or entered into any material Contract other than this Agreement and any agreement contemplated hereby; or (v) increased, or authorized an increase in, the dividends, distributions, compensation or benefits paid or provided to its shareholders, directors, officers, employees, agents or representatives.

(b) Vuance has not incurred any Obligation, made any loan to any Person, acquired or disposed of any business or material Assets, entered into any Contract or other transaction, or done any of the other things described in Section 4.8(a), involving an amount exceeding Five Thousand United States Dollars ($5,000.00) individually or in the aggregate with respect to all such Persons.

(c) There has been no material casualty loss affecting Vuance or the business, Assets or financial condition of Vuance.

(d) Vuance has not declared or paid any deferred bonuses or compensation due to any shareholder, director, officer, employee, or agent of Vuance, except to the extent such deferred bonuses or compensation was accrued on the Recent Balance Sheet.

4.9.           Tangible Assets. Vuance has good and marketable title to all of its owned tangible Specified Assets, free and clear of any Encumbrances, except for Permitted Liens and as set forth in the Recent Balance Sheet and Schedule 4.9. Vuance is the sole and exclusive owner of all the Specified Assets and no other person or entity whatsoever has any right, claim or interest (equitable or otherwise) in any of the Specified Assets. Schedule 4.9 sets forth a list of all equipment leases of Vuance which are part of the Specified Assets and/or Specified Liabilities and which provide for annual payments in excess of One Thousand United States Dollars ($1,000.00) indicating: (a) the name of the lessee and the lessor (including any leases on which Vuance is a guarantor); (b) description of the equipment; (c) current term; (d) monthly rental cost; and (e) lessor.

4.10.           Real Property. Schedule 4.10 includes a detailed list of all Real Property leased by Vuance which is a part of the Specified Assets and/or the Specified Liabilities (the “Vuance Leased Premises”), indicating: (a) the name of the tenant and any guarantors; (b) location; (c) term; (d) monthly base rent as of November 30, 2009; and (e) landlord. Vuance has good and marketable leasehold title to the Vuance Leased Premises, free and clear of any Encumbrance except Permitted Liens. None of the Vuance Leased Premises, nor the possession, occupancy, maintenance or use thereof, is in violation of, or breach or default under, any Contract to which Vuance is a party or any Law relating to Vuance’s ownership, possession, occupancy, maintenance or use of the Vuance Leased Premises and no notice or threat from any lessor, Governmental or Regulatory Entity or other Person has been received by Vuance or Parent claiming any violation of, or breach, default or liability under, any Contract to which Vuance is a party or any Law relating to Vuance’s ownership, possession, occupancy, maintenance or use of the Vuance Leased Premises, or requiring or calling attention to the need for any work, repairs, construction, alteration, installations or environmental remediation thereat by Vuance, Parent or any of its respective affiliates.

4.11.           Environmental Matters. Neither Vuance, or its directors, officers, employees or shareholders has placed or caused to be placed, and there are no, Hazardous Substances in, on, under or migrating from the Vuance Leased Premises (except as in accordance with applicable law). The Vuance Leased Premises and the operations of Vuance thereon have been and currently are being operated by the Vuance in compliance with applicable Environmental Laws.

4.12.           Software and Other Intangibles. Set forth on Schedule 4.12 is an accurate and complete list of all Software and other Intangibles: (a) owned or under development by Vuance or any person or entity affiliated with either Vuance and/or Parent which is used in whole or in part in the Vuance CSMS Business (together, the “Vuance Software”); or (b) used or licensed by Vuance and which is used in whole or in part in the Vuance CSMS Business, in each case including a product description, the language in which it is written and the type of hardware platform(s) on which it runs (other than, in each case, standard commercial Software products used by Vuance for administrative and/or operational purposes). Schedule 4.12 identifies each item of Vuance Software that is owned by or licensed by a third-party, as applicable, and licensed or sub-licensed to Vuance by such third party as of the date hereof. No other Software or Intangibles (other than standard commercial Software products used by Vuance for administrative and/or operational purposes) are used by Vuance in the operation of Vuance CSMS Business, and except as described on Schedule 4.12, no rights of any third party are necessary to license, sublicense, sell, modify, update, and/or create derivative works for the Software listed on Schedule 4.12. The Vuance Software will adequately perform the functions for which it/they are intended to enable the Qualified Revenues of Acquisition over the Earnout Period to provide for the maximum Earnout Amount, based upon current market conditions and anticipated business. Except as set forth on Schedule 4.12, Vuance has good title to, or has the right to use, all of the Software and other Intangibles listed on Schedule 4.12, free and clear of any Encumbrance. Except as set forth on Schedule 4.12, all of the Vuance Software was created as a work for hire (as defined under U.S. copyright law) by regular full time employees of Vuance. With respect to the Vuance Software: (i) Vuance maintains machine-readable master-reproducible copies, source code listings, technical documentation and user manuals for the most current releases or versions thereof (except that the technical documentation and user manuals are current through October 10, 2009 and for all earlier releases or versions thereof currently being supported by them; (ii) in each case, the machine-readable copy substantially conforms to the corresponding source code listing; and (iii) it is written in the language set forth on Schedule 4.12, for use on the hardware set forth on Schedule 4.12 with standard operating systems; (iv) it can be maintained and modified by reasonably competent programmers familiar with such language, hardware and operating systems; and (v) in the case of the most recent version of all Vuance Software that is currently used in the operation of the Vuance CSMS Business, it operates in accordance with the user manual therefore without material operating defects. None of the Vuance Software or, to Vuance’s Knowledge, other Intangibles listed on Schedule 4.12, or their respective past or current uses by Vuance, including the preparation, distribution, marketing or licensing, has violated or infringed upon, or is violating or infringing upon, any Software, technology, patent, copyright, trade secret or other Intangible of any Person. Except as set forth on Schedule 4.18 to Vuance’s Knowledge, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Vuance Software or other Intangibles listed on Schedule 4.12. Except as set forth on Schedule 4.12, none of the Vuance Software or other Intangibles listed on Schedule 4.12 is owned by or registered in the name of any current or former owner, member, partner, shareholder, executive, member-manager, employee, salesman, agent, customer, representative or contractor of Vuance or Parent nor does any such Person have any interest therein or right thereto, including the right to royalty payments. Vuance has maintained all trade secrets and copyrights with respect to the Vuance Software listed on Schedule 4.12. Except as set forth on Schedule 4.12, neither Vuance or Parent has disclosed or delivered to any escrow agent or to any other Person, or permitted the disclosure to any escrow agent or to any other Person of, the source code (or any aspect or portion thereof) of any past, present or future version of any Vuance Software. Except as set forth on Schedule 4.18, no Proceeding is pending or, to Vuance’s Knowledge, is being or has been threatened, nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of any license, sublicense or other Contract covering or relating to any Software or Intangible listed on Schedule 4.12. Except with respect to demonstration or trial copies, no portion of any Vuance Software or Intangibles contains any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components intentionally designed by Vuance to permit unauthorized access or to disable or erase software, hardware, or data without the consent of the user. Set forth on Schedule 4.12 are all Internet domain names used in the operation of the Vuance CSMS Business (“Domain Names”). Except as set forth on Schedule 4.12. Vuance is the registrant of all Domain Names, and all registrations of Domain Names are in good standing until at least the dates set forth on Schedule 4.12. To Vuance’s Knowledge, no action has been taken or is pending to challenge rights to, suspend, cancel or disable any Domain Name, registration therefor or the right of Vuance to use a Domain Name. Vuance has all right, title and interest in and to, and rights to use the Domain Names on the Internet and otherwise in the operation of the Vuance CSMS Business as a trade-mark and/or trade name. There is no governmental prohibition or restriction on the use of any of the Vuance Software in any jurisdiction in which Vuance uses the Vuance Software or has used the Vuance Software since 2006, or on the export or import of the Vuance Software from or to any such jurisdiction. Except as set forth on Schedule 4.12, Vuance is the sole owner of, and has good and marketable title to, and all right, title and interest in and to all databases compiled and maintained by Vuance or Parent in connection with the Vuance CSMS Business. Except as specified on Schedule 4.12, (and except for the individual rights of any Person in or to information contained within any such database that relates to such Person), no Person other than Vuance has any right or interest of any kind or nature in or to such databases. Except as set forth on Schedule 4.12 no person: (i) is violating or infringing upon, or has violated or infringed upon at any time, any right of Vuance in or to such databases; or (ii) is breaching or has breached at any time any duty or obligation owed to Vuance in respect of such databases. Except as set forth in Schedule 4.12, neither the past nor current use of any such database or the information contained therein in the Vuance CSMS Business: (i) has violated or infringed upon, or is violating or infringing upon, the rights of any Person; or (ii) breaches any duty or obligation owed to any Person; or (iii) violates the privacy or any Law relating to the privacy of any Person.

4.13.           Contracts.

(a) Schedule 4.13 is an accurate and complete list of all of the following types of Contracts included in the Vuance CSMS Business to which Vuance is a party or by which Vuance is bound as of the date of this Agreement (collectively, and as supplemented pursuant to Section 9.2(e), the “Specified Contracts”), grouped into the following categories: (a) Contracts from which Qualified Revenues shall be calculated under the Earnout in Section 3.3; (b) agreements with customers, including shareholders, and any other entities from which revenues relating to the Vuance CSMS Business may be derived at any time; (c) Contracts for the lease of the Vuance Leased Premises or otherwise concerning the Vuance Leased Premises used by Vuance; (d) loan agreements, mortgages, notes, guarantees and other financing Contracts; (e) Contracts for the purchase, lease and/or maintenance of computer equipment and other equipment, Contracts for the purchase, license, lease and/or maintenance of Software under which Vuance is the purchaser, licensee, lessee or user, and other supplier Contracts; (f) employment, consulting and sales representative Contracts (excluding Contracts which constitute Employee Benefit Plans listed on Schedule 4.16, and excluding oral Contracts with employees for “at will” employment); (g) Contracts under which any rights in and/or ownership of Software, technology or other Intangible of Vuance, or any prior version thereof, or any part of the customer base, business or assets of Vuance, or any shares or other ownership interest in Vuance (or any of its predecessors) was acquired, as well as any other Contracts relating to Software, technology or other Intangible of Vuance , including but not limited to any royalty agreements or rights agreements; and (h) other material Contracts (excluding Contracts which constitute Insurance Policies listed on Schedule 4.19 and excluding this Agreement.) A description of each oral Specified Contract is included on Schedule 4.13, and copies of each written Specified Contract have been delivered to WidePoint and Acquisition. Except as set forth on Schedule 4.13, each of the customers of the Vuance CSMS Business have signed and are bound by a written Contract that is similar in all material respects to one of the form agreements that are attached to Schedule 4.13. Except as set forth on Schedule 4.13, with respect to each of the Specified Contracts, Vuance is not in default thereunder and there has not occurred any event that would constitute a default thereunder with the passage of time, the giving of notice, or both. Except as set forth on Schedule 4.13, to Vuance’s Knowledge, none of the other parties to any Specified Contract is in default thereunder and there has not occurred any event that would constitute a default thereunder with the passage of time, the giving of notice or both. Except as set forth on Schedule 4.13, neither Vuance nor Parent has given or received any notice of default or notice of termination with respect to any Specified Contract, and each Specified Contract is in full force and effect in accordance with its terms, and subject to obtaining the consents indicated on Schedule 4.2(A), upon consummation of the transactions contemplated by this Agreement will continue to be legal, valid, binding, enforceable and in full force and effect on the terms substantially identical to those in effect immediately prior to the consummation of such transactions. The Specified Contracts are all the material Contracts necessary and sufficient to operate the Vuance CSMS Business as currently operated.

4.14.           Employees and Independent Contractors. Schedule 4.14 includes a list of all of the Employees of Vuance as of the date of this Agreement, and: (a) their titles or responsibilities; and (b) their current salaries or wages and all bonuses, commissions and incentives paid at any time during the past twelve months. Schedule 4.14 also includes a list of all independent contractors performing services for Vuance as of the date of this Agreement relating to the Vuance CSMS Business. Vuance has never been a party to or bound by any union or collective bargaining Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of Vuance. As of the Closing Date, none of the Employees of Vuance will be entitled to receive any severance payment upon the termination of their employment with Vuance. Except as limited by any employment Contracts listed on and attached to Schedule 4.13 and except for any limitations of general application which may be imposed under applicable employment Laws, Vuance has the right to terminate the employment of each of its Employees at will and without incurring any penalty or liability. Vuance is in compliance in all material respects with all Laws respecting employment practices. Except as set forth on Schedule 4.14, no unresolved claim has been asserted by any of the Employees arising out of or related to his or her employment with Vuance and/or the termination thereof. Except as set forth on Schedule 4.14, each of Vuance’s current Employees has signed an employee agreement which contains certain restrictive covenants substantially in the form attached to Schedule 4.14. Except as indicated on Schedule 4.14, since January 1, 2009, no Employee of Vuance having an annual salary of $25,000.00 or more has indicated to Vuance or to such Employee’s appropriate manager an intention to terminate or has terminated his or her employment with Vuance. To the Vuance’s Knowledge, the Transactions will not materially adversely affect relations with any Employees of Vuance.

4.15.           Employee Benefit Plans.

(a)Vuance does not have, and never has had, any ERISA Affiliates.

(b) Schedule 4.15(B) sets forth an accurate and complete list of all of the Employee Benefit Plans which Vuance has in the past or currently maintains or contributes to or in which any employee or leased employee of Vuance participates. Those Employee Benefit Plans which are ERISA Plans are separately identified. Except as set forth on Schedule 4.15(B), Vuance: (i) has not established, maintained or contributed to or been obligated to contribute to any Employee Benefit Plans and has no current or contingent obligation to contribute to any Employee Benefit Plan; (ii) does not have any plan or commitment to establish any Employee Benefit Plan or modify any Employee Benefit Plan currently in effect (except to the extent required by law); and (iii) has never maintained, established, sponsored, participated in, contributed to, or been obligated to contribute to any plan subject to Title IV or ERISA or Section 412 of the Code, and at no time has Vuance or any ERISA Affiliate contributed to or been requested to contribute to any “multiemployer plan” as such term is defined in ERISA or to any plan described in Section 413(c) of the Code.

(c) Except as set forth on Schedule 4.15(C), Vuance has provided WidePoint with: (i) accurate and complete copies of all plan documents governing each Employee Benefit Plan; (ii) accurate and complete lists of the participants in each Employee Benefit Plan; (iii) the most recent annual report (Form Series 5500) filed with respect to each ERISA Plan for which such filing is required, including all schedules and other attachments thereto; (iv) the most recent summary plan description, and all subsequent summaries of material modification, with respect to each ERISA Plan; (v) the most recent IRS determination with respect to the qualification of any Vuance 401(k) Savings Plan; (vi) all discrimination tests performed with respect to any Vuance 401(k) Savings Plan; and (vii) all current administrative service agreements, group annuity Contracts, group insurance contracts, and similar written agreements and contracts relating to any Employee Benefit Plan.

(d) Except as set forth on Schedule 4.15(D), Vuance has timely amended all Vuance 401(k) Savings Plans with respect to the so called “GUST Amendments” and has made a timely application to the IRS for a favorable determination letter with regard to such amendments or the time to make such amendments and a timely application to the IRS for a favorable determination of opinion letter has not expired. Except as set forth on Schedule 4.15(D), Vuance has no reason to believe that any Vuance 401(k) Savings Plan is not a qualified plan within the meaning of Section 401 of the Code and otherwise in full compliance with the provisions of the Code both in form and in operation.

(e) With respect to each Employee Benefit Plan, Vuance will have made, on or before the Closing Date, all contributions required to be made on or prior to such date.

(f) None of the Employee Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by COBRA and/or any similar state law and Vuance has not represented, promised, or contracted to provide such retiree benefits to any employee, former employee, director, consultant or other person except as required by COBRA and/or any similar state law.

(g) Except as set forth on Schedule 4.15(G), all Employee Benefit Plans are, and have been, maintained and administered in material compliance with their provisions and with all applicable Laws, including ERISA, COBRA, the Family Medical Leave Act of 1993, the Women’s Health and Cancer Rights Act, the Newborns’ and Mothers’ Health Protection Act, and the Health Insurance Portability and Accountability Act of 1996, the Code, and any similar provisions of state law applicable to employees of Vuance, as such have been amended, and the regulations and rulings promulgated thereunder. Vuance and all fiduciaries of the Employee Benefit Plans have complied with the provisions of the Employee Benefit Plans and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder. No “prohibited transaction” within the meaning of section 4975 of the Code or sections 406 or 407 or ERISA, and not otherwise exempt under section 408 or ERISA, has occurred with respect to any ERISA Plan.

(h) Except to the extent disclosed on Schedule 4.15(H), neither the execution and delivery of this Agreement nor the consummation of the Transactions will: (i) result in any payment (including any severance, unemployment compensation or golden parachute payment) becoming due from Vuance under any Employee Benefit Plans; (ii) increase any benefits otherwise payable under any Employee Benefit Plans; or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent. Each Employee Benefit Plan can be amended, terminated or otherwise discontinued in accordance with its terms without liability to Vuance or any ERISA Affiliate.

(i) There are no pending Proceedings that have been asserted or, to Vuance’s Knowledge, threatened with regard to Employee Benefit Plans, the Assets of any of the trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan (other than routine benefit claims), and, to Vuance’s Knowledge, there are no facts which could form the basis for any such Proceeding. Except as set forth on Schedule 4.15(I), there are no investigations or audits of any Employee Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan that have been instituted or, to Vuance’s Knowledge, threatened, and, to Vuance’s Knowledge, there are no facts which could form the basis for any such investigation or audit. Except as set forth on Schedule 4.15(I), no event has occurred nor will occur which will result in Vuance having any liability after the Closing Date in connection with any Employee Benefit Plan established, maintained, contributed to or to which there has been an obligation to contribute (currently or previously) by it or any ERISA Affiliate, other than liability to make contributions or pay benefits as they become due under the terms of such plans in the normal course.

(j) Vuance does not now, nor has it ever had the obligation to maintain, establish, sponsor, participate in, or contribute to any Employee Benefit Plan for the benefit of any employee, former employee, director or consultant of Vuance or any ERISA Affiliate who performs services outside of the United States.

4.16.           Customers and Prospective Customers. Schedule 4.16 is a complete list of all customers and prospective customers of the Vuance CSMS Business as of the date of this Agreement, and for each such prospective customer the list indicates the name, address and contact person thereat, and for each such customer the list indicates: (a) name and address; (b) number of years as a customer with the Vuance CSMS Business; and (c) account balances for customers, in each case, as of December 31, 2007, December 31, 2008, and November 30, 2009. Except as set forth on Schedule 4.16, from January 1, 2002, to the date hereof, none of the customers of the Vuance CSMS Business has given notice or otherwise indicated that it will or intends to terminate or not renew its contract before the scheduled expiration date or otherwise terminate its relationship with Vuance. To Vuance’s Knowledge, the Transactions will not materially adversely affect relations with any of the customers or prospective customers of the Vuance CSMS Business.

4.17.           Tax Matters.

(a) Provision For Taxes. The provision made for Taxes on the Financial Statements is sufficient for the payment of all Taxes at the date of the Financial Statements and for all years and periods prior thereto. Since the date of the Financial Statements, Vuance has not incurred any Taxes other than Taxes incurred in the ordinary course of business consistent in type and amount with past practices. The charges, accruals, and reserves for Taxes with respect to Vuance for any tax period (or portion thereof) ending on or before Closing Date (a “Pre-Closing Tax Period”) (including any Pre-Closing Tax Period for which no Tax Return has yet been filed) reflected on the books of Vuance (excluding any provision for deferred income taxes) are adequate to cover such Taxes.

(b) Tax Returns Filed. Schedule 4.17(B) is an accurate and complete list of all Tax Returns filed by Vuance since inception. Accurate and complete copies of all federal, state, local and foreign income, franchise and sales and use Tax Returns on such list have been made available or delivered to WidePoint. Except as set forth on Schedule 4.17(B): (i) all Tax Returns required to be filed by or on behalf of Vuance have been timely filed; (ii) all such Tax Returns were true, correct, and complete in all respects; (iii) all Taxes owed thereon by Vuance have been paid or adequately accrued; (iv) Vuance has not extended the time within which to file any Tax Return; and (v) no claim has ever been made by an authority in a jurisdiction where Vuance does not file Tax Returns that Vuance is or may be subject to Tax by that jurisdiction or authority.

(c) Withholding. Vuance has duly withheld and paid all Taxes which it is required to withhold and pay in connection with amounts paid or owing to any employee, independent contractor, creditor, member, agent, representative, contractor, supplier, or other third party of Vuance.

(d) Tax Audits. The federal and state income or franchise Tax Returns of Vuance have never been audited by the Internal Revenue Service or by the appropriate state taxing authority for any period. Vuance has not received from the Internal Revenue Service or from the Tax authorities of any state, county, local or other jurisdiction (i) any notice of underpayment of Taxes or other deficiency which has not been paid nor (ii) any objection to any Tax Return they have filed. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return with respect to a Tax assessment or deficiency. No officer (or employee responsible for Tax matters) of Vuance expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax of Vuance either: (A) claimed or raised by any authority in writing; or (B) as to which any of the officers (and employees and agents responsible for Tax matters) of Vuance have any knowledge.

(e) Consolidated Group. Except as set forth on Schedule 4.17(E), Vuance has never ever been a member of an affiliated group of corporations that filed a consolidated tax return. Vuance does not have any liability for the Taxes of any person or entity under Reg. § 1.1502-6 (or any corresponding or similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(f) Other. Vuance has not: (i) filed any consent or agreement under Section 341(f) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) applied for any Tax ruling; (iii) entered into a closing agreement as described in Code Section 7121 or otherwise (or any corresponding or similar provision of state, local, or foreign Tax law) with any Tax authority; (iv) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred); (v) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments (either before or after the Closing Date) that will not be deductible because of Section 162(m) or Section 280G of the Code; or (vi) been a party to any Tax allocation or Tax sharing agreement. Vuance is not and never was a “United States real property holding company” within the meaning of Section 897 of the Code. There are no liens or other security interests for Taxes on the assets of Vuance, except for liens for current Taxes not yet due and payable. No property of Vuance is subject to a tax benefit transfer lease subject to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954; is “tax-exempt use property” within the meaning of Section 168(h) of the Code; or secures any debt the interest on which is exempt from Tax under Section 103 of the Code. Vuance has neither agreed, nor is required to make, any adjustment under Section 263A, Section 481, or Section 482 of the Code (or any corresponding or similar provision of state, local or foreign law) by reason of a change in accounting method or otherwise. Vuance does not have in effect any election for federal income tax purposes under Sections 108, 168, 338, 341, 441, 471, 1017, 1033, 1502, or 4977 of the Code. Vuance has made an election under Section 754 of the Code and such election has not been revoked and is currently in effect. Vuance has not been the “distributing corporation” (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the three-year period ending as of the date of this Agreement. Vuance has not participated in an international boycott as defined in Code Section 999. Vuance does not have a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country. Vuance is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any government to which they may be subject or which they may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance. Vuance will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) installment sale or open transaction disposition made on or prior to the Closing Date; or (B) prepaid amount received on or prior to the Closing Date.

(g) Pass-through Entities. Schedule 4.17(G) lists every corporation, limited liability company, partnership, and other entity, whether or not such entity is disregarded for Tax purposes, in which Vuance has an ownership interest.

(h) Tax Positions. Vuance has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code § 6662. Vuance has not received a tax opinion with respect to any transaction relating to Vuance other than a transaction in the ordinary course of business. Vuance is not the direct or indirect beneficiary of a guarantee of tax benefits or any other arrangement that has the same economic effect with respect to any transaction or tax opinion relating to Vuance. Vuance is not a party to an understanding or arrangement described in Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code. Vuance is not a party to a lease arrangement involving a defeasance of rent, interest or principal.

(i) Tax Classification. Vuance is classified and taxed as a corporation for all federal, state, and local income and franchise Tax purposes.

4.18.           Proceedings and Judgments. Except as described on Schedule 4.18: (a) no Proceeding is currently pending or, to Vuance’s or Parent’s Knowledge, threatened against Vuance, or against Parent in connection with Vuance; (b) no Judgment is currently outstanding against Vuance, or against Parent in connection with Vuance; and (c) no breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature (collectively, “Claims”) has been asserted since January 1, 2005, or, to Vuance’s Knowledge, threatened by or against Vuance, by or against Parent in connection with Vuance, and, to Vuance’s and Parent’s Knowledge, there is no basis for any such claim against Vuance. As to each matter described on Schedule 4.18, accurate and complete copies of all pertinent pleadings, Judgments, correspondence and other legal documents have been made available to WidePoint and Acquisition.

4.19.           Insurance. Schedule 4.19 is an accurate and complete list of all Insurance Policies (excluding Insurance Policies that constitute Employee Benefit Plans described on Schedule 4.15) currently owned or maintained by Vuance which cover any portion of the Vuance CSMS Business. Except as indicated on Schedule 4.19, all such Insurance Policies are on an “occurrence” rather than a “claims made” basis. Vuance has not received written notice of cancellation with respect to any such current Insurance Policy. Except as indicated on Schedule 4.20, accurate and complete copies of all Insurance Policies described on Schedule 4.19, have been delivered or made available to WidePoint and Acquisition. Each such Insurance Policy is in full force and effect. Except as described on Schedule 4.19. there are no claims in connection with the Vuance CSMS Business that are pending under any of the Insurance Policies described on Schedule 4.19 in excess of $5,000, individually or in the aggregate.

4.20.           Questionable Payments. None of the executives, the member-managers, representatives, agents or employees of Vuance: (a) has used or is using any funds of Vuance for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) has used or is using any funds of Vuance for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977; (d) has established or maintained, or is maintaining, any unlawful or unrecorded fund of monies or other properties of Vuance; (e) has made any false or fictitious entries on the Books and Records of Vuance; or (f) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using funds of Vuance or otherwise on behalf of Vuance.

4.21.           Related Party Transactions. Except as described on Schedule 4.21, and except for any employment Contracts listed on Schedule 4.13 and Employee Benefit Plans set forth on Schedule 4.15, there are no real estate leases, personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between or among Vuance on the one hand, and any current or former owner, shareholder, member, manager, employee, or controlling Person of Vuance (or any of its predecessors) or any Affiliate (as such term is defined for the purposes of the Securities Exchange Act of 1934, as amended), of Vuance (or any of its predecessors) on the other hand with respect to the Vuance CSMS Business.

4.22.           Brokerage Fees. No Person acting on behalf of Vuance or Parent is or shall be entitled to any brokerage or finder’s fee in connection with the Transactions.

4.23.           Acquisition Proposals. Except as set forth on Schedule 4.23, since January 1, 2008, Vuance has not, directly or indirectly, solicited, initiated or responded to any inquiries or proposals from, or participated in any discussions or negotiations with any Person or group (other than WidePoint and its officers, employees, representatives and agents and any Governmental or Regulatory Entities) concerning any sale of all or substantially all of the Vuance CSMS Business.

4.24.           Full Disclosure. No representation or warranty made by Vuance or Parent in this Agreement (as modified by the schedules to this Agreement, as supplemented pursuant to Section 6.8 (the “Disclosure Schedules”)): (a) contains any untrue statement of any material fact; or (b) omits to state any fact that is necessary to make the statements made, in the context in which made, not false or misleading in any material respect. The copies of documents attached to or specifically identified or referenced in the Disclosure Schedules, are accurate and complete and are not missing any amendments or modifications thereto (except as indicated on the Disclosure Schedules). Since the date of the Recent Balance Sheet no fact has occurred that has not been disclosed to WidePoint in this Agreement (including the Disclosure Schedules, as supplemented pursuant to Sections 6.8 and 9.2(e) of this Agreement), or otherwise in writing, that has had or, so far as can be reasonably foreseen, will have a Material Adverse Effect or a material adverse effect on the business or financial condition of Acquisition after the Closing and (in each case, which Material Adverse Effect or material adverse effect is or will be material under either US GAAP or applicable legal principles to Vuance or the Vuance CSMS Business or the business of Acquisition after the Closing, as applicable, or any material adverse effect on the ability of any party to perform their respective obligations under this Agreement; provided, however, that none of the following shall constitute a Material Adverse Effect for purposes of this Section 4.24: (x) any circumstance, change or effect affecting generally the United States economy or world equity markets or any material portion thereof; (y) any circumstance, change or effect arising out of, resulting from or relating to the announcement or pendency of the Transactions or compliance with the terms of, or the taking of any action required by, this Agreement; or (z) any circumstance, change or effect arising out of, resulting from or relating to any act or omission of WidePoint or any of its affiliates.

4.25.           Financial Adequacy. Vuance and Parent are each financially solvent, able to pay its respective Obligations as they become due, and each of them is without any material risk of filing for bankruptcy, being declared bankrupt, and/or not continuing its respective business as a “going concern.”

4.26.           [Intentionally Omitted.]: REPRESENTATIONS AND WARRANTIES OF WIDEPOINT AND ACQUISITION

Knowing that Vuance is relying thereon, WidePoint and Acquisition, jointly and severally, make the following representations and warranties to Vuance, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date.

5.1.           Organization. WidePoint is a corporation that is validly existing and in good standing under the Laws of the State of Delaware. Acquisition is a corporation, validly existing and in good standing under the Laws of the State of Delaware. WidePoint and Acquisition each possess the full power and authority to own their respective Assets and conduct their respective businesses as and where presently conducted. All of the issued and outstanding shares of capital stock of Acquisition are owned by WidePoint.

5.2.           Effect of Agreement. Each of WidePoint’s and Acquisition’s execution, delivery and performance of this Agreement, and its consummation of the Transactions: (a) has been duly authorized by all necessary actions by the Board of Directors of both WidePoint and Acquisition, as applicable, and has been duly authorized by all necessary action on behalf of each WidePoint and Acquisition, as applicable; (b) does not constitute a violation of or default under their respective organizational documents; (c) does not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which WidePoint or Acquisition is a party or by which WidePoint or Acquisition is bound; (d) does not constitute a violation of any Law, Judgment or Order that is applicable to them or to their respective businesses or Assets, or to the Transactions; and (e) except as set forth on Schedule 5.2, does not require the consent of or approvals, or filings or registrations with, any Person. This Agreement constitutes the valid and legally binding agreement of each of WidePoint and Acquisition, enforceable against each of them in accordance with its terms.

5.3.           Regulatory Matters. To the actual knowledge of Steve Komar and James McCubbin, there are no facts or circumstances pertaining to WidePoint or Acquisition that would: (a) cause any Governmental or Regulatory Entity to not approve the purchase of the Vuance CSMS Business and the Specified Assets from Vuance by Acquisition; (b) cause any Governmental or Regulatory Entity to revoke or materially restrict any authorizations held by Vuance as a result of the Asset Purchase; (c) cause any Governmental or Regulatory Entities whose approval is necessary to permit consummation of the transactions contemplated hereby to not approve of the transactions contemplated by this Agreement; or (d) materially and adversely affect Acquisition’s ability to conduct the Vuance CSMS Business after the Closing as conducted by Vuance immediately prior to Closing.

5.4.           Brokerage Fees. No Person acting on behalf of WidePoint or Acquisition is or shall be entitled to any brokerage or finder’s fee in connection with the Transactions.

5.5.           Operations of Acquisition. As of the Closing Date and immediately prior to the Closing, Acquisition will not be engaged in any activities whatsoever other than the taking of actions necessary for the performance of its obligations hereunder, and will have no assets (including without limitation subsidiaries or investments or other ownership interests in any other Person ) or liabilities of any kind whatsoever.

SECTION 6: CERTAIN OBLIGATIONS PENDING CLOSING

6.1.           Access. Between the date of this Agreement and the Closing Date, Vuance shall, upon reasonable notice and in a manner not unduly disruptive to the daily operations of Vuance: (a) permit WidePoint and its authorized representatives to have reasonable access to the facilities and offices of Vuance with respect to the Vuance CSMS Business during normal business hours, observe the operations of Vuance, meet with the officers and employees of the Vuance, and audit, examine and copy the files, books and records of Vuance with respect to the Vuance CSMS Business; (b) provide to WidePoint and its authorized representatives all information concerning Vuance, and its business, Assets and financial condition, that WidePoint reasonably requests; and (c) shall accommodate in good faith any reasonable requests by WidePoint to contact customers, proprietary traders, prospects and suppliers of Vuance with respect to the Vuance CSMS Business.

6.2.           Conduct of Business. Between the date of this Agreement and the Closing Date, except with the prior written consent of WidePoint, which shall not be unreasonably withheld or delayed, or as otherwise expressly contemplated by this Agreement or disclosed in the Disclosure Schedules hereto:

(a) Current Practices. Vuance shall: (i) conduct its business in a diligent manner and comply in all material respects with all Laws and Orders applicable to it; (ii) not make any material change in its business practices; and (iii) use its commercially reasonable efforts to preserve its business organization intact with respect to the Vuance CSMS Business in all material respects, keeping available the services of its current officers, employees, salesmen, agents and representatives, and maintaining the good will of its customers, suppliers and other Persons having business relations with it. Thomas Connell II, Jason St. Amand, and Lester Stout, who are actively involved in the management or software development of Vuance, shall remain actively involved in managing the Vuance CSMS Business, consistent with their past practices.

(b) Consult with WidePoint. When reasonably requested by WidePoint, the management of each of Vuance and Parent shall consult with the management of WidePoint, or its representatives, as to the Vuance CSMS Business.

(c) Outside the Ordinary Course. Except in the ordinary course of its business consistent with its past practices, and except in connection with Assets not included in the Specified Assets or Obligations not included in the Specified Liabilities, Vuance shall not: (i) create or assume any Encumbrance upon any of its business or the Specified Assets except for Permitted Liens; (ii) incur any Obligation relating to or affecting any of the Specified Assets or that would constitute a Specified Liability; (iii) make any loan or advance that would constitute a Specified Liability; (iv) assume, guarantee or otherwise become liable for any Obligation of any third party that would constitute a Specified Liability; (v) commit for any capital expenditure that would constitute a Specified Liability; (vi) sell, abandon or otherwise dispose of any Specified Assets; (vii) waive any right or cancel any debt or claim included in the Specified Assets; (viii) assume or enter into any Contract other than this Agreement (and any other Contract contemplated herein); (ix) increase, or authorize an increase in, the compensation or benefits paid or provided to any of its directors, members, officers, employees, salesmen, agents or representatives involved with the Vuance CSMS Business; or (x) do anything else outside the ordinary course of its business consistent with its past practices, whether or not specifically described in any of the foregoing clauses, that impacts a Specified Asset or would constitute a Specified Liability.

(d) In the Ordinary Course. Even in the ordinary course of its business consistent with its past practices, Vuance shall not: (i) incur any Obligation relating to or affecting any of the Specified Assets or that would constitute a Specified Liability, or enter into any Contract (excluding customer Contracts and related commitments entered into in the ordinary course of business consistent with past practices), involving, in any single case, an amount exceeding $5,000.00, individually or in the aggregate; or (ii) make any distribution to a shareholder or affiliate.

(e) Other Business Requirements. Vuance shall use commercially reasonable efforts to: (i) maintain or cause to be maintained the Specified Assets, the Vuance Leased Premises, and its Tangible Property in good condition, ordinary wear and tear excepted; (ii) maintain its Contracts, Employee Benefit Plans, Insurance Policies and Permits in full force and effect; (iii) repair, restore or replace any of its Tangible Property that is damaged, destroyed, lost or stolen; (iv) comply in all material respects with all applicable Laws; (v) properly file all Tax Returns and reports required to be filed by it; and (vi) fully pay when due all Taxes payable by it.

(f) Other Limitations. Vuance shall not: (i) breach or cause a breach by it under any material Contract, Employee Benefit Plan, Insurance Policy, Permit or Law; (ii) adopt or enter into any new Employee Benefit Plan or modify any existing Employee Benefit Plan with respect to the Vuance CSMS Business, except if such amendment is required by the Code, ERISA or other applicable Law or is contemplated by this Agreement; (iii) participate in any merger, consolidation, reorganization, sale of assets, or creation of any Obligation affecting any of the Specified Assets and/or the Specified Liabilities of Vuance, other than the Transactions; (iv) begin to engage in any new type of business affecting or relating to the Vuance CSMS Business; (v) acquire the business or any bulk Assets of any other Person affecting or relating to the Vuance CSMS Business; (vi) completely or partially liquidate or dissolve; or (vii) terminate any part of its business affecting or relating to the Vuance CSMS Business.

(g) Good Standing. Except as specifically provided for in this Agreement, Vuance shall maintain its existence and good standing in its jurisdiction of formation and, as applicable, each jurisdiction where it is qualified or registered to do business as a foreign corporation. Vuance shall not amend its Organizational Documents.

(h) Commitments. Vuance shall not enter into any Contract that commits it to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section 6.2 or any other provisions of this Agreement.

6.3.           Certain Business Matters. Vuance shall fully pay all deferred bonuses and similar special compensation due to employees or consultants of Vuance that shall have been accrued before Closing.

6.4.           Acquisition Proposals. Except as contemplated by this Agreement, between the date of this Agreement and the Closing Date, Vuance shall not, and Vuance shall use its commercially reasonable efforts to cause each and every director, officer, employee, representative or agent of Vuance, not to, directly or indirectly, solicit, initiate, encourage or respond to any inquiries or proposals from, or participate in any discussions or negotiations with, or provide any non-public information to, any Person or group (other than WidePoint and its officers, employees, representatives and agents or in connection with the Asset Purchase and the Software Transfers) concerning any bulk sale of any Assets of Vuance, any sale of equity interests or other securities of Vuance, or any merger, consolidation or similar transaction involving Vuance. Vuance shall immediately advise WidePoint, and communicate to WidePoint the terms of, any such inquiry or proposal received by any or all of them.

6.5.           Vuance Consents. Between the date of this Agreement and the Closing Date, Vuance shall in good faith use commercially reasonable efforts to obtain all Consents listed on Schedule 6.5 and all other Consents necessary to permit the transactions contemplated by this Agreement to be consummated without causing any violation of, or any breach or default under, any applicable Law or any Contract to which Vuance is a party or by which Vuance is bound.

6.6.           WidePoint Consents. Between the date of this Agreement and the Closing Date, WidePoint shall in good faith use commercially reasonable efforts to obtain all Consents listed on Schedule 6.6 and all other Consents necessary to permit the transactions contemplated by this Agreement to be consummated without causing any violation of, or any breach or default under, any applicable Law or any material Contract to which WidePoint is a party or by which WidePoint is bound.

6.1.           Notice of Changes.

(a) Between the date of this Agreement and the Closing Date, Vuance and Parent shall promptly advise WidePoint, in writing, of any fact of which any of them obtain knowledge that causes a breach of its representations and warranties made as of the date of this Agreement, or if any of them becomes aware of the occurrence after the date of this Agreement of any fact that would (except as expressly contemplated by this Agreement, including the Disclosure Schedules hereto) cause or constitute a breach of any representation or warranty of any of them (other than a representation or warranty that by its terms speaks as of the date of this Agreement) had such representation or warranty been made as of the time of occurrence or discovery of such fact. Should any such fact require any change in the Disclosure Schedules if the Disclosure Schedules were dated the date of the occurrence or discovery of any such fact, Vuance and Parent will promptly deliver to WidePoint an update in writing to the Disclosure Schedules specifying such change (a “Disclosure Schedule Change”). Such Disclosure Schedule Change shall become part of the Disclosure Schedules and any representation or warranty herein which is affected by such updated information shall be deemed to have been supplemented or amended accordingly and any breach of a representation and warranty relating to such updated information shall be deemed cured. The parties hereto acknowledge and agree that any Disclosure Schedule Change may include exceptions to any representation and warranty herein, regardless of whether any schedule of exceptions was provided for or contemplated with respect to such representation and warranty as of the date hereof; provided, however, that WidePoint and Acquisition shall have the option to terminate this Agreement without any liability whatsoever in the event of any adverse Disclosure Schedule Change.

(b) Between the date of this Agreement and the Closing Date, WidePoint and Acquisition shall promptly advise Vuance, in writing, of any fact of which any of them obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement.

6.8.           Commercially Reasonable Efforts. Vuance, Parent, Acquisition and WidePoint shall each use commercially reasonable efforts to consummate the transactions contemplated by this Agreement as of the earliest practicable date. Neither Vuance, Parent, Acquisition nor WidePoint shall take, or cause to be taken, or to the best of their ability permit to be taken, any action that would impair the prospect of completing the transactions contemplated by this Agreement, except actions required to be taken under or in order to comply with applicable Law.

6.9.           Regulatory Applications.

(a) Vuance, Parent, Acquisition and WidePoint shall cooperate and use their respective commercially reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, registrations, consents, approvals and authorizations of all Governmental or Regulatory Entities necessary to consummate the transactions contemplated by this Agreement. Vuance and WidePoint agree that they will consult with the other with respect to the obtaining of all material permits, consents, approvals and authorizations of Governmental or Regulatory Entities necessary or advisable to consummate the Transactions, including without limitation any necessary SEC, NYSE/AMEX, or other approval, and each will keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

(b) Vuance and WidePoint agree, upon request, to furnish the other parties to this Agreement with all information concerning itself, its affiliates, directors, officers, employees and stockholders, members and partners and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party to any third party or Governmental or Regulatory Entity.

6.10.           Confidentiality. Unless and until the Closing occurs, each party shall, and shall cause its respective directors, officers, counsel and other authorized representatives and affiliated parties to, hold in strict confidence, and not disclose to any other Person, and not use in any way except in connection with the consummation of the transactions contemplated by this Agreement, all information obtained from the other parties to this Agreement or their respective representatives in connection with the Transactions. In the event that this Agreement is terminated or the Transactions shall otherwise fail to be consummated, each party shall cause all copies of documents or extracts thereof it holds and data as to the other parties to be destroyed or returned to the party that originally provided such documents. In the event the Transactions are consummated, then (i) the parties shall issue a joint press release relating to the Transactions which is mutually acceptable to Vuance and Acquisition and (ii) after the Closing Date WidePoint will retain, or will cause Acquisition to retain, all Books and Records of Vuance relating to the Specified Assets and the Specified Liabilities for not less than twelve (12) months following the end of the tax period to which such Books and Records relate.

6.11.           HSR Act Compliance. The parties represent and agree that the Transactions will not require any party to file or cause to be filed with the Federal Trade Commission and/or the United States Department of Justice any information under the HSR Act. In the event any filing or information is required to be filed under the HSR Act, then WidePoint shall have the option to terminate this Agreement without any liability whatsoever.

SECTION 7: COVENANTS OF VUANCE AND PARENT

7.1.           Certain Acknowledgements. From and after the Closing Date, each of Vuance and Parent expressly acknowledges that:

(a) WidePoint expends substantial time and money, on an ongoing basis, to train its employees, maintain and expand its services, product offerings and customer base, and improve and develop its Software, technology, databases, products and services.

(b) In connection with the Transactions, during their tenure as a shareholder, consultant and/or employee of Vuance before Closing, and, if applicable, during their tenure as an employee of, or a consultant to, Acquisition after Closing, the persons executing employment agreements with Acquisition who are currently employed by Vuance have had and will continue to have access to, receive, learn, develop and/or conceive proprietary and confidential knowledge and information relating to the Vuance CSMS Business and the Specified Assets; such knowledge and information must be kept in strict confidence to protect Vuance and Acquisition and to maintain WidePoint’s competitive positions in the marketplace; and such knowledge and information would be useful to competitors of WidePoint for indefinite periods of time.

(c) The covenants of this Section 7 (the “Covenants”) are a material part of the agreement among the parties hereto and are an integral part of the obligations of the parties hereto; the Covenants are supported by good and adequate consideration; and the Covenants are reasonable and necessary to protect the legitimate business interests of WidePoint and Acquisition.

7.2.           Nondisclosure Covenants. At all times after the Closing Date, except with WidePoint’s prior written consent, or except in connection with the proper performance of services for and as an employee of or consultant to WidePoint, neither Vuance nor Parent shall, directly or indirectly, in any capacity:

(a) Communicate, publish or otherwise disclose to any Person (other than its counsel, auditors or agents who are bound by appropriate confidentiality obligations) or use for the benefit of any Person, any confidential or proprietary property, knowledge or information of WidePoint, Acquisition, Vuance (with respect to the Vuance CSMS Business), their respective affiliates, or concerning any of their respective business, Software, Assets or financial condition, no matter when or how such knowledge or information was acquired, including: (i) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts at customers and prospects; (ii) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (iii) pricing policies, marketing and sales strategies, methods of delivering products and services, and product and service development projects and strategies; (iv) source code, object code, formats, user manuals, technical manuals and other documentation for Software products; (v) screen designs, report designs and other designs, concepts and visual expressions for Software products; (vi) designs, concepts, know-how, user manuals, technical manuals and other documentation for trading systems, communications networks and related technologies; (vii) employment and payroll records; (viii) forecasts, budgets and other nonpublic financial information; and (ix) expansion plans, management policies, methods of operation, and other business strategies and policies.

(b) Use any proprietary Software, technology, products or services or other confidential or proprietary knowledge or information of WidePoint, Acquisition, Vuance (with respect to the Vuance CSMS Business), or any of its affiliates, no matter when or how acquired, for any purpose not in furtherance of the businesses and interests of WidePoint and/or Acquisition, including but not necessarily limited to for purposes of designing, developing, marketing and/or selling any Software, technology, products or services that are similar to (visually or functionally) or competitive with any proprietary Software, technology, products or services of the Vuance CSMS Business.

7.3.           Noncompetition Covenants.

(a) During the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, except with WidePoint’s prior written consent, neither Vuance nor Parent, nor any entity owned or controlled directly or indirectly by Vuance or Parent, shall, directly or indirectly, in any capacity, at any location in the United States of America:

(i)           Communicate with or solicit any Person who is or during such period becomes a customer, prospect, supplier, salesman, agent or representative of, or a consultant to, the Vuance CSMS Business operated by Acquisition and/or WidePoint, in any manner that interferes or might interfere with such Person’s relationship with WidePoint, Acquisition or their affiliates, or in an effort to obtain any such Person as a customer, supplier, salesman, agent or representative of, or a consultant to, any other Person that conducts a business competitive with or similar to all or any part of the Vuance CSMS Business operated by Acquisition and/or WidePoint.

(ii)           Market or sell, in any manner other than in furtherance of the business and interests of WidePoint, Acquisition or their affiliates, any Software, technology, products or services that is similar to (visually or functionally) or competitive with any proprietary Software, technology, products or services of the Vuance CSMS Business operated by Acquisition and/or WidePoint.

(iii)           Establish, own, manage, operate, finance or control, or participate in the establishment, ownership, management, operation, financing or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person that conducts a business competitive with or similar to all or any part of the Vuance CSMS Business operated by Acquisition and/or WidePoint.

(iv)           Disparage, denigrate or belittle in any manner reasonably likely to be seen, overheard or communicated to any party outside of WidePoint any proprietary Software, technology, products or services of Acquisition or any of its subsidiaries no matter when or how acquired.

(v)           Knowingly solicit or encourage or attempt to influence, or cause any third party to encourage or attempt to influence, any Employee who was employed by Vuance or Parent at any time during the two (2) year period prior to the date hereof to leave the employment of Acquisition.

(b) In furtherance of the non-competition provisions of this Section 7.3, each of Vuance and Parent shall execute a Non-Competition Agreement as attached to this Agreement as Exhibit H-l.

(c) During the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, Parent and Vuance shall provide the services and products listed in Schedule 7.3(c) to any Person in the United States of America pursuant to either a preferred reseller agreement or a joint teaming agreement in the form attached to Schedule 7.3(c) with Acquisition and/or WidePoint.

7.4.           Enforcement of Covenants. As of the Closing Date, each of Vuance and Parent expressly acknowledges that it would be extremely difficult to measure the damages that might result from any breach of the Covenants, and that any breach of the Covenants will result in irreparable injury to WidePoint and Acquisition for which money damages could not adequately compensate. If a breach of the Covenants occurs, WidePoint and Acquisition shall be entitled, in addition to all other rights and remedies that WidePoint and Acquisition may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining any of Vuance, Parent, and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action that any of Vuance, Parent, or any such other Person may have against WidePoint or Acquisition shall not constitute a defense or bar to the enforcement of any of the Covenants. If WidePoint or Acquisition must resort to litigation to enforce any of the Covenants that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such Covenant.

7.5.           Scope of Covenants. If any Covenant, or any part thereof, or the application thereof, is construed to be invalid, illegal or unenforceable, then the other Covenants, or the other portions of such Covenant, or the application thereof, shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or other factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

7.6.           Post-Closing Covenants.

(a) From and after the Closing, for a minimum period of sixty (60) days after Closing, Vuance and/or Parent, as necessary, shall forward to WidePoint at an address designated by WidePoint in writing all correspondence, electronic mail and other information received by Vuance or Parent in connection with the Vuance CSMS Business, including but not limited to information received at the “Gardner” Vuance.com address, the “gov@vuance.com“ address and/or such other additional addresses as set forth in Schedule 7.6. In addition, Vuance shall maintain all system domains and domain names listed in Schedule 7.6 for a minimum period of sixty (60) days after Closing and shall grant WidePoint access to all such domains during such sixty-day period.

(b) As of the date of this Agreement, Vuance has certain outstanding and incomplete obligations of Vuance under Phase 1 of a contract with the Delaware State University (“DSU”). The outstanding and incomplete obligations of Vuance under Phase 1 of such contract with DSU include, but are not limited to, (i) Vuance continuing to provide hardware, software and services to develop and complete work for DSU involving the Vuance MASC system, the Vuance Pure RF technology, and such other items as required under Phase 1 of such contract between Vuance and DSU; (ii) Vuance completing the installation and full functionality of the Vuance MASC system in the Vuance Leased Premises located in Gardner, Massachusetts, which after the Closing shall be items in the Vuance Leased Premises that shall be solely owned by Acquisition; (iii) Vuance completing its obligations with respect to the installation, configuration and full functionality of the test lab in the Vuance Leased Premises in accordance with the DSU contract; and (iv) Vuance providing and completing all other aspects of the Vuance obligations under Phase 1 of the DSU contract. Vuance has already been fully paid by DSU under this contract, but Vuance has not completed its work and deliverable requirements under such DSU contract. Vuance covenants to complete all requirements under Phase 1 of the DSU contract within sixty (60) days from the Closing under this Agreement. Vuance understands and agrees that Acquisition and WidePoint will be seeking to provide future work for DSU and that the failure by Vuance to promptly and completely satisfy all obligations under Phase 1 of the DSU contract within such 60-day period will be a breach of this Agreement.

7.7.           Guaranty. For and in consideration of the consummation of the Asset Purchase as set forth herein, Parent hereby unconditionally and irrevocably guarantees the prompt and complete satisfaction and performance of Vuance’s obligations hereunder, in strict accordance with the terms of this Agreement. If Vuance does not perform its obligations in strict accordance with the terms of this Agreement, Parent shall promptly perform and satisfy Vuance’s obligations on behalf of Vuance or cause Vuance to promptly perform such obligations. Parent waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by Law. Parent’s liability under this guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of this Agreement. Parent waives any right to require WidePoint to proceed against Vuance or any other Person or pursue any other remedy in WidePoint’s power whatsoever. WidePoint may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Vuance without affecting or impairing in any way the liability of Parent hereunder. Parent waives any defense arising by reason of any disability or other defense of Vuance or by reason of the cessation from any cause whatsoever of the liability of Vuance. Parent waives any setoff, defense or counterclaim that Vuance may have against WidePoint. Parent waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Vuance. Until all of the obligations of Vuance have been performed in full and to the complete satisfaction of WidePoint, Parent shall have no right of subrogation or reimbursement for claims arising out of or in connection with this Agreement or other rights against Vuance, and Parent waives any right to enforce any remedy that WidePoint now has or may hereafter have against Vuance. Parent waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this guaranty. Parent assumes the responsibility for being and keeping itself informed of the financial condition of Vuance and of all other circumstances bearing upon the risk of nonperformance of any obligation of Vuance, including but not limited to any indemnity obligation, warrants to WidePoint that it will keep so informed, and agrees that absent a request for particular information by Parent, WidePoint shall have no duty to advise Parent of information known to WidePoint regarding such condition or any such circumstances.

SECTION 8: CLOSING CONDITIONS

8.1.           Conditions to Vuance’s Obligations To Effect the Asset Purchase. Each obligation of Vuance and Parent to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 8.1, except to the extent that such satisfaction is waived by Vuance in writing.

(a) WidePoint’s Representations. All representations, warranties and certifications made by WidePoint and Acquisition in this Agreement, including in any Disclosure Schedule, shall be true and correct in all respects as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be so true and correct only as of such specified date); provided, however, that neither Vuance nor Parent shall be entitled to claim the condition set forth in this Section 8.1(a) has not been satisfied if: (i) any of them knows that any representation, warranty or certification made by WidePoint or Acquisition is untrue or incorrect; (ii) none of them has provided WidePoint with notice of such untruth or incorrectness and adequate opportunity to prepare and deliver a disclosure schedule update with respect to such matter prior to the Closing; and (iii) the matter which Vuance or Parent knows to be untrue or incorrect is the basis upon which the condition set forth in this Section 8.1(a) is claimed to be unsatisfied.

(b) WidePoint’s Performance. All of the covenants and agreements in this Agreement to be satisfied or performed by WidePoint or Acquisition on or before the Closing Date shall have been satisfied or performed in all material respects.

(c) Absence of Proceedings. No Proceeding shall have been instituted, no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of or any of the Transactions.

(d) Approval by Shareholders of Vuance and Parent. Vuance and Parent shall have received all necessary approval(s) from the Vuance shareholders and, if required or warranted, the Parent shareholders, with respect to the Asset Purchase and this Agreement, together with the approval(s) from any other Person having any rights which require obtaining an approval for the Transactions.

(e) Absence of Adverse Changes. Since the date of this Agreement, there shall not have been any change which would have an adverse effect on the business, financial condition or results of operations of WidePoint taken as a whole, which adverse effect is or will be material, under either US GAAP or applicable legal principles, to WidePoint or WidePoint’s business, provided, that, none of the following shall constitute a material adverse effect for purposes of this Section 8.1(e): (i) any circumstance, change or effect generally affecting companies acting in the same industry as WidePoint, including, without limitation, any change in the accounting rules, Laws or regulations generally affecting such industry; (ii) any circumstance, change or effect affecting generally the United States economy or world equity markets or any material portion thereof; (iii) any circumstance, change or effect arising out of, resulting from or relating to the announcement or pendency of the Transactions or compliance with the terms of, or the taking of any action required by, this Agreement; or (iv) any circumstance, change or effect arising out of, resulting from or relating to any act or omission of Vuance or Parent.

(f) Regulatory Matters Representations. The representations and warranties made by WidePoint and Acquisition in Section 5.3 shall be true and correct in all material respects (without giving effect to any disclosure schedule changes with respect thereto).

(g) Consents. All of the Consents identified as “Material Consents” on Schedules 6.5 or 6.6 shall have been obtained.

(h) Regulatory Approvals. Copies of all Consents of Governmental and Regulatory Authorities listed in Schedules 6.5 or 6.6 shall have been obtained. Additionally, none of the consents referred to above shall include any condition applicable to Acquisition’s operations after the Closing which is, in the reasonable judgment of WidePoint, materially adverse in any manner to Acquisition’s operations after the Closing; provided, however, that any condition that constitutes a requirement that Acquisition comply and Acquisition’s operations be conducted in accordance with applicable Law shall not be deemed to be materially adverse for purposes of this Section 8.1(h).

(i) Receipt of Deliveries. Vuance shall have received the deliveries required to be delivered by WidePoint and Acquisition pursuant to Section 9.3.

8.2.           Conditions to WidePoint’s and Acquisition’s Obligations To Effect the Asset Purchase. Each obligation of WidePoint and Acquisition to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 8.2, except to the extent that such satisfaction is waived by WidePoint, in writing.

(a) Representations of Vuance and Parent. All of the representations, warranties and certifications made by Vuance and Parent in this Agreement, including in any Disclosure Schedule (as modified by any Disclosure Schedule Change) shall be true and correct in all respects as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be so true and correct only as of such specified date); provided, however, that neither WidePoint nor Acquisition shall be entitled to claim the condition set forth in this Section 8.2(a) has not been satisfied if: (i) either of them knows that any representation, warranty or certification made by Vuance or Parent is untrue or incorrect; (ii) neither of them has provided Vuance with notice of such untruth or incorrectness and adequate opportunity to prepare and deliver a Disclosure Schedule Change with respect to such matter prior to the Closing; and (iii) the matter which WidePoint or Acquisition knows to be untrue or incorrect are the basis upon which the condition set forth in this Section 8.2(a) is claimed to be unsatisfied.

(b) Performance of Vuance and Parent. All of the covenants and agreements in this Agreement to be satisfied or performed by Vuance and/or Parent on or before the Closing Date shall have been satisfied or performed in all material respects.

(c) Absence of Proceedings. No Proceeding shall have been instituted, no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of or any of the Transactions.

(d) Absence of Adverse Changes. Since the Date of this Agreement, there shall not have been any change which would have a Material Adverse Effect or any material casualty loss affecting the Specified Assets or financial condition of the Vuance CSMS Business which would have a Material Adverse Effect or any material change in the Specified Liabilities, in each case which Material Adverse Effect is or will be material under either US GAAP or applicable legal principles to Vuance or the Vuance CSMS Business; provided, that, none of the following shall constitute a Material Adverse Effect for purposes of this Section 8.2(d): (i) any circumstance, change or effect arising out of, resulting from or relating to the announcement or pendency of the Transactions or compliance with the terms of, or the taking of any action required by, this Agreement; (ii) any circumstance, change or effect affecting generally the United States economy or world equity markets or any material portion thereof; (iii) any circumstance, change or effect arising out of, resulting from or relating to an announcement of the Transactions, if WidePoint and Acquisition have pre-approved such announcement in writing; or (iv) any circumstance, change or effect arising out of, resulting from or relating to any act or omission of WidePoint or any of its affiliates.

(e) [INTENTIONALLY OMITTED]

(f) Consummation of Intellectual Property and Capital Asset Transfers. Prior to the Closing, all necessary entities, including but not limited to Parent, shall have transferred to Vuance all assets, including but not limited to the Software Transfers, all other software and related intellectual property rights, and all capital assets, which are used in the Vuance CSMS Business pursuant to the transfer documents attached hereto as Exhibit A.

(g) Intellectual Property Assignments. Prior to the Closing, the individuals and entities set forth on Schedule 8.2(G) shall have executed and delivered to Vuance a Bill of Sale and Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit A, providing for the assignment from such individuals and entities to Vuance of any and all rights such Persons may have with respect to any and all intellectual property and other Assets used in the Vuance CSMS Business. At the Closing, Vuance shall have executed and delivered the forms of intellectual property assignment agreements attached hereto as Exhibit D-l and Exhibit D-2, providing for an assignment from Vuance of any and all intellectual property rights Vuance may have with respect to any and all intellectual property used in the Vuance CSMS Business.

(h) Written Agreements With Consultants and Employees. Prior to Closing, each of the persons named in Schedule 8.2(H)(A) shall enter into and execute the employment agreements attached hereto as Exhibit E-l with Acquisition. In addition, Prior to Closing, each of the persons named in Schedule 8,2(H)(B) shall enter into and execute the employment letters attached hereto as Exhibits H-2 through H-9.

(i) Consents. All of the Consents identified as “Material Consents” on Schedules 6.5 or 6.6 shall have been obtained.

(j) Regulatory Approvals. Copies of all Consents of Governmental and Regulatory Authorities listed in Schedules 6.5 or 6.6 shall have been obtained. Additionally, none of the consents referred to above shall include any condition applicable to Acquisition’s operations after the Closing which is, in the reasonable judgment of WidePoint, materially adverse in any manner to Acquisition’s operations after the Closing; provided, however, that any condition that constitutes a requirement that Acquisition comply and Acquisition’s operations be conducted in accordance with applicable Law shall not be deemed to be materially adverse for purposes of this Section 8.2(j).

(k) Minimum Financial Condition. The Specified Assets shall be subject to certain minimum amounts, the Specified Liabilities shall be subject to certain maximum amounts, and the Vuance CSMS Business to be acquired by Acquisition shall be subject to certain minimum financial requirements, all as to be mutually agreed upon by Vuance, Acquisition and WidePoint prior to the Closing and set forth in Schedule 8.2(K) hereto.

SECTION 9: CLOSING AND OBLIGATIONS AT CLOSING

9.1.           Closing. The closing of the Transaction (the “Closing”) will take place at the offices of Foley & Lardner LLP, 3000 K Street, N.W., Sixth Floor , Washington, D.C. 20007 or at such other place as the parties hereto mutually agree, at 12 p.m., local time on: (a) the fifth business day following the day all conditions set forth in Section 8 have been satisfied, or if permissible, waived in accordance with this Agreement; or (b) on such other date mutually agreeable to the parties hereto on which all such conditions have been satisfied, or if permissible, waived in accordance with this Agreement (such date on which the Closing occurs shall be the “Closing Date”). At the Closing there shall be delivered to WidePoint, Acquisition and Vuance the certificates and other documents and instruments required to be delivered under Sections 8 and 9.

9.2.           Vuance’s Obligations at Closing. At the Closing, Vuance or Parent shall deliver, or cause to be delivered, as applicable, the following to WidePoint:

(a) Specified Assets. Possession and control of the Vuance CSMS Business, all of the Specified Assets, the Vuance Leased Premises and all of Vuance’s Tangible Property, including all applicable keys, access cards and other entry devices.

(b) Documents of Transfer. Such bills of sale, assignments, deeds, endorsements, affidavits, and other instruments and documents of sale, transfer, assignment and conveyance as WidePoint may reasonably require in order to lawfully and effectively sell, transfer, assign and convey to Acquisition all right, title and interest in and to all of the Specified Assets, in each case in form reasonably acceptable to WidePoint, dated as of the Closing Date, and duly executed and, if necessary, acknowledged by Vuance and any other necessary entities.

(c) Compliance Certificates. A certificate executed by the an officer of each of Vuance and Parent, in each case with respect to itself, that each of the representations, warranties and certifications made by such party in this Agreement, including in any Disclosure Schedules (as modified by any Disclosure Schedule Change) is true and correct in all respects as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and that all of the covenants and agreements in this Agreement to be satisfied or performed by such party on or before the Closing Date have been satisfied or performed in all material respects.

(d) Update of Certain Information. A document or set of documents identifying: (i) all Specified Contracts (grouped by the categories set forth in Section 4.14) to which Vuance is a party or by which Vuance is bound that have been entered into or by which Vuance has become bound subsequent to the date hereof and through the Closing Date; (ii) all Specified Contracts terminated subsequent to the date hereof and through the Closing Date which are terminable at will or which by their terms terminate prior to the Closing Date; (iii) all new Employees who have been hired by Vuance and all independent contractors who have been engaged by Vuance, in each case subsequent to the date hereof and through the Closing Date with respect to the Vuance CSMS Business and the applicable information regarding each such employee, and independent contractor required to be set forth with respect to employees and independent contractors in Schedule 4.14; (iv) all bonuses paid or adjustments to compensation of the Employees made in the ordinary course of business, consistent with Vuance’s past practice, subsequent to the date of this Agreement and through the Closing Date; and (v) each new customer of the Vuance CSMS Business who has become such subsequent to the date hereof and through the Closing Date and the applicable information regarding each such customer required to be set forth with respect to customers in Schedule 4.16.

(e) Consents. The original signed copies of all Consents, including but not limited to landlord consents, identified as “Material Consents” on Schedule 4.2 (the “Material Consents”), to the extent obtained prior to the Closing.

(f) Certified Approvals of Vuance and Parent. Certified copies of the approvals of the respective officers, Board of Directors and shareholders of Vuance and Parent, as and if required under this Agreement, authorizing and approving this Agreement and the consummation of the Transactions to which Vuance and Parent are a party.

(g) Incumbency Certificate of Vuancen and Parent. Incumbency certificates relating to each person executing (as an officer or otherwise on behalf of another person) this Agreement and any other document or instrument executed and delivered to WidePoint or Acquisition by Vuance and Parent pursuant to the terms hereof.

(h) [Intentionally Omitted]

(i) Opinion of Counsel. An opinion of Shelowitz & Associates PLLC, counsel to Vuance, and an opinion of Yossi Avraham & Co., counsel to Parent, addressed to WidePoint and dated the Closing Date, with respect to matters set forth in Exhibit F-l and Exhibit F-2, respectively.

(j) Other Documents. All other agreements, certificates and instruments reasonably requested by WidePoint in order to fully consummate and make effective the Transactions and carry out the purposes and intent of this Agreement, including but not limited to all Exhibits and schedules referenced in this Agreement.

9.3.           WidePoint’s and Acquisition’s Obligations at Closing. At the Closing, WidePoint and Acquisition shall deliver the following to Vuance:

(a) Purchase Price. The Cash Amount, subject to adjustment in accordance with this Agreement, and such other consideration as required by Section 3 hereof.

(b) Assumption of Liabilities. Such undertakings and instruments of assumption as Vuance may reasonably require in order to evidence the assumption by Acquisition of the Specified Liabilities, in each case in a form reasonably acceptable to Vuance, dated as of the Closing Date, and duly executed and, if necessary, acknowledged by Acquisition.

(c) Compliance Certificate. A certificate executed by the chief executive officer or chief financial officer of WidePoint and a certificate executed by an officer of Acquisition that each of the representations, warranties and certifications made by WidePoint and Acquisition in this Agreement, including in any Disclosure Schedule (as modified by any Disclosure Schedule Change) is true and correct as of the Closing Date (except those representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and that all of the covenants and agreements in this Agreement to be satisfied or performed by WidePoint or Acquisition on or before the Closing Date have been satisfied or performed in all material respects.

(d) Certified Resolutions. A certified copy of the resolutions of the Board of Directors of both WidePoint and Acquisition authorizing and approving this Agreement and the consummation of the Transactions with respect to each of WidePoint and Acquisition.

(e) Incumbency Certificates. Incumbency certificates relating to each person executing on behalf of WidePoint or Acquisition (as a corporate officer or otherwise on behalf of another person) this Agreement any other document or instrument executed and delivered to Vuance by WidePoint or Acquisition pursuant to the terms hereof.

(f) Other Documents. All other agreements, certificates and instruments reasonably requested by Vuance in order to fully consummate and make effective the Transactions and carry out the purposes and intent of this Agreement.

SECTION 10: TERMINATION, AMENDMENT AND WAIVER

10.1.          Termination. This Agreement may be terminated, and the Transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:

(a) by mutual written agreement of the parties hereto duly executed and delivered;

(b) by either WidePoint or Acquisition, on one hand, or Vuance on the other hand, upon written notification to the non-terminating party by the terminating party:

(i)           at any time after December 31, 2009, if the Asset Purchase shall not have been consummated on or prior to such date and such failure to consummate the Asset Purchase is not caused by a breach of this Agreement by the terminating party;

(ii)           if any Governmental or Regulatory Entity, the taking of action by which is a condition to the obligations of Vuance, WidePoint or Acquisition to consummate the Transactions, shall have determined not to take such action and all appeals of such determination shall have been taken and have been unsuccessful;

(iii)           if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement which breach cannot be cured or has not been cured within thirty (30) days following receipt by the non-terminating party of notice of such breach from the terminating party or assurance of such cure reasonably satisfactory to the terminating party shall not have been given by or on behalf of the non-terminating party within such thirty (30) day period;

(iv)           if any court of competent jurisdiction or other competent Governmental or Regulatory Entity shall have issued an Order making illegal or otherwise restricting, preventing or prohibiting the Asset Purchase or any of the other Transactions.

(c) WidePoint if between the date of this Agreement and the Closing Date any Disclosure Schedule Change delivered by Vuance or Parent pursuant to this Agreement discloses, in the reasonable business judgment of WidePoint, a new event or condition or events or conditions which, either individually or in their aggregate, could have a detrimental effect, including but not limited to a Material Adverse Effect, to Vuance or the Vuance CSMS Business, provided that: (i) WidePoint shall have notified Vuance within ten (10) business days after such delivery that WidePoint believes, in its reasonable business judgment, the Disclosure Schedule Change(s) disclose event(s) or condition(s) which either individually or in the aggregate could have such a detrimental effect; (ii) WidePoint shall have negotiated in good faith with Vuance with respect to appropriate adjustments (if any) to the terms of this Agreement to reflect such new event(s) or condition(s); and (iii) the parties shall have failed to agree on such adjustments; provided, further, that none of the following shall constitute a detrimental effect for purposes of this Section 10.1(c): (A) any circumstance, change or effect affecting generally the United States economy or world equity markets or any material portion thereof; (B) any circumstance, change or effect arising out of, resulting from or relating to the announcement or pendency of the Transactions or compliance with the terms of, or the taking of any action required by, this Agreement; or (C) any circumstance, change or effect arising out of, resulting from or relating to any act or omission of WidePoint or any of its affiliates.

10.2.           Effect of Termination. If this Agreement is validly terminated by either WidePoint or Acquisition on the one hand, or Vuance on the other, pursuant to Section 10.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either WidePoint and Acquisition on one hand or Vuance, and Parent on the other (or any of their respective representatives or affiliates), except: (i) that nothing contained herein shall relieve any party hereto from liability for breach of its representations, warranties, covenants or agreements contained in this Agreement; and (ii) that the provisions of Sections 6.11 and 14.1 and, except as provided in the next succeeding sentence, the provisions with respect to expenses in Section 14.2 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 10.1(b)(iii), Vuance and Parent will remain liable to WidePoint and Acquisition for any breach of this Agreement by Vuance or Parent existing at the time of such termination, and WidePoint and Acquisition will remain liable to Vuance and Parent for any breach of this Agreement by WidePoint or Acquisition existing at the time of such termination, and WidePoint and Acquisition or Vuance and Parent, as applicable, may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

10.3.           Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective duly authorized officer or manager, as the case may be, of each of the parties hereto at any time prior to the Closing, whether prior to or after adoption of this Agreement by Vuance’s sole shareholder, but after such adoption and approval only to the extent permitted by applicable Law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

10.4.           Waiver. Subject to the other terms and conditions of this Agreement, at any time prior to the Closing any party hereto, by action taken by or on behalf of its duly authorized officer or manager, as the case may be, may to the extent permitted by applicable Law: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto; or (c) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

SECTION 11: CERTAIN OBLIGATIONS OF VUANCE AND PARENT AFTER CLOSING

11.1.           Transition and Cooperation. From and after the Closing Date: (a) Vuance and Parent shall fully cooperate to transfer to WidePoint the control and enjoyment of the Vuance CSMS Business and the Specified Assets; (b) none of Vuance or Parent shall in bad faith, take any action or fail to take any action directly or indirectly, alone or together with others, which obstructs or impairs the smooth assumption by WidePoint through Acquisition of the Vuance CSMS Business; and (c) Vuance and Parent shall promptly deliver to WidePoint all correspondence, papers, documents and other items and materials received by any of them or found to be in their possession that constitute Books and Records of Vuance transferred to Acquisition pursuant to this Agreement.

11.2.           Use of Names. Beginning immediately after the Closing Date, Vuance and Parent shall not use, and shall cease all existing use, of all entity names, fictitious names, product names and other names that are included as part of the Specified Assets, except as may be necessary to perform their obligations hereunder or as may be necessary to exercise any rights or take any actions relating to the Assets of Vuance that are not Specified Assets or the Obligations of Vuance that are not Specified Liabilities. Upon WidePoint’s or Acquisition’s request, Vuance and Parent shall promptly sign all Consents and other documents that may be necessary to allow Acquisition to use or appropriate the use of any name used by Vuance at any time on or before the Closing Date and included in the Specified Assets.

11.3.           Contract Matters. After the Closing, each Contract (“Transferred Contract”) as to which (a) the Contract Rights of Vuance are included in the Specified Assets, and (b) Consent to the assignment thereof from Vuance to Acquisition may be required under such Transferred Contract or applicable Law but was not obtained on or before the Closing Date, shall be handled in accordance with the following provisions, to the fullest extent permitted pursuant to such Transferred Contracts and applicable Law:

(a) Consent. Vuance and Parent shall use commercially reasonable efforts (which shall not include payment for obtaining a Consent) to cooperate with Acquisition in Acquisition’s efforts to obtain Consent to the assignment of such Transferred Contract. If and when Consent to assignment of such Transferred Contract is obtained, such Transferred Contract shall no longer be subject to the provisions of this Section 11.3.

(b) Subcontracting. Vuance and Parent shall use commercially reasonable efforts to make available to Acquisition all Contract Rights and other benefits of such Transferred Contract, on a subcontract or sublease basis or in some other appropriate manner reasonably requested by WidePoint to the fullest extent permitted pursuant to the Transferred Contract and applicable Law, and Acquisition shall be considered an independent subcontractor or sublessee of Vuance, or an agent of Vuance, with respect to all matters concerning such Transferred Contract. Without limiting the foregoing, Acquisition shall be considered Vuance’s agent for purposes of (i) collecting all amounts that may be due from the other party or parties to , such Transferred Contract; and (ii) negotiating or otherwise handling all disputes and issues that may arise in connection with such Transferred Contract, other than such disputes or issues as to which Vuance and/or Parent are obligated to indemnify WidePoint or Acquisition hereunder. Until Consent to assignment of each Transferred Contract is obtained, Acquisition shall use commercially reasonable efforts to perform in accordance with the provisions of such Transferred Contract. Acquisition shall be entitled to retain all payments due from the other party or parties under the Transferred Contracts. Without Acquisition’s prior written consent, Vuance shall not agree to any amendment, modification, extension, renewal, termination or other change in the terms of such Transferred Contract, nor shall Vuance exercise any Contract Right under such Transferred Contract.

(c) Buyer’s Instructions. At Acquisition’s direction and expense, Vuance and Parent shall (a) notify the other party or parties to such Transferred Contract that Acquisition is Vuance’s subcontractor, sublessee or agent with respect thereto and that all further payments, notices and other communications with respect thereto shall be directed to Acquisition; (b) agree to such amendments, modifications, extensions, renewals, terminations or other changes in the terms of such Transferred Contract as Acquisition determines, in its sole discretion, are advisable; and (c) exercise any Contract Right under such Transferred Contract at such time and in such manner as Acquisition determines, in its sole discretion, to be advisable.

(d) Collateral Assignment. Effective as of the Closing Date, Vuance hereby collaterally assigns to Acquisition, and grants to Acquisition a security interest in, all of Vuance’s contract rights under such Transferred Contract and all cash and non-cash proceeds thereof, as security for the prompt and timely satisfaction and performance of Vuance’s obligations under this Section 11.3. Vuance shall deliver to Acquisition at Closing possession of any original executed copy of such Transferred Contract in the possession of Vuance. Effective as of the Closing Date, Vuance hereby appoints Acquisition as Vuance’s attorney to take such actions, in Vuance’s name and on its behalf, as such attorney determines, in its sole discretion, to be necessary or advisable to protect, perfect and continue perfected the security interest granted hereunder including the execution and filing of such financing statements and other instruments and documents as such attorney determines, in its sole discretion, to be necessary or advisable for such purposes.

(e) Further Assurances. At any time and from time to time after the Closing Date, at Acquisition’s request and expense, and without further consideration, Vuance and Parent shall promptly execute and deliver all such further agreements, certificates, instruments and documents, and perform such further actions, as Acquisition may reasonably request in order to fully consummate the transactions contemplated hereby and carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, Vuance shall timely file all Tax Returns and pay all Taxes required to be filed and paid with respect to the Assets, business and operations of Vuance for all periods beginning before and ending on the Closing Date.

SECTION 12: OPERATIONS OF ACQUISITION AFTER CLOSING

12.1.           Acquisition’s Operations during Earnout Period. During the Earnout Period, WidePoint and Acquisition agree that Acquisition’s Operations shall be conducted in accordance with the commercially reasonable directions of the Board of Directors of Acquisition, taking into account, among other things, the impact of their decisions on the ability of Vuance to qualify to receive the Earnout Amount and the amount of any such Earnout Amount; provided, however, that notwithstanding anything contained in this Agreement to the contrary, in the event WidePoint and/or Acquisition determines in its commercially reasonable business judgment that it is not commercially reasonable to continue to operate the business of Acquisition with the Specified Assets and Specified Liabilities acquired in the Transactions, then WidePoint and Acquisition shall not have any further obligations to support the Vuance CSMS Business as acquired by Acquisition under this Agreement, and nothing herein shall affect the sole and exclusive ownership by Acquisition of the Specified Assets.

(b) The Board of Directors of Acquisition from and after the Closing shall consist of Steve Komar, James McCubbin and Daniel Turissini.

(c) The executive officers of Acquisition from and after the Closing shall be Thomas Connell, Jr. as President and Chief Executive Officer, and James McCubbin, as Chief Financial Officer, Treasurer, and Secretary.

SECTION 13: INDEMNIFICATION

13.1.           Indemnification Adjustment. The Purchase Price shall be reduced from time to time by the full aggregate amount (the “Indemnification Adjustment”) owed to WidePoint or Acquisition under this Section 13 as adjusted, if applicable, to reflect the provisions of Sections 13.6 and 13.7, as a result of any Indemnification Matters (as defined in Section 13.5).

13.2.           Indemnification by Vuance and Parent. From and after the Closing Date, Vuance, and Parent shall, jointly and severally, indemnify and hold harmless WidePoint, Acquisition, and their respective successors and permitted assigns, and their respective directors, officers, employees, agents and representatives, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, judgments and settlements, including reasonable attorney’s fees and court costs (excluding any of the foregoing to the extent reserved on the Closing Balance Sheet) incurred by such persons, arising out of or caused by, directly or indirectly, any of the following:

(i) Any breach by Vuance and/or Parent of any warranty or representation made by Vuance or Parent in or pursuant to this Agreement;

(ii) Any failure or refusal by Vuance and/or Parent to satisfy or perform any covenant of such person in this Agreement required to be satisfied or performed by any or all of them;

(iii)         Any matter, event or condition specified in a Disclosure Schedule Change, other than matters, events or conditions as to which WidePoint has provided a prior written consent pursuant to Section 6.2 hereof;

(iv) Any deficiency, adjustment or assessment for Taxes made against or imposed upon Vuance (or any of its predecessors or successors);

(v)          Any Obligation of Vuance other than those expressly included in the Specified Liabilities including: (i) any of the types of Obligations specifically excluded from the Specified Liabilities under Section 2.2; (ii) any such Obligation that may be imposed upon Acquisition as a result of the failure by Vuance to comply with any bulk sales, bulk transfer, fraudulent conveyance or similar Law of any jurisdiction that may be applicable to some or all of the Transactions contemplated by this Agreement; and (iii) any such Obligation that may be imposed upon Acquisition or its affiliates as a result of any Law under which Acquisition or its affiliates may have successor liability for any Tax or other Obligations of Vuance for all periods ending on or before the Closing Date and the pre-Closing portion of any period that begins before the Closing Date and ends after the Closing Date.

(vi) Any Proceeding or Claim against Acquisition or WidePoint by or on behalf of any employee of Vuance who is not employed by Acquisition at the Closing.

(vii)        Any Proceeding or Claim against Acquisition by or on behalf of any Person who, after the Closing hereunder, purchases or receives any equity interest in Vuance, which Proceeding relates to Vuance, its business, Assets or ownership.

(viii)       Any Proceeding or Claim against Acquisition or WidePoint by or on behalf of any Person who, before or after the Closing hereunder, asserts any claim against Vuance or Parent relating to Vuance, its business, Assets or ownership.

13.3.           Limitation of Indemnification. No indemnification is provided hereunder with respect to any financial projection, pro forma statement or forward-looking statement.

13.4.           WidePoint’s Indemnification. From and after the Closing Date, WidePoint shall indemnify and hold harmless Vuance and its directors, officers, employees, representatives, heirs, estates, personal representatives and agents, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, judgments and settlements, including reasonable attorney’s fees and court costs incurred by such persons, arising out of or caused by, directly or indirectly, any of the following:

(a) Any breach by WidePoint or Acquisition of any warranty or representation made by WidePoint or Acquisition in or pursuant to this Agreement;

(b) Any failure or refusal by WidePoint or Acquisition to satisfy or perform any covenant of such person in this Agreement required to be satisfied or performed by either or both of them;

(c) Any Obligations arising after the Closing Date with respect to Specified Contract or Specified Liability; and

(d) Any Obligations arising after the Closing Date with respect to Transferred Contracts subject to the provisions of Section 11.3; and

(e) Except to the extent to which indemnification is provided pursuant to Section 13.2. and except for Obligations of Vuance or Parent pursuant to this Agreement, any Obligations of Acquisition or any of its subsidiaries arising from or attributable to all periods beginning after the Closing Date and the post-Closing portion of any period that begins before the Closing Date and ends after the Closing Date.

13.5.           Indemnification Procedures. With respect to each event, occurrence or matter (an “Indemnification Matter”) as to which WidePoint or Acquisition, on the one hand, or Vuance on the other hand, as applicable (the “Indemnitee”) is entitled to indemnification from the other, as applicable (the “Indemnitor”) under Section 13.2 or Section 13.4:

(a) Within ten (10) days after the Indemnitee receives written documents underlying the Indemnification Matter or, if the Indemnification Matter does not involve a third party action, suit, claim or demand, promptly after the Indemnitee first has actual knowledge of the Indemnification Matter, the Indemnitee shall give notice to the Indemnitor (“Claim Notice”) of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith (“Claim Amount”), together with copies of any such written documents. Failure to give such notice shall not affect the Indemnitor’s duty or obligations under this Section 13, except: (i) to the extent Indemnitor is prejudiced thereby; or (ii) as otherwise provided in Section 13.5(c).

(b) If a third party action, suit, claim or demand is involved, then, upon receipt of notice from the Indemnitee of such third party action, suit, claim or demand (“Indemnification Notice”), the Indemnitor shall, at its expense and through counsel of its choice, promptly assume and have sole control over the litigation, defense or settlement (the “Defense”) of the Indemnification Matter, except that: (i) the Indemnitee may, at its option and expense and through counsel of its choice, participate in (but not control) the Defense; (ii) if the Indemnitee reasonably believes that the handling of the Defense by the Indemnitor may have a material adverse effect on the Indemnitee, its business or financial condition, or its relationship with any customer, prospect, supplier, employee, salesman, consultant, agent or representative, then the Indemnitee may, at its option and expense and through counsel of its choice, assume control of the Defense, provided that the Indemnitor shall be entitled to participate in the Defense at its expense and the Indemnitee shall not consent to any Judgment or agree to any settlement without the Indemnitor’s prior written consent, which consent shall not be unreasonably withheld; (iii) the Indemnitor shall not consent to any Judgment, or agree to any settlement, without the Indemnitee’s prior written consent, which consent shall not be unreasonably withheld; and (iv) if the Indemnitor does not promptly assume control over the Defense or, after doing so, does not continue to prosecute the Defense in good faith, the Indemnitee may, at its option and through counsel of its choice and at the Indemnitor’s expense, assume control over the Defense and the Indemnitee shall not consent to any Judgment or agree to any settlement, without the Indemnitor’s prior written consent, which consent shall not be unreasonably withheld. In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense, including by furnishing all available documentary or other evidence as is reasonably requested by the other.

(c) The final amount owed by the Indemnitor to the Indemnitee (if any) shall be determined by a final Judgment (without further right of appeal) or by a settlement agreement or similar Contract executed by the parties involved, and shall be adjusted, if applicable, to reflect the provisions of Sections 13.6 and 13.7 (“Indemnification Amount”). At any time after such Judgment is rendered or such settlement agreement or similar Contract is executed, the Indemnitee may give notice to the Indemnitor (“Payment Notice”) demanding payment of the Indemnification Amount.

(d) In cases where the Indemnitors are Vuance and/or Parent, the final amount owed by the Indemnitor to the Indemnitee shall be automatically deducted from the Purchase Price until it is depleted, and thereafter Vuance, and/or Parent shall, subject to the other provisions of this Section 13, be liable, jointly and severally, for the payment of any portion of such final amount remaining to be paid within five (5) business days after Payment Notice is given.

(e) In cases where the Indemnitor is WidePoint, WidePoint shall pay the Indemnification Amount to Vuance within five (5) business days after the Payment Notice is given. Such payment may be made either by submitting payment by wire transfer of immediately available United States federal funds or by certified check.

13.6.           Limits on Indemnification. Indemnitor’s liability under this Section 13 shall be limited as follows:

(a) Deductible. No amount shall be payable by the Indemnitor under this Section 13 unless and until the aggregate amount otherwise payable by such Indemnitor under this Section 13 exceeds Five Thousand Dollars ($5,000.00) (the “Deductible”), in which event such Indemnitor shall pay only the amount payable by such Indemnitor under this Section 13 in excess of the Deductible amount and all future amounts that become payable by such Indemnitor under this Section 13 from time to time thereafter.

(b) Time Period. With respect to all Indemnification Matters, the Indemnitor shall not be liable as to any such Indemnification Matter for which the Indemnitee does not give a Claim Notice to the Indemnitor in accordance with Section 13.5(a) within twenty-four (24) months following the Closing Date.

13.7.           Exceptions to Limitations. None of the limitations set forth in Section 13.6 shall apply in the case of any Indemnification Matter involving; (a) intentional misrepresentation, fraud or a criminal matter; (b) record or beneficial ownership of any of the equity interests of Vuance; (c) a Disclosure Schedule Change; (d) title to or infringement caused by any Software, technology, service or product which, at any time before Closing, was marketed, licensed, maintained, supported, owned, or claimed to have been owned by Vuance; (e) Taxes; (f) the representations and warranties contained in Sections 4.12 and 4.13; (g) the representations and warranties contained in Section 4.18; (h) the covenants and agreements set forth in Section 13.2; (i) any indemnification claim made by WidePoint pursuant to Sections 14.2(e), 14.2(f) or 14.2(g); (k) any indemnification claim made by Vuance or Parent pursuant to Sections 13.4(c), (d) or (e); and (1) covenants or other obligations to be performed after Closing.

SECTION 14: OTHER PROVISIONS

14.1.           Publicity. At all times after the Closing Date, without the prior written consent of the other parties, no party hereto shall make any public announcement regarding the Transactions, except as required by the applicable regulations or rules of the SEC, NYSE/AMEX or any Governmental or Regulatory Entities.

14.2.           Fees and Expenses. Except as otherwise expressly set forth in this Agreement, WidePoint shall pay all of the fees and expenses incurred by it and/or Acquisition on the one hand, and Vuance shall pay all of the fees and expenses incurred by it and Parent on the other hand, in negotiating and preparing this Agreement (and all other Contracts and documents executed in connection herewith or therewith) and in consummating the Transactions.

14.3.           Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one (1) business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid or five (5) business days after being sent by registered or certified mail, return receipt requested, postage charges prepaid. Notices also may be given by prepaid facsimile and shall be effective on the date transmitted if confirmed within 48 hours thereafter by a signed original sent in one of the manners provided in the preceding sentence. Notices shall be sent to the parties at their respective addresses set forth below. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 14.3, provided that any such change of address notice shall not be effective unless and until received.

If to WidePoint or Acquisition to:

Mr. James T. McCubbin WidePoint Corporation One Lincoln Centre 18W140 22nd Street, Suite 104 Oakbrook Terrace, Illinois 60181

with a copy to:
Foley & Lardner LLP
3000 K Street, N.W.
Washington, D.C. 20007-5143
Fax No. (202) 672-5399
Attention: Thomas L. James, Esquire

If to Vuance or Parent:
Vuance, Inc.
c/o Vuance Ltd. Sagid House “Ha’Sharon Industrial Park”
P.O. Box 5039
Qadima 60920, ISRAEL
Attention: Eyal Tuchman

Vuance Ltd.
Sagid House “Ha’Sharon Industrial Park’
P.O. Box 5039
Qadima 60920, ISRAEL
Attention: Eyal Tuchman

with a copy to:

Shelowitz & Associates PLLC 11 Penn Plaza, 16th Floor New York, New York 10001 Fax. No. (646) 328-4569 Attention: Mitchell C. Shelowitz

14.4.            Survival. All representations, warranties and covenants made in this Agreement or pursuant hereto shall survive the date of this Agreement, the Closing Date and the consummation of the Transactions, subject to the provisions of Section 13.6.

14.5.           Interpretation of Representations. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

14.6.   Reliance by Parties. Notwithstanding the right of WidePoint and Acquisition, on the one hand, and Vuance and Parent, on the other, to investigate the business, Assets and financial condition of Vuance, WidePoint and Acquisition respectively, and notwithstanding any knowledge obtainable by WidePoint, Acquisition or Vuance, as a result of such investigations, WidePoint, Acquisition on the one hand and Vuance and Parent, on the other have the unqualified right to rely upon and have relied upon, each of the representations and warranties made by Vuance and Parent on the one hand, and WidePoint and Acquisition on the other, in this Agreement.

14.7.           Entire Understanding. This Agreement, together with the Annexes, Exhibits and Schedules (including the Disclosure Schedule Changes) hereto, states the entire understanding among the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof, including all confidentiality letter agreements and letters of intent previously entered into among some or all of the parties hereto. No amendment or modification of this Agreement shall be effective unless in writing and executed as provided for in Section 10.3 hereof.

14.8.           Parties in Interest. This Agreement shall bind, benefit and be enforceable by and against WidePoint and Acquisition and their respective successors and assigns, and Vuance and Parent and their respective successors and permitted assigns. No party shall in any manner assign any of its or his rights or obligations under this Agreement without the express prior written consent of the other parties.

14.9.           Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

14.10.           Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

14.11.           Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

14.12.           Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

14.13.           References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

14.14.           Controlling Law. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

14.15.           Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise: (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the State of Delaware; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) each of the parties irrevocably waives the right to trial by jury; (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 14.3; and (e) the prevailing parties shall be entitled to recover their reasonable attorneys’ fees and court costs from the other parties.

14.16.           No Third-Party Beneficiaries. Except as provided in Section 14.8, and with respect to the persons indemnified under Section 13, no provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto, including any customer, prospect, supplier, employee, contractor, salesman, agent or representative of Vuance.

14.17.           Bankruptcy Qualification. Each representation or warranty made in or pursuant to this Agreement regarding the enforceability of any Contract shall be qualified to the extent that such enforceability may be effected by bankruptcy, insolvency and other similar Laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors’ rights and remedies.

14.18.           No Assignment. No party may assign this Agreement without the prior written consent of the other parties to this Agreement.

SECTION 15: DEFINED TERMS

Certain defined terms used in this Agreement and not specifically defined in context are defined below in this Section 15. Where any group or category of items or matters is defined collectively in the plural number, any item or matter within such definition may be referred to using such defined term in the singular number. Words of any gender used in this Agreement shall be held and construed to include any other gender, unless the context otherwise requires.

15.1.           “Acquisition” shall have the meaning set forth in the introductory paragraphs of this Agreement.

15.2.           “Acquisition’s Operations” means the continuation of the operation of the Vuance CSMS Business after Closing by Acquisition under WidePoint’s control (and no other business that may be operated by Acquisition before, as of, or after the Closing), as such business operations may be expanded, contracted or otherwise changed after Closing as a result of: (a) expansion or contraction of services, offerings or customer base; (b) development of product enhancements or improvements; (c) development of new releases or new versions of products having substantially similar functional capabilities and market scopes; (d) discontinuance of unsuccessful services, products, product enhancements, product releases or other projects; and (e) other factors generally affecting the Acquisition’s and/or WidePoint’s overall business or the financial services industry; in all cases ((a) through (e)) subject to the applicable provisions of Section 12.1.

15.3.           “Ancillary Agreement” shall have the meaning set forth in Section 4.2.

15.4.           “Asset Purchase” shall have the meaning set forth in the introductory paragraphs of this Agreement.

15.5.           “Assets” means any real, personal, mixed, tangible or intangible property of any nature, including Cash Assets, prepayments, deposits, escrows, accounts receivable, tangible assets (including Tangible Property), Real Property, Software, Contract Rights, Intangibles and goodwill, and any claims, causes of action and other legal rights and remedies, in all cases relating only to the Vuance CSMS Business, including but not limited to those Assets listed on Schedule 2.1(a) hereto.

15.6.           “Assigned Contracts” shall have the meaning set forth in Section 2.1 (a)(iv)(F)

15.7.           “Books and Records” means all files, documents, instruments, papers, books and records relating to the Vuance CSMS Business, regardless of the medium in which such records were created or currently reside, including without limitation the Specified Contracts, financial statements and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals and policies and procedures, but specifically excluding Tax Returns, minute books, stock record books, stock transfer ledgers, stock certificates, membership interest certificates and books, and membership interest transfer ledgers.

15.8.           “Cash Amount” shall have the meaning set forth in Section 3.1(a).

15.9.           “Cash Assets” means any cash on hand, cash in bank or other accounts, readily marketable securities, and other cash-equivalent liquid assets of any nature.

15.10.           “Claim Amount” shall have the meaning set forth in Section 13.5(a).

15.11.           “Claim Notice” shall have the meaning set forth in Section 13.5(a).

15.12.           “Claims” shall have the meaning set forth in Section 4.18.

15.13.           “Closing” shall have the meaning set forth in Section 9.1.

15.14.           “Closing Balance Sheet” shall have the meaning set forth in Section 3.2.

15.15.           “Closing Date” shall have the meaning set forth in Section 9.1.

15.16.           “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, Code Section 4980B, ERISA Sections 601-609.

15.17.           “Code” shall mean the Internal Revenue Code of 1986 as amended from time to time.

15.18.           “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application, notice or report to, or any waiver by, or any other action of, by or with, any Person, which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

15.19.           “Contract” means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any kind or nature, including, but not limited to, sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, subscriber agreements, clearing agreements, options or warrants.

15.20.           “Contract Right” means any right, power or remedy of any kind or nature under any Contract, including rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party’s Obligations, rights to demand another party accept property or services or take or refrain from taking any other actions, and rights to pursue or exercise remedies or options.

15.21.           “Corporate Records” shall have the meaning set forth in Section 4.4.

15.22.           “Deductible” shall have the meaning set forth in Section 13.6(a).

15.23.           “Defense” shall have the meaning set forth in Section 13.5(b).

15.24.           “Disclosure Schedule Change” shall have the meaning set forth in Section 6.7(a).

15.25.           “Disclosure Schedules” shall have the meaning set forth in Section 4.24.

15.26.           “Domain Names” shall have the meaning set forth in Section 4.12.

15.27.           “Earnout Amount” shall have the meaning set forth in Section 3.3(a).

15.28.             “Earnout Payment” shall have the meaning set forth in Section 3.3(a).

15.29.           “Earnout Period” shall have the meaning set forth in Section 3.3(a).

15.30.           “Earnout Report” shall have the meaning set forth in Section 3.3(b)(ii).

15.31.           “Earnout Statement” shall have the meaning set forth in 3.3(b).

15.32.           “Effective Time” shall have the meaning set forth in Section 3.2.

15.33.           “Employee” shall mean only those employees of Vuance who are set forth on Schedule 15.33 and involved in the Vuance CSMS Business who will be hired by Acquisition as part of the Transactions.

15.34.           “Employee Benefit Plans” means any compensation, incentive, fringe or benefit plan, program, policy, commitments or other similar arrangements under which any employee, former employee, director or consultant of or to Vuance, or any of its ERISA Affiliates, or any beneficiary or any such individual, is covered, is eligible for coverage or has benefit or compensation rights or with respect to which Vuance or any ERISA Affiliates has or may have any liability.

15.35.           “Encumbrance” means any lien, superlien, security interest pledge, right of first refusal, mortgage, easement, covenant, restriction, reservation, conditional sale, prior assignment or other encumbrance, claim, burden or charge of any nature.

15.36.           “Environmental Laws” means all applicable Laws (including consent decrees and administrative orders legally binding on the applicable party) governing the public health and safety and protection of the environment, including those governing the use, generation, handling, storage and disposal or cleanup of Hazardous Substances, all as amended.

15.37.           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

15.38.           “ERISA Affiliate” means any trade or business, whether or not incorporated, which is a member of a controlled group or which is under common control with Vuance within the meaning of Section 414 of the Code or which is a member of an “affiliated service group” within the meaning of Section 414 of the Code, which includes Vuance.

15.39.           “ERISA Plan” means any Employee Benefit Plan which is an “employee benefit plan” within the meaning of Section 3(3) of ERISA.

15.40.           “Financial Statements” shall have the meaning set forth in Section 4.7.

15.41.           “US GAAP” means generally accepted accounting principles under then current United States accounting rules and regulations, consistently applied. When used in connection with Acquisition’s and its subsidiaries’ financial reporting, US GAAP shall be applied consistently with Vuance’s past practices; provided, however, in no event shall the consistent application of historical accounting policies used by Vuance have priority over US GAAP as applied to the consolidated financial reporting of WidePoint, regardless of materiality.

15.42.           “Governmental or Regulatory Entity” means any court, tribunal, arbitrator, authority, agency, commission, official, contracting officer or other similar person, or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

15.43.           “Hazardous Substances” means: (a) any substance, waste, contaminant, pollutant or material that has been defined, designated or regulated by any United States federal government authority, or any state or local government authority having jurisdiction over any Real Property, including the Vuance Leased Premises, as hazardous, dangerous or toxic pursuant to any applicable Environmental Law of any state in which any Real Property, including the Vuance Leased Premises, is located or any United States Law; and (b) asbestos, polychlorinated biphenyls (“PCB’s”), petroleum, petroleum products and urea formaldehyde.

15.44.           “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

15.45.           “Indemnification Adjustment” shall have the meaning set forth in Section 13.1.

15.46.           “Indemnification Amount” shall have the meaning set forth in Section 13.5(c).

15.47.           “Indemnification Matters” shall have the meaning set forth in Section 13.5.

15.48.           “Indemnification Notice” shall have the meaning set forth in Section 13.5(b)

15.49.           “Indemnitee” shall have the meaning set forth in Section 13.5.

15.50.           “Indemnitor” shall have the meaning set forth in Section 13.5.

15.51.           “Insurance Policy” means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker’s compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors and officers liability or other insurance policy of any nature.

15.52.           “Intangible” means any name, corporate name, fictitious name, trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, logo, formula, invention, product right, technology or other intangible asset of any nature, whether in use, under development or design, or inactive. Intangibles do not include the name “Vuance.”

15.53.           “IRS” means the United States Internal Revenue Service.

15.54.           “Judgment” means any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

15.55.           “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Entity.

15.56.           “Material Adverse Effect” means any material adverse effect on: (a) the financial condition or results of operations of the Vuance CSMS Business; (b) the exclusive ownership and intellectual property rights held by Vuance with respect to any Software used in the Vuance CSMS Business; or (c) any of the Assets of third parties which are material to and used by Vuance in the Vuance CSMS Business as conducted immediately prior to Closing and are not readily replaceable.

15.57.           “Material Consents” shall have the meaning set forth in Section 9.2(e).

15.58.           “Maximum Earnout” shall have the meaning set forth in Section 3.3(a)(i).

15.59.           “Non-Assigned Contracts” shall have the meaning set forth in Section 2.1(a)(iv)(F).

15.60.           “Obligation” means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

15.61.           “OFAC” shall have the meaning set forth in Section 4.5(b).

15.62.           “Order” means any legally binding writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Entity, in each case whether preliminary or final.

15.63.           “Organizational Documents” shall have the meaning set forth in Section 4.1(a).

15.64.           “Parent’s Knowledge” or “to the knowledge of Parent” means that neither the record owners of any equity shares of Parent, nor any of the other Persons listed on Schedule 15.8(B), have any actual knowledge or implied knowledge that the statement made is incorrect. For this purpose, “implied knowledge” means all information available in the books, records and files of Vuance and/or Parent and all information that individuals holding similar positions in a business comparable to the Vuance CSMS Business should reasonably have been expected to know in the course of operating and managing the business and affairs of Vuance or Parent, respectively.

15.65.           “Patriot Act” shall have the meaning set forth in Section 4.5(b).

15.66.           “Payment Notice” shall have the meaning set forth in Section 13.5(c).

15.67.           “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature, granted, issued, approved or allowed by any foreign, federal, state or local governmental body, administrative agency or Governmental or Regulatory Entity.

15.68.           “Permitted Liens” means: (a) liens for current taxes and assessments not yet past due; (b) liens of landlords, carriers, mechanics, materialman and repairman incurred in the ordinary course of business for sums not yet past due; (c) all recorded Encumbrances that could not reasonably be expected to have a Material Adverse Effect; and (d) all other liens which when taken individually and in the aggregate do not materially detract from the value of the Assets as now used, or materially interfere with any present or presently intended use of those Assets.

15.69.           “Person” means any individual, sole proprietorship, joint venture, corporation, limited liability company, partnership, association, cooperative, trust, estate, governmental body, administrative agency, Governmental or Regulatory Entity or other entity of any nature.

15.70.           “Pre-Closing Tax Period” shall have the meaning set forth in Section 4.17(a).

15.71.           “Proceeding” means any demand, written claim, suit, action, litigation, investigation by any Governmental or Regulatory Entity, arbitration, administrative hearing or other proceeding by any Governmental or Regulatory Entity of any nature.

15.72.           “Purchase Price” shall have the meaning set forth in Section 3.1(a).

15.73.           “Qualified Revenues” shall mean the sum of “Qualified Collections” plus “Qualified Accounts Receivable.” Qualified Collections shall mean with respect to each of the calendar years 2010 and 2011, the actual collection and physical receipt of revenues in connection with all the Specified Contracts listed on Schedule 3.3 in respect of such year. Qualified Collections shall mean with respect to the calendar year 2012, the actual collection and physical receipt of revenues in connection with only the U.S. Department of Defense Crime Scene Development Project Contract and the SEPA CTTF Contract listed on Schedule 3.3 in respect of such year. Qualified Accounts Receivable shall mean with respect to each of the calendar years 2010 and 2011, the net accounts receivable properly recognized by Acquisition under US GAAP in connection with all the Specified Contracts listed on Schedule 3.3 in respect of such year. Qualified Accounts Receivable shall mean with respect to the calendar year 2012, the net accounts receivable properly recognized by Acquisition under US GAAP in connection with only the U.S. Department of Defense Crime Scene Development Project Contract and the SEPA CTTF Contract listed on Schedule 3.3 in respect of such year. Qualified Revenues shall also include the following, if applicable: proceeds from the sale, assignment, transfer, leasing, licensing or other disposition of the Specified Contracts (or, if such transaction occurs in the year 2012, of only the U.S. Department of Defense Crime Scene Development Project Contract and the SEPA CTTF Contract) by Acquisition or any of its affiliates during the Earnout Period.

15.74.           “Real Property” means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including easements, covenants, water rights, sewer rights and utility rights.

15.75.           “Recent Balance Sheet” shall have the meaning set forth in Section 4.7.

15.76.           “Regulatory Agreement” shall have the meaning set forth in Section 4.6(c).

15.77.           “SEC” means the United States Securities and Exchange Commission.

15.78.           “SDN” shall have the meaning set forth in Section 4.5(b).

15.79.           “Software” means any computer program, operating system, applications system, firmware or software of any nature related to the Vuance CSMS Business as conducted immediately prior to Closing, whether operational, under development or inactive, including all object code, source code, algorithm processes, formulae, interfaces, navigational devices, menu structures or arrangements, icons, operational instructions, scripts, commands, syntax, screen design, report design and other designs, concepts, and visual expressions, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature, including but not limited to the items listed in Schedule 15.79.

15.80.           “Software Transfers” shall have the meaning set forth in the introductory paragraphs of this Agreement.

15.81.           “Specified Assets” shall have the meaning set forth in Section 2.1(a).

15.82.           “Specified Contracts” shall have the meaning set forth in Section 4.13(a) and the Contracts listed on Schedule 3.3.

15.83.           “Specified Liabilities of Vuance” shall have the meaning set forth in Section 2.1(b).

15.84.           “Tangible Property” means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment and all forms, supplies or other tangible personal property of any nature.

15.85.           “Tax” or “Taxes” shall mean any federal, state, local, territorial, provincial, or foreign income, net income, gross receipts, single business, unincorporated business, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code § 59A), customs duties, capital stock, franchise, profits, gains, withholding, FICA, social security (or similar), payroll, unemployment, disability, workers compensation, real property, personal property, ad valorem, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether or not disputed.

15.86.           “Tax Returns” shall mean any return, declaration, report, estimate, claim for refund, or information return or statement relating to, or required to be filed in connection with, any Taxes, including any schedule, form, statement, or attachment thereto, and including any amendment thereof.

15.87.           “Transactions” shall have the meaning set forth in the introductory paragraphs of this Agreement.

15.88.           “Transferred Contract” shall have the meaning set forth in Section 11.3.

15.89.           “Vuance CSMS Business” for purposes of this Agreement only, shall mean the collective business of Vuance relating to its Government Services Division, including but not limited to the following: (a) the operation by Vuance of identity management and information protection, and other activities related or incidental thereto; and (b) the development, maintenance, enhancement and provision of Software, services, products and operations for identity management and information protection, that provide functionality the same as, substantially similar to or an extension or evolution of the functionality contained in the Software and related Software products used, licensed or owned at any time by Vuance, and/or any affiliates of Vuance prior to the Closing Date.

15.90.           “Vuance Group Insurance Plan” shall mean all Insurance Policies that constitute group medical, dental, hospitalization, health, disability and related Employee Benefit Plans of Vuance.

15.91.           “Vuance Interests” means al the ownership interests of Vuance outstanding immediately after the Software Transfers and immediately prior to the Asset Purchase.

15.92.           “Vuance’s Knowledge” or “to the Knowledge of Vuance” means that neither the record owners of any equity shares of Vuance, nor any of the other Persons listed on Schedule 15.8(A). have any actual knowledge or implied knowledge that the statement made is incorrect. For this purpose, “implied knowledge” means all information available in the books, records and files of Vuance and/or Parent and all information that individuals holding similar positions in a business comparable to the Vuance CSMS Business should reasonably have been expected to know in the course of operating and managing the business and affairs of Vuance or Parent, respectively.

15.93.           [Intentionally Omitted]

15.94.           “Vuance Leased Premises” shall have the meaning set forth in Section 4.10.

15.95.           “Vuance Software” shall have the meaning set forth in Section 4.12.

15.96.           “WidePoint Group” shall mean WidePoint and all existing and future subsidiaries of WidePoint, including Acquisition.

[BALANCE OF PAGE INTENTIONALLY BLANK]

Witness the due execution and delivery hereof as of the date first stated ABOVE.

WidePoint Corporation

By:
Name: Title:

Vuance Inc.

By:
Name: Eyal Tuchman Title: CEO

Advanced Response Concepts Corporation

By:.
Name: Title:

Vuance Ltd.

By:
Name: Eyal Tuchman Title: CEO

[Signature page to Asset Purchase Agreement]

EXHIBIT A - EVIDENCE OF ASSET TRANSFER DOCUMENT(S) FROM PARENT AND AFFILIATES TO VUANCE

EXHIBIT A

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

This Bill of Sale and Assignment and Assumption Agreement (the “Bill of Sale and Assignment and Assumption Agreement”) is made of this 29th day of January, 2010, by and between Vuance, Inc., a Delaware corporation (“Assignee”) and Vuance Ltd., a company formed under the laws of the State of Israel (“Assignor”), pursuant to that certain Asset Purchase Agreement, dated as of January 29, 2010 (the “Purchase Agreement”), by and among Assignor, Assignee, Advance Response Concepts Corporation (“Advance Response”), and WidePoint Corporation.

WHEREAS, pursuant to the Purchase Agreement, Assignor agreed to sell, transfer and assign to Assignee certain of their assets as identified in the Purchase Agreement; and

WHEREAS, execution of this Bill of Sale and Assignment and Assumption Agreement is a condition of the Closing; and

WHEREAS, Assignor and Assignee entered into that certain Asset Purchase Agreement among Disaster Management Solutions, Inc., Thomas Connell, II, Assignor and Assignee as of August 23, 2007, attached hereto as Schedule 1 (the “DMS Agreement”); and

WHEREAS, Assignor owns certain Specified Assets (as defined in the Purchase Agreement) acquired through the DMS Agreement that are being sold to Advance Response.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms of the Purchase Agreement, the parties hereto hereby act and agree as follows:

1.           Conveyance and Assumption. Assignor hereby transfers, assigns, conveys and delivers to Assignee, its successors and assigns, to have and hold forever, and Assignee hereby accepts from Assignor, all of Assignor’s rights, title and interest in, to and under the Specified Assets that Assignor holds pursuant to the DMS Agreement, as set forth in Schedule 2 attached hereto (the “Parent Assets”), and Assignee accepts and assumes the Parent Assets, and hereby assumes, undertakes, and agrees to pay, perform, fulfill and discharge, from and after the date hereof the Specified Liabilities of Vuance (as defined in the Purchase Agreement) associated with the Parent Assets in accordance with the terms and conditions thereof. Except for the Specified Liabilities of Vuance associated with the Parent Assets, Assignee is not assuming and is not liable for any other liabilities, debts or obligations of Assignor whatsoever.

2.           Power of Attorney. Assignor appoints Assignee, its successors and assigns, as the true and lawful attorney-in-fact of Assignor, with full power of substitution, having full right and authority, in the name of Assignor to collect or enforce for the account of Assignee, liabilities and obligations of third parties under the Parent Assets set forth in Schedule 2; to institute and prosecute all proceedings that Assignee may deem proper in order to enforce any claim to obligations owed under the Parent Assets, to defend and compromise any and all actions, suits or proceedings in respect of the Parent Assets, and to do all such acts in relation to the Parent Assets that Assignee may deem advisable. Assignor agrees that the above-stated powers are coupled with an interest and shall be irrevocable by Assignor.

3.           Payment of Amounts Due. Assignor hereby authorizes and directs all obligors under the Parent Assets to deliver any warrants, checks, drafts or payments to be issued or paid to Assignor pursuant to the Parent Assets to Assignee; and Assignor further authorizes Assignee to receive such warrants, checks, drafts or payments from such obligors and to endorse Assignee’s name on them and to collect all funds due or to become due under the Parent Assets.

4.           Payments Held in Trust. Any payment that may be received by Assignor to which Assignee is entitled by reason of this Bill of Sale and Assignment and Assumption Agreement shall be received by Assignor as trustee for Assignee, and will be delivered to Assignee within five business days of receipt thereof without commingling with any other funds of Assignor.

5.           Further Assurances. Assignor and Assignee at the request of the other and without further consideration, hereby agree to execute and deliver after the date of this Bill of Sale and Assignment and Assumption Agreement such other instruments or documents and to take such additional actions as may be reasonably requested by the other party in order to effect or complete the assumption contemplated hereby.

6.           Consummation of Purchase Agreement. This Bill of Sale and Assignment and Assumption Agreement is intended to evidence the consummation of the assignment by Assignor and assumption by Assignee of the Parent Assets and the Specified Liabilities of Vuance associated with the Parent Assets contemplated by the Purchase Agreement. Assignor and Assignee by their execution of this Bill of Sale and Assignment and Assumption Agreement each hereby acknowledges and agrees that neither the representations and warranties nor the rights and remedies of any party under the Purchase Agreement shall be deemed to be enlarged, modified or altered in any way by this Bill of Sale and Assignment and Assumption Agreement. Any inconsistencies or ambiguities between this Bill of Sale and Assignment and Assumption Agreement and the Purchase Agreement shall be resolved in favor of the Purchase Agreement.

7.           Waiver. The terms and provisions of this Bill of Sale and Assignment and Assumption Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.

8.           Governing Law. This Bill of Sale and Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

9.           Miscellaneous. This Bill of Sale and Assignment and Assumption Agreement (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, (ii) may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and (iii) may be modified or amended only by written agreement executed by each of the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Bill of Sale and Assignment and Assumption Agreement to be executed and delivered as a document under seal as of the date first above written.

ASSIGNEE:

VUANCE, INC.

By:
Name: Eyal Tuchman
Title: CEO

ASSIGNOR:

VUANCE LTD.

By:
Name: Eyal Tuchman Title: CEO

IN WITNESS WHEREOF, the parties have caused this Bill of Sale and Assignment and Assumption Agreement to be executed and delivered as a document under seal as of the date first above written.

ASSIGNEE:

VUANCE, INC.

By:
Name: Eyal Tuchman
Title: CEO

ASSIGNOR:

VUANCE LTD.

By:
Name: Eyal Tuchman Title: CEO

SCHEDULE 1

DMS Agreement

SCHEDULE 2

PARENT ASSETS

Line	P/N	Description	Qty	Note

12	F-SFW-500915	SY-Server vcr 7.xx	3	S.W
14	G-BI-012080	DC CONTROLER PCB 6005	1	H.W
15	G-EP-170010	BUNDLE IPU KIT PC CLC10	3	H.W
16	G-WT-240000	LINE FILTER FN 281-6-06	32	H.W
17	NES.P.200.002	WIFI SENAO NCB3220	1	H.W
18	P-ACC-504827	AC STROB SLS 3001-ML WOKK3001	1	H.W
20	P-ACC-504863	HOT SHOE ADAPTOR to FLASH C-770	5	H.W
21	P-ACC-504887	100X120CM BLUE SCREEN + SCROLLER	1	H.W
23	P-ACC-505035	BATTERY HOLDER DRW #44	8	H.W
24	P-ACC-505040	POWER CONVERTER PLATE DRW #46	8	H.W
25	P-ACC-505055	MAIN PLATE DRW #39	3	H.W
26	P-ACC-505065	RUBBER LEG	27	H.W
35	P-EP-163240	LINE FILTER BZV04/A1020/04	73	H.W
38	P-EP-200382	CHARGER FOR 12V SLA 1.8A	2	H.W
40	P-EP-500480	12 TO 9V BOARD FOR SC CONTROLLER	3	H.W
44	P-EP-502060	MAIN PLUG MALE JR21PK-16P	10	H.W
45	P-EP-502065	MAIN PLUG FEMALE JR21RK-16S	21	H.W
46	P-EP-502070	MAIN PLUG COVER JRC21RC	6	H.W
49	P-EP-503046	CutOff-LVLD 12V 20A	2	H.W
50	P-EP-503050	Battery Charger 13.8V-8A 110/220	2	H.W
51	P-EP-503055	Indoor DB-15 to RJ-45 Adapter	2	H.W
54	P-EP-503075	Female Connector For Pannel 7	19	H.W
55	P-EP-503080	male Connector For Cable 7	33	H.W
56	P-EP-503085	Female Connector Cover	32	H.W
57	P-EP-503086	Male Connector Cover	18	H.W
58	P-EP-503120	Male Connector 5 pin	11	H.W
59	P-EP-503125	Female Connector (for 5 pin)	7	H.W
60	P-EP-503130	Female Connector Cover (5 pin)	8	H.W
62	P-EP-503145	Dual Poles Rocker Switch (Black)	9	H.W
63	P-EP-503150	Sealing Boot for Rocker Switch	13	H.W
64	P-EP-503180	RJ-45 Push-Pull Connector	5	H.W
65	P-EP-503185	RJ-45 Feed Through Connector	6	H.W
66	P-EP-503I90	9WAY Solder SKT FR MT Waterproof	4	H.W
79	P-SP-011262	COVER SWITCH for CANON 6005	3	H.W
81	P-SP-500728	CONVEYOR BELT GLAS/TEFL 26.4X4.1	1	H.W

82	P-SP-500740	Mounting Fork S-24105	8	H.W
84	P-SP-501090	Tube Adapter	9	H.W
85	P-SP-501095	Tube 250mm	9	H.W
87	P-SP-501115	Front Brace	4	H.W
88	P-SP-501125	SDA Case (Black)	4	H.W
89	P-SP-501130	SDA Brace	4	H.W
90	P-SP-501150	Front Holder	3	H.W
91	P-SP-501155	Rear Holder	3	H.W
92	P-SP-501175	Tripod Main Leg	6	H.W
93	P-SP-501180	Tripod Adjustable Leg	3	H.W
94	P-SP-501210	Adapter Tube	17	H.W
95	P-SP-501230	Tube end Plug	10	H.W
96	P-SP-501240	Upper Wooden Plate	4	H.W
97	P-SP-501245	Side Lower Wooden Plate - 1	4	H.W
98	P-SP-501250	Side Lower Wooden Plate - 2	4	H.W
99	P-SP-501255	Hand Knob M6x20	16	H.W
100	P-SP-501275	Nylon Cover	1	H.W
101	P-SP-501295	Tie Belt 50cm black (scotch)	15	H.W
102	P-SP-501360	Eyelet for Belt	6	H.W
103	P-SP-501390	Wire Holder 1	8	H.W
104	P-SP-501395	Wire Holder 2	8	H.W
105	P-SP-501400	Wire Holder 3	9	H.W
106	P-SP-501405	Wire Holder 4	11	H.W
107	P-SP-501425	Hand Knob M8	41	H.W
109	P-SP-501435	FAN BRACKET	14	H.W
110	P-SP-501440	FILTER BRACKET	14	H.W
111	P-SP-501445	FINGERPRINT BRACKET	8	H.W
112	P-SP-501450	LCD BRACKET	7	H.W
113	P-SP-501455	READER BRACKET	8	H.W
114	P-SP-501460	LCD PANEL	10	H.W
115	P-SP-501465	READER PANEL	6	H.W
116	P-SP-501480	FRAME	4	H.W
117	P-SP-501510	FILTER FOAM	1	H.W
118	P-SP-501540	Hand Knob Ml0x20	22	H.W
124		Tripod	6	H.W
125		Yellow DynaGate - Columbus	2	H.W
126		Orange Tripod battery	2	H.W
127		Black Tripod battery	1	H.W
128	P-TP-141760	Orange Pelican suitcase	2	H.W
131	S-ES-MOM001DGU	Enrollment Station (full) - Bucks	I	H.W
132	S-CS-MOM001DGU	Command station suitcase	1	H.W
133		SDA -4A	1	H.W

EXHIBIT B - [INTENTIONALLY OMITTED]

EXHIBIT C - [INTENTIONALLY OMITTED]

EXHIBIT D - 1 – ASSIGNMENT OF INTELLECTUAL PROPERTY FROM PARENT AND VUANCE TO ACQUISITION AND WIDEPOINT

EXHIBIT D-1

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (“Agreement”) is made and entered into effective as of January 29, 2010 (the “Effective Date”), by and among Vuance, Inc., a Delaware corporation with a principal place of business at 213 School Street, Suite 301, Gardner, Massachusetts 01440 (“Seller”); Advanced Response Concepts Corporation, a Delaware corporation with a principal place of business at 18W100 22nd Street, Suite 104, Oakbrook Terrace, Illinois 60181 (“Purchaser”); and WidePoint Corporation, a Delaware corporation with a principal place of business at 18W100 22nd Street, Suite 104, Oakbrook Terrace, Illinois 60181 (“WidePoint”).

Whereas, Purchaser, WidePoint, Seller and Vuance, Ltd., a public company organized in the foreign country of Israel under the Israeli Companies Law, registered with the Registrar of Companies of the State of Israel under company number 52-00-4407-4 (“Parent”) are, this same day, entering into an Asset Purchase Agreement (“Purchase Agreement”) pursuant to which Purchaser is purchasing certain of the assets of Seller and the business conducted therewith, which Purchase Agreement provides for Seller to enter into this Agreement for the benefit of Purchaser and WidePoint and as an inducement for Purchaser and WidePoint to enter into the Purchase Agreement with Seller and Parent;

Whereas, the agreement by Seller to enter into this Agreement is a condition of the Closing, as defined in the Purchase Agreement;

Whereas, Seller desires to sell, assign, grant, convey, and transfer all tangible and intangible intellectual property, software and related information and data of Seller to Purchaser and WidePoint, and Purchaser and WidePoint desire to buy and acquire all such intellectual property, software and related information and data, as is, all in accordance with the terms and conditions of this Agreement (the “Assigned IP”), with such Assigned IP being all the intellectual property of Seller listed in Exhibit A hereto which is used by Seller in the Vuance CSMS Business (as defined in the Purchase Agreement); and

Now, Therefore, in consideration for the promises and considerations set forth in this Agreement, the consideration set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

1.           Conveyance of Rights to Assigned IP. Effective upon the Closing under the Purchase Agreement, Seller hereby transfers, grants, conveys, assigns, and relinquishes exclusively to Purchaser and WidePoint all of the rights, titles, and interests of Seller in and to the Assigned IP, including, without limitation, the following corporeal and incorporeal things arising from, related to or incident to the Assigned IP:

(a)           All rights, title and interest in and to and possession of the object code, source code and any programming code constituting the Assigned IP and any of its component parts;

(b)           All rights, title and interest in and to and possession of all data pertaining to any user of the Assigned IP, including, without limitation, any and all: (i) user identification information, (ii) user scores, (iii) data relating to items, and (iv) data relating to intervals associated with the selection of individual items of the assessment contained in the Assigned IP and any and all related data;

(c)           All rights, title and interest in and to and possession of all media on which the Assigned IP is stored;

(d)           All rights, title and interest in and to and possession of all documentation, system configurations, error reports, commented source code and any related correspondence or memoranda that arise from or are otherwise related to the Assigned IP or its component parts;

(e)           All copyright interests arising from or otherwise pertaining to the Assigned IP, together with all other copyright interests accruing by reason of international copyright conventions or the laws of any foreign jurisdiction;

(f)           All rights, title and interest in and to the concepts, designs, methods, algorithms, inventions, discoveries, improvements, trade secrets, trademarks, know-how, confidential information, and all other intellectual property arising from, related to or otherwise pertaining to the Assigned IP; and

(g)           All of the rights, title, interest, and benefit of Seller in, to, and under all agreements, contracts, licenses, and leases, if any, entered into by Seller, or having Seller as a beneficiary, pertaining to the Assigned IP, including (without limitation) the rights of Seller as licensee and remarketer of any third-party and open source software components (the “Third Party Software Components”) contained in the Assigned IP.

2.           Short Form Assignment. Notwithstanding anything contained herein to the contrary and without in any way reducing any of the rights or obligations of the parties contained in this Agreement, the parties acknowledge that in order to allow disclosure of a signed contract evidencing the assignment executed herein, the Purchaser shall deliver the Assignment of Intellectual Property Agreement in the form attached hereto as Exhibit B (the “Short Form Assignment”) to such requesting third parties. Delivery of the Short Form Assignment and execution thereof shall not reduce the rights or obligations of the parties pursuant to this Agreement, and contains the same Assigned IP as is set forth in Exhibit A attached hereto.

3.           Delivery of Physical Objects. Within five (5) days after the Effective Date (or such later date as Purchaser or WidePoint shall specify), Seller shall deliver to Purchaser and WidePoint (i) its entire inventory of all copies of the Assigned IP in both object code and source code form and all copies of the user information database; (ii) a master copy of the Assigned IP in both source code and object code form, each of which shall be in a form suitable for further copying; and (iii) all other items to be delivered in accordance with Sections 1 and 2 that exist in tangible form (with the items set forth in subsections (i), and (ii) of this Section 3 to be referred to herein as the “Deliverables” and the Assigned IP are also herein referred to collectively as the “Intellectual Property”) Purchaser shall bear all costs incurred in transporting the Deliverables to a location to be designated in writing by Purchaser or WidePoint. In addition, on the date that Seller delivers each copy of the Intellectual Property as set forth in this Section 3 to Purchaser and WidePoint, Seller shall delete and purge or shall cause to be deleted and purged all copies of the Assigned IP (in both object and source code) and any related user data and information and/or documentation related to the Assigned IP from any system owned or controlled by the Seller.

2

4.           Intellectual Property Performance.

(a)           Seller represents, warrants and covenants that the Intellectual Property delivered to Purchaser and WidePoint in accordance with this Agreement will be identical in composition, functionality and performance to that which is being used or has been used by Seller as of the most recent date closest to the date of this Agreement, as well as the versions of the Intellectual Property shown or otherwise presented to WidePoint and its management.

(b)           Seller represents, warrants and covenants that, to its knowledge, the Intellectual Property delivered to Purchaser and WidePoint in accordance with this Agreement will not cause any unplanned interruption, disruption or other failure of the operations of, or accessibility to, the Intellectually Property or the information systems of Purchaser, WidePoint or any of their respective customers through any device, method or means, including, without limitation, any virus, lock up, time bomb, key lock, device, program and/or disabling code. Without limiting the generality of the foregoing, under no circumstances will Seller knowingly deny Purchaser, WidePoint or any of the respective customers or agents of Purchaser and/or WidePoint with access (either physical or online) to the Intellectual Property after the Effective Date.

5.           Warranties of Title. Except for the rights of the owners of the Third Party Software Components:

(a)           Seller represents and warrants that Purchaser and WidePoint shall receive, pursuant to this Agreement as of the Effective Date, complete and exclusive rights, title, and interest in and to all tangible and intangible property rights existing in all the Assigned IP.

(b)           Seller represents and warrants that it has either developed or acquired the Intellectual Property entirely through its own efforts for its own account and that the Intellectual Property is free and clear of all liens, claims, encumbrances, rights, or equities whatsoever of any third party.

(c)           Seller represents and warrants that, to its knowledge, the Intellectual Property does not infringe any patent, copyright, or trade secret of any third party; that the Intellectual Property is fully eligible for protection under applicable copyright law and has not been forfeited to the public domain; and that the source code and system specifications for the Intellectual Property are accurate and complete and have been maintained in confidence.

(d)           Seller represents that, to its knowledge, all rights, title and interests in the Intellectual Property is vested solely and exclusively in Seller, with no other person or entity having any rights with respect thereto, including but not limited to any income, royalty or profit sharing rights.

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(e)           Seller represents and warrants that, to its knowledge, there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Intellectual Property by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization.

6.           Third-Party Software Components. Seller represents and warrants that it has duly obtained the right and license to use, copy, modify, and distribute the software components contained in the Intellectual Property; that the Intellectual Property contains no other software components in which any third party may claim superior or joint ownership; and that the Intellectual Property is not a derivative work of any other software programs not owned in their entirety by Seller. Seller further represents and warrants that Seller has at all times complied with the terms, conditions and obligations set forth in the Intellectual Property.

7.           Release. Seller hereby releases and forever discharges by this Agreement, Purchaser, WidePoint and each of its respective past and present officers, directors and shareholders (each a “Releasee”, collectively “Releasees”), from and against any claim, known or unknown, that Seller may have based on any software development services performed by Seller or any of its respective employees or consultants for Seller and/or any Releasee prior to the date of this Agreement.

8.           Further Assurances. Seller shall execute and deliver such further conveyance instruments and take such further actions as may be necessary or desirable to evidence more fully the transfer of ownership of the Assigned IP to Purchaser and WidePoint. Seller therefore, to the extent reasonably requested by Purchaser and/or WidePoint and at the sole cost and expense of Purchaser, agrees:

(a)           to execute, acknowledge, and deliver any affidavits or documents of assignment and conveyance regarding the Intellectual Property;

(b)           to provide testimony in connection with any proceeding affecting the right, title, or interest of Purchaser in the Intellectual Property; and

(c)           to perform any other acts deemed necessary to carry out the intent of this Assignment Agreement.

9.           Protection of Trade Secrets. For purposes of this Agreement, “Intellectual Property Trade Secret” means the whole or any portion or phase of any scientific or technical information, design, process, flow-chart, procedure, algorithm, user data, formula, or improvement included in the Intellectual Property that is valuable and not generally known to the business concerns engaged in the development or marketing of products competitive with the Intellectual Property. From and after the date of execution hereof, and for so long thereafter as the data or information remains Intellectual Property Trade Secrets, Seller shall not use, disclose, or permit any person not authorized in writing by Purchaser and WidePoint to obtain any Intellectual Property Trade Secrets (whether or not the Intellectual Property Trade Secrets are in written or tangible form), except as specifically authorized in writing by Purchaser and WidePoint.

4

10.           Acknowledgement of Rights. In furtherance of this Agreement, Seller hereby acknowledges that, from and after the Effective Date of this Agreement, Purchaser and WidePoint have acceded to all rights, titles, and standings of Seller to:

(a)           institute and prosecute all suits and proceedings and take all actions that Purchaser or WidePoint, in its respective sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in and to any and all of the Assigned IP; and

(b)           defend and compromise any and all such action, suits, or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and perform all other such acts in relation thereto as Purchaser or WidePoint, in its respective sole discretion, deems advisable.

11.           Payment. The consideration under the terms of the Purchase Agreement shall serve as the consideration for the sale, assignment, grant, conveyance and transfer of the Deliverables and Intellectual Property from Seller to Purchaser and WidePoint under this Agreement.

12.           Successors and Assigns, Seller may not assign or delegate its rights or obligations under this Agreement without the prior written consent of each of Purchaser and WidePoint. Purchaser and WidePoint may assign this Agreement and any of its respective rights and obligations hereunder without the prior written consent of Seller. Subject to the foregoing, this Agreement will be for the benefit of the successors and assigns of Purchaser and/or WidePoint, and will be binding on Seller and any of its assignees as may be permitted by WidePoint and Purchaser.

13.           Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may specify in writing.

14.           Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any conflict of laws provisions in any other jurisdiction. All parties hereby consent to subject matter jurisdiction, personal jurisdiction and venue in the appropriate federal or state court located in or serving the State of Delaware for disputes under this Agreement.

15.           Entire Agreement. This Agreement and the Purchase Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements concerning this subject matter.

16.           Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable: (a) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision; and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

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17.           Modification and Waiver. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing and signed by the party waiving or consenting to the breach. The waiver by either party of, or consent by either party to, a breach of any provision of this Agreement shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach. This Agreement may be amended or modified only in writing by mutual agreement of authorized representatives of the parties.

18.           Advice of Counsel. Each party acknowledges that, in executing this Agreement, such party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against either party by reason of the drafting or preparation hereof.

19.           Headings for Reference Only. The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Assignment Agreement.

20.           Third Party Rights. Nothing contained in this Agreement, whether express or implied, is intended to confer any rights or remedies upon any persons other than the Parties hereto and their respective successors and assigns; nor is anything in this Agreement intended to relieve or discharge the obligations or liabilities or any third person to either party or this Agreement nor shall any provision hereof give any third person any right of subrogation or action over either party.

21.           Injunctive Relief for Breach. Seller agrees that its obligations under this Agreement are of a unique character that gives them particular value; the breach by Seller of any of such obligations will result in irreparable and continuing damage to Purchaser and WidePoint for which there will be no adequate remedy at law; and, in the event of such breach, Purchaser and WidePoint each will be entitled to injunctive relief and/or a decree for specific performance, provided that such relief shall not be the exclusive form of relief for Purchaser or WidePoint.

22.           Counterparts. This Agreement may be executed in counterparts, each of which may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document.

[Signatures on Following Page - Remainder of Page Intentionally Left Blank]

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date(s) shown below.

Attest (Seal):		VUANCE, INC.

By:		By:
	Name: Eyal Tuchman		Name: Eyal Tuchman
	Title: Secetery		Title: CEO

Attest (Seal):		ADVANCED RESPONSE CONCEPTS CORPORATION

By:		By:
	Name: James T. McCubbin Title: Secretary		Name: Denise M.B. Finnance Title: President

Attest (Seal);		WIDEPOINT CORPORATION

By:		By:
	Name: James T. McCubbin Title: Secretary		Name: Steve L. Komar Title: Chairman & Chief Executive Officer

[Signature Page to Intellectual Property Assignment and License Agreement]

7

EXHIBIT A – ASSIGNED IP

Intellectual Property Transferred from Vuance Ltd. to Vuance, Inc.:

Line	P/N	Description	Qty	Note

12	F-SFW-500915	SY-Server ver 7.xx	3	S.W
14	G-BI-012080	DC CONTROLER PCB 6005	1	H.W
15	G-EP-170010	BUNDLE IPU KIT PC CLC10	3	H.W
16	G-WT-240000	LINE FILTER FN 281-6-06	32	H.W
17	NES.P.200.002	WIFI SENAO NCB3220	1	H.W
18	P-ACC-504827	AC STROB SLS 3001-ML WOKK3001	1	H.W
20	P-ACC-504863	HOT SHOE ADAPTOR to FLASH C-770	5	H.W
21	P-ACC-504887	100X120CM BLUE SCREEN + SCROLLER	1	H.W
23	P-ACC-505035	BATTERY HOLDER DRW #44	8	H.W
24	P-ACC-505040	POWER CONVERTER PLATE DRW #46	8	H.W
25	P-ACC-505055	MAIN PLATE DRW #39	3	H.W
26	P-ACC-505065	RUBBER LEG	27	H.W
35	P-EP-163240	LINE FILTER BZV04/A1020/04	73	H.W
38	P-EP-200382	CHARGER FOR 12V SLA 1.8A	2	H.W
40	P-EP-500480	12 TO 9V BOARD FOR SC CONTROLLER	3	H.W
44	P-EP-502060	MAIN PLUG MALE JR21PK-16P	10	H.W
45	P-EP-502065	MAIN PLUG FEMALE JR21RK-16S	21	H.W
46	P-EP-502070	MAIN PLUG COVER JRC21RC	6	H.W
49	P-EP-503046	CutOff-LVLD 12V 20A	2	H.W
50	P-EP-503050	Battery Charger 13.8V-8A 110/220	2	H.W
51	P-EP-503055	Indoor DB-15 to RJ-45 Adapter	2	H.W
54	P-EP-503075	Female Connector For Pannel 7	19	H.W
55	P-EP-503080	male Connector For Cable 7	33	H.W
56	P-EP-503085	Female Connector Cover	32	H.W
57	P-EP-503086	Male Connector Cover	18	H.W
58	P-EP-503120	Male Connector 5 pin	11	H.W
59	P-EP-503125	Female Connector (for 5 pin)	7	H.W
60	P-EP-503130	Female Connector Cover (5 pin)	8	H.W
62	P-EP-503145	Dual Poles Rocker Switch (Black)	9	H.W
63	P-EP-503150	Sealing Boot for Rocker Switch	13	H.W
64	P-EP-503180	RJ-45 Push-Pull Connector	5	H.W
65	P-EP-503185	RJ-45 Feed Through Connector	6	H.W
66	P-EP-503190	9WAY Solder SKT FR MT Waterproof	4	H.W
79	P-SP-011262	COVER SWITCH for CANON 6005	3	H.W
81	P-SP-500728	CONVEYOR BELT GLAS/TEFL 26.4X4.1	1	H.W

82	P-SP-500740	Mounting Fork S-24105	8	H.W
84	P-SP-501090	Tube Adapter	9	H.W
85	P-SP-501095	Tube 250mm	9	H.W
87	P-SP-501115	Front Brace	4	H.W
88	P-SP-501125	SDA Case (Black)	4	H.W
89	P-SP-501130	SDA Brace	4	H.W
90	P-SP-501150	Front Holder	3	H.W
91	P-SP-501155	Rear Holder	3	H.W
92	P-SP-501175	Tripod Main Leg	6	H.W
93	P-SP-501180	Tripod Adjustable Leg	3	H.W
94	P-SP-501210	Adapter Tube	17	H.W
95	P-SP-501230	Tube end Plug	10	H.W
96	P-SP-501240	Upper Wooden Plate	4	H.W
97	P-SP-501245	Side Lower Wooden Plate - 1	4	H.W
98	P-SP-501250	Side Lower Wooden Plate - 2	4	H.W
99	P-SP-501255	Hand Knob M6x20	16	H.W
100	P-SP-501275	Nylon Cover	1	H.W
101	P-SP-501295	Tie Belt 50cm black (scotch)	15	H.W
102	P-SP-501360	Eyelet for Belt	6	H.W
103	P-SP-501390	Wire Holder 1	8	H.W
104	P-SP-501395	Wire Holder 2	8	H.W
105	P-SP-501400	Wire Holder 3	9	H.W
106	P-SP-501405	Wire Holder 4	11	H.W
107	P-SP-501425	Hand Knob M8	41	H.W
109	P-SP-501435	FAN BRACKET	14	H.W
110	P-SP-501440	FILTER BRACKET	14	H.W
111	P-SP-501445	FINGERPRINT BRACKET	8	H.W
112	P-SP-501450	LCD BRACKET	7	H.W
113	P-SP-501455	READER BRACKET	8	H.W
114	P-SP-501460	LCD PANEL	10	H.W
115	P-SP-501465	READER PANEL	6	H.W
116	P-SP-501480	FRAME	4	H.W
117	P-SP-501510	FILTER FOAM	1	H.W
118	P-SP-501540	Hand Knob Ml0x20	22	H.W
124		Tripod	6	H.W
125		Yellow DynaGate - Columbus	2	H.W
126		Orange Tripod battery	2	H.W
127		Black Tripod battery	1	H.W
128	P-TP-141760	Orange Pelican suitcase	2	H.W
131	S-ES-MOM001DGU	Enrollment Station (full) - Bucks	1	H.W
132	S-CS-MOM001DGU	Command station suitcase	1	H.W
133		SDA -4A]	1	H.W

Non-CSMS Applications (Vuance Ltd – SUPERCOM IP)

Name	Description	Language	Runs On

MiniMap	This application is used to map/unmap smartcards for various projects.	Dephi	Windows XP
CPA	This is used to write/read data from smartcards using proprietary Vuance methods, (non-piv)	Dephi	Windows 32bit
VUANCE_ACG.exe	This software is used to generate valid license keys for the smartgate software that runs on DAP’s.	? assumed Delphi	Windows 2000+

Non-CSMS Libraries (Vuance Ltd – SuperCom IP)

Name	Description	Language	Runs On

VUANCE_CDM.dll	A SmartCard Access library	Dephi	Windows 2000+
TLVToXMLCom.dll	This takes the data from the VUANCE_CDM.dll raw TLV data and converts it to an XML document for consumption of the underlying application.	Dephi	Windows 2000+
SyServer.dll	This is a pieces of IRMS software used to connect to the SyServer software.	?	CE 4.2

IRMS Applications (Vuance Ltd – SuperCom IP)

Name	Description	Language	Runs On

SGCECom	This provides the communications for the smartgate software.	C#	CE 4.2 (DAP)
SGCETerm	This is the main SmartGate program on the handheld	C#	CE 4.2 (DAP)
LDrivers	This is a link layer application to connect the SGCETerm application with the hardware devices on the DAP.	C++	CE 4.2 (DAP)
Buck	Has something to do with the Bucks County IRMS project. Beyond this we have little knowledge about this project.	?	?
PTFTerm	This is the same as SGCETerm just with slight changes for the Bucks county project.	C#	CE 4.2 (DataStrip)

DataFetcher	This product is used to synchronize data between multiple IRMS installations	C#	Windows
SGCEConf	This is the smartgate configuration program	C#	CE 4.2 (DAP)
SGCEDBUP	This is the handheld Database update program synchronizing DAP handhelds and program.	C#	CE 4.2 (DAP)
SGCEKeyMan	This software is used to make sure a licenseKey is used with the handheld	C#	CE 4.2 (DAP)
CDD	This is a QA application for showing data that is saved to the SmartCard	C#	Windows
DB_Sync	This is a DB Sync application for IRMS for a specific project	C#	Windows
SmartGate	Rebranded Falcon access control software. Used for IRMS	?	Windows XP
SyServer v6.0	Communications software for communicating with smartgate windows software and smartgate handheld software.	?	Windows XP

CSMS Applications Databases

Name	Description	Language	Runs On

RAPTOR (DMS)	The raptor database	SQL Script	MSSQL
Cannonball (CSMS)	The messaging database	SQL Script	MSSQL
Condor	The Condor (Crime Scene) database	SQL Script	MySQL
SecurityClearance (CSMS)	An original concept for dealing with security clearances for the federal government. Never used.	SQL backup file	MSSQL

RAPTOR

Name	Description	Language	Runs On

RaptorPhotoEditor (CSMS)	Crop previously saved photos from the raptor database, analyze the image for PIV compliance and update the photo.	C#	Windows XP+
Raptor Web (DMS)	This is the main web application for RAPTOR.	C#	Windows Server 2003
RAPTORWebServices (CSMS)	This is the web services that expose the underlying RAPTOR database.	C#	Windows Server 2003

EmailGrabber (CSMS)	Used to retrieve e-mail addresses and names for Chester county	C#	Windows Sever 2003
RaptorUtilities (DMS)	An Object library for standard utilities that Raptor has	C#	Windows
MessagingGateway (CSMS)	Used in Raptor web application for sending messages between users within the application and external to the application	C#	Windows Server 2003
RaptorEngine (DMS)	Is a content generation engine which builds the forms for both RaptorWeb and Connect	C#	Windows
RaptorXMLWriter (CSMS)	This takes the RAPTOR data and writes/reads XML data for the CPA	C#	Windows XP+
RaptorDataAccess (Connect) (DMS)	The Connect Application	C#	Windows XP+
Enroll	An Extension of the connect application used for enrollment.	C#	Windows XP+
FingerPrintCapture (CSMS)	Capture and store finger print images and INCITS template data	C#	Windows XP+
RaptorPhotoCapture (CSMS)	Capture and analyze photos for PIV compliance.	C#	Windows XP+
RaptorConnectionService (CSMS)	This is a windows service to managing the connection between software on the machine and the RAPTOR instance on the server	C#	Windows XP+
DataConnectionService (CSMS)	This is a class that allows the propogation of data between the software and the Raptor-ConnectionService	C#	Windows XP+
ConnectLicenseKey-Generator (CSMS)	This creates license keys for the Connect application suite	C#	Windows XP+
RaptorMobile (DMS)	The Handheld application	C#	Windows Mobile 6 or CE
RaptorCardEncoding (DMS)	This allows for the encoding of FlashCOS cards for the RegionV program.	C#	Windows XP
WindowsService (CSMS)	The RAPTOR windows service used for sending e-mail notifications and reminders.	C#	Windows Server 2003
AJAXEnabledWebSitel (CSMS)	This is the skills data entry application.	C#	Windows Server

ConfigurationDownload (CSMS)	Downloads connection information for connect and other software	C#	Windows XP+
RaptorSCDO (CSMS)	This is a RAPTOR SmartCard Data Object library	C#	Windows XP+
Raptor Service (CSMS)
RAPTOR Forms (DMS)	A bunch of XML files that cover the following items:	XML	Any

    a. BaseLineVitals
    b. Biometrics
    c. Emergency Contact
    d. Form Template
    e. Insurancelnfo
    f. Medical Force Protection
    g. Medicalln formation
    h. Medical Surgery
    i. NFPA1582
    j. Persons
    k. Persons Family
    1. Pulmonary Vitals
    m. Questions
    n. Skill Customization
    o. Skills
    p. Training
    q. Vacinations

CardProcessing (DMS)	A Card printing library	C#	Windows XP+
CardPrintConcept (DMS)
SmartCardDesigner (CSMS)	A visual editor for smart card template design	C#	Windows XP+
CardPrintUtility (DMS)	A utility used to print cards	C#	Windows XP+

Condor (CSMS)

Name	Description	Language	Runs On

CMSDBUpdate	Crime Scene database update	C#	Windows XP+
CMSDBQueue	Crime Scene message queue	C#	Windows XP+

CMSDBService	Crime Scene database client/server synchronization service library	C#	Windows XP+
Sync Service	Crime Scene Synchronization Service	C#	Windows XP+
Condor	Crime Scene Management and evidence collection system	C#	Windows XP+ With extra work for Tablets
CommonData	Provides a common means of passing data between programs	C#	Windows XP+
Login	Plugin for loging in	C#	Windows
ObservationPad	Plugin for observation recording	C#	Windows
Scene Wizard	Plugin for Createing a new crime scene	C#	Windows
WebBrowser	Plugin for allowing access to certain web sited from within Condor	C#	Windows
InternalMessaging	Commong Plugin architecture	C#	Windows
ApplicationLogging	This allows Event Viewer logging	C#	Windows
Shell Application	This is a basic application for dealing with plugins	C#	Windows

Common Data (CSMS)

Name	Description	Language	Runs On

CMSPivData	Read, write and validate PIV cards	C#	Windows XP+
CMSPivForms	A library of forms for use by PIV applications	C#	Windows XP+
CMSPivLS	Scan, Analyze and display finger print images and minutia data points	C#	Windows XP+
CMSPivXM	Extract finger printes from scanned images. Match as scanned finger print to a finger print already stored on a smartcard	C#	Windows XP+
LaunchKey	Generate and validate keys to keep applications from being executed outside of the main applications	C#	Windows XP+
Photo Capture A ware	Photo Capture library routines using Aware middleware	C#	Windows XP+

X509Lib	X509 certificate library routines	C#	Windows XP+
FieldTester	Uses an algorithm that compares user typed information and database data then compares them allowing for a certain percentage of error.	C#	Windows
CaptchTester	Creates a image in code and distorts it and allows for a user to enter the code seen in the image.	C#	Windows Server 2003
SignatureLib	Integerates software with topaz signature capture hardware	C#	Windows
WebAutomation	A library used for screen scraping data from the web	C#	Windows
SmartCard (dll + source)	Used for reading/writing smartcards	C#	Windows
TLVCoder	Converts data to and from TLV	C#	Windows
GenerateMessagingProxy	A utility to geterate the messaging gateway proxy.	C#	Windows

Additional (CSMS)

Name	Description	Language	Runs On

ElectronicValidation	A webservice for electronic verification	C#	Windows Server 2008
VerificationWebsite	A admin and user website for administering accounts for the electronic verification	C#	Windows Server 2008
AuditLogger	A webservice for logging	C#	Windows Server

Legacy (DMS)

Name	Description	Language	Runs On

DMSPocketPCClient	Original RAPTOR handheld	C#	Windows Mobile 5
RaptorHHSetup	Raptor handheld setup	C#	Windows Mobile 5
RaptorHHClient	An updated RAPTOR handheld to work with RAPTOR SmartCards.	C#	Windows Mobile 5
TemplateLoader	Was used to
ServiceConfiguration	Configures the RAPTOR windows server	C#	Windows Server 2003

Patents:

U.S. Patent Application No. 12/146,394
NPI Emergency Responder Credentialing System and Method
Matter no. 126647 (Polsinelli Law)

U.S. Patent Application No. 12/146,393
NP2 Emergency Responder Credentialing System and Method
Matter no. 126648 (Polsinelli Law)

U.S. Patent Application No. 12/146,392
NP3 Emergency Responder Credentialing System and Method
Matter no. 126649 (Polsinelli Law)

U.S. Patent Application No. 60/945,947
System and Method of Providing Trusted Information Regarding Emergency Responders
Reference #TCOPT01 (IP Strategies, Intelelctual Property Law)

EXHIBIT B

Short Form Assignment

EXHIBIT D-2 – INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE AGREEMENT FROM PARENT AND VUANCE TO ACQUISITION AND WIDEPOINT

EXHIBIT D-2

ASSIGNMENT OF INTELLECTUAL PROPERTY

WHEREAS, the undersigned persons and entities (the “Assignor”), being the sole owner of all the intellectual property listed in Exhibit A hereto (“Intellectual Property”) which is used by Vuance, Inc. in the Vuance CSMS Business (as defined in the Purchase Agreement referenced below); and

WHEREAS, Advanced Response Concepts Corporation, a corporation formed under the laws of Delaware, and WidePoint Corporation, a corporation formed under the laws of Delaware (collectively, the “Assignee”), are desirous of acquiring the entire and exclusive right, title and interest in and to the Intellectual Property,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby as follows:

(1)
Assignor represents and warrants that (i) it is the sole and exclusive owner of all the Intellectual Property and (ii) it is the person listed in Schedule 8.2(G) of the Purchase Agreement (as defined below).

(2)
Further to the Purchase Agreement, Assignor hereby assigns, conveys, transfers, and sets over to Assignee, the entire and exclusive right, title and interest of Assignor in and to the Intellectual Property, including the right to sell, license, transfer, reverse engineer, improve, and make derivative works or modifications thereof.

(3)
This instrument is furnished pursuant to Section 8.2(g) of the Asset Purchase Agreement, dated as of January 29, 2010, by and among WidePoint Corporation, Advanced Response Concepts Corporation, Vuance, Inc. and Vuance, Ltd. (“Purchase Agreement”).

(4)
Assignor, without further consideration, diligently and in good faith, shall (a) execute and deliver to Assignee such other documents, instruments, and consents as Assignee reasonably may require to consummate more effectively the assignment, conveyance, and transfer contemplated hereby, and (b) take all further actions necessary or desirable to carry out the purposes of this instrument and the assignment, conveyance, and transfer contemplated hereby as Assignee reasonably may request.

[BALANCE OF PAGE INTENTIONALLY BLANK]

Assignment of Vuance CSMS Business Intellectual Property

Executed January 29, 2010	ASSIGNOR:

VUANCE, INC.

By:
Name: Eyal Tuchman
Title: CEO

2

Assignment of Vuance CSMS Business Intellectual Property

EXHIBIT A - INTELLECTUAL PROPERTY

Intellectual Property Transferred from Vuance Ltd. to Vuance, Inc.:

Line	P/N	Description	Qty	Note

12	F-SFW-500915	SY-Server ver 7.xx	3	S.W
14	G-BI-012080	DC CONTROLER PCB 6005	1	H.W
15	G-EP-170010	BUNDLE IPU KIT PC CLC10	3	H.W
16	G-WT-240000	LINE FILTER FN 281-6-06	32	H.W
17	NES.P.200.002	WIFI SENAO NCB3220	1	H.W
18	P-ACC-504827	AC STROB SLS 3001-ML WOKK3001	1	H.W
20	P-ACC-504863	HOT SHOE ADAPTOR to FLASH C-770	5	H.W
21	P-ACC-504887	100X120CM BLUE SCREEN + SCROLLER	1	H.W
23	P-ACC-505035	BATTERY HOLDER DRW #44	8	H.W
24	P-ACC-505040	POWER CONVERTER PLATE DRW #46	8	H.W
25	P-ACC-505055	MAIN PLATE DRW #39	3	H.W
26	P-ACC-505065	RUBBER LEG	27	H.W
35	P-EP-163240	LINE FILTER BZVO4/A1020/04	73	H.W
38	P-EP-200382	CHARGER FOR 12V SLA 1.8A	2	H.W
40	P-EP-500480	12 TO 9V BOARD FOR SC CONTROLLER	3	H.W
44	P-EP-502060	MAIN PLUG MALE JR21PK-16P	10	H.W
45	P-EP-502065	MAIN PLUG FEMALE JR21RK-16S	21	H.W
46	P-EP-502070	MAIN PLUG COVER JRC21RC	6	H.W
49	P-EP-503046	CutOff-LVLD 12V 20A	2	H.W
50	P-EP-503050	Battery Charger 13.8V-8A 110/220	2	H.W
51	P-EP-503055	Indoor DB-15 to RJ-45 Adapter	2	H.W
54	P-EP-503075	Female Connector For Pannel 7	19	H.W
55	P-EP-503080	male Connector For Cable 7	33	H.W
56	P-EP-503085	Female Connector Cover	32	H.W
57	P-EP-503086	Male Connector Cover	18	H.W
58	P-EP-503120	Male Connector 5 pin	11	H.W
59	P-EP-503125	Female Connector (for 5 pin)	7	H.W
60	P-EP-503130	Female Connector Cover (5 pin)	8	H.W
62	P-EP-503145	Dual Poles Rocker Switch (Black)	9	H.W
63	P-EP-503150	Sealing Boot for Rocker Switch	13	H.W
64	P-EP-503180	RJ-45 Push-Pull Connector	5	H.W
65	P-EP-503185	RJ-45 Feed Through Connector	6	H.W
66	P-EP-503190	9WAY Solder SKT FR MT Waterproof	4	H.W
79	P-SP-011262	COVER SWITCH for CANON 6005	3	H.W
81	P-SP-500728	CONVEYOR BELT GLAS/TEFL 26.4X4.1	1	H.W

3

Assignment of Vuance CSMS Business Intellectual Property

82	P-SP-500740	Mounting Fork S-24105	8	H.W
84	P-SP-501090	Tube Adapter	9	H.W
85	P-SP-501095	Tube 250mm	9	H.W
87	P-SP-501115	Front Brace	4	H.W
88	P-SP-501125	SDA Case (Black)	4	H.W
89	P-SP-501130	SDA Brace	4	H.W
90	P-SP-501150	Front Holder	3	H.W
91	P-SP-501155	Rear Holder	3	H.W
92	P-SP-501175	Tripod Main Leg	6	H.W
93	P-SP-501180	Tripod Adjustable Leg	3	H.W
94	P-SP-501210	Adapter Tube	17	H.W
95	P-SP-501230	Tube end Plug	10	H.W
96	P-SP-501240	Upper Wooden Plate	4	H.W
97	P-SP-501245	Side Lower Wooden Plate -1	4	H.W
98	P-SP-501250	Side Lower Wooden Plate - 2	4	H.W
99	P-SP-501255	Hand Knob M6x20	16	H.W
100	P-SP-501275	Nylon Cover	1	H.W
101	P-SP-501295	Tie Belt 50cm black (scotch)	15	H.W
102	P-SP-501360	Eyelet for Belt	6	H.W
103	P-SP-501390	Wire Holder 1	8	H.W
104	P-SP-501395	Wire Holder 2	8	H.W
105	P-SP-501400	Wire Holder 3	9	H.W
106	P-SP-501405	Wire Holder 4	11	H.W
107	P-SP-501425	Hand Knob M8	41	H.W
109	P-SP-501435	FAN BRACKET	14	H.W
110	P-SP-501440	FILTER BRACKET	14	H.W
111	P-SP-501445	FINGERPRINT BRACKET	8	H.W
112	P-SP-501450	LCD BRACKET	7	H.W
113	P-SP-501455	READER BRACKET	8	H.W
114	P-SP-501460	LCD PANEL	10	H.W
115	P-SP-501465	READER PANEL	6	H.W
116	P-SP-501480	FRAME	4	H.W
117	P-SP-501510	FILTER FOAM	1	H.W
118	P-SP-501540	Hand Knob M10x20	22	H.W
124		Tripod	6	H.W
125		Yellow DynaGate - Columbus	2	H.W
126		Orange Tripod battery	2	H.W
127		Black Tripod battery	1	H.W
128	P-TP-141760	Orange Pelican suitcase	2	H.W
131	S-ES-MOM001DGU	Enrollment Station (full) - Bucks	1	H.W
132	S-CS-MOM001DGU	Command station suitcase	1	H.W
133		SDA -4A	1	H.W]

4

Assignment of Vuance CSMS Business Intellectual Property

Non-CSMS Applications (Vuance Ltd - SUPERCOM IP)

Name	Description	Language	Runs On

MiniMap	This application is used to map/unmap smartcards for various projects.	Dephi	Windows XP
CPA	This is used to write/read data from smartcards using proprietary Vuance methods. (non-piv)	Dephi	Windows 32bit
VUANCE_ACG.exe	This software is used to	? assumed	Windows 2000+
	generate valid license keys for the smartgate software that runs on DAP’s.	Delphi

Non-CSMS Libraries (Vuance Ltd - SuperCom IP)

Name	Description	Language	Runs On

VUANCE_CDM.dll	A SmartCard Access library	Dephi	Windows 2000+
TLVToXMLCom.dll	This takes the data from the VUANCE_CDM.dll raw TLV data and converts it to an XML document for consumption of the underlying application.	Dephi	Windows 2000+
SyServer.dll	This is a pieces of IRMS software used to connect to the SyServer software.	?	CE 4.2

IRMS Applications (Vuance Ltd - SuperCom IP)

Name	Description	Language	Runs On

SGCECom	This provides the communications for the smartgate software.	C#	CE 4.2 (DAP)
SGCETerm	This is the main SmartGate program on the handheld	C#	CE 4.2 (DAP)
LDrivers	This is a link layer application to connect the SGCETerm application with the hardware devices on the DAP.	C++	CE 4.2 (DAP)
Buck	Has something to do with the Bucks County IRMS project. Beyond this we have little knowledge about this project.	?	?
PTFTerm	This is the same as SGCETerm just with slight changes for the Bucks county project.	C#	CE 4.2 (DataStrip)

5

Assignment of Vuance CSMS Business Intellectual Property

DataFetcher	This product is used to synchronize data between multiple IRMS installations	C#	Windows
SGCEConf	This is the smartgate configuration program	C#	CE 4.2 (DAP)
SGCEDBUP	This is the handheld Database update program synchronizing DAP handhelds and program.	C#	CE 4.2 (DAP)
SGCEKeyMan	This software is used to make sure a licenseKey is used with the handheld	C#	CE 4.2 (DAP)
CDD	This is a QA application for showing data that is saved to the SmartCard	C#	Windows
DB_Sync	This is a DB Sync application for IRMS for a specific project	C#	Windows
SmartGate	Rebranded Falcon access control software. Used for IRMS	?	Windows XP
SyServer v6.0	Communications software for communicating with smartgate windows software and smartgate handheld software.	?	Windows XP

CSMS Applications Databases

Name	Description	Language	Runs On

RAPTOR (DMS)	The raptor database	SQL Script	MSSQL
Cannonball (CSMS)	The messaging database	SQL Script	MSSQL
Condor	The Condor (Crime Scene) database	SQL Script	MySQL
SecurityClearance (CSMS)	An original concept for dealing with security clearances for the federal government. Never used.	SQL backup file	MSSQL

RAPTOR

Name	Description	Language	Runs On

RaptorPhotoEditor (CSMS)	Crop previously saved photos from the raptor database, analyze the image for PIV compliance and update the photo.	C#	Windows XP+

6

Assignment of Vuance CSMS Business Intellectual Property

RaptorWeb (DMS)	This is the main web application for RAPTOR.	C#	Windows Server 2003
RAPTORWebService’s (CSMS)	This is the web services that expose the underlying RAPTOR database.	C#	Windows Server 2003
EmailGrabber (CSMS)	Used to retrieve e-mail addresses and names for chester county	C#	Windows Sever 2003
RaptorUtilities (DMS)	An Object library for standard utilities that Raptor has	C#	Windows
MessagingGateway (CSMS)	Used in Raptor web application for sending messages between users within the application and external to the application	C#	Windows Server 2003
RaptorEngine (DMS)	Is a content generation engine which builds the forms for both RaptorWeb and Connect	C#	Windows
RaptorXMLWriter (CSMS)	This takes the RAPTOR data and writes/reads XML data for the CPA	C#	Windows XP+
RaptorDataAccess (Connect) (DMS)	The Connect Application	C#	Windows XP+
Enroll	An Extension of the connect application used for enrollment.	C#	Windows XP+
FingerPrintCapture (CSMS)	Capture and store finger print images and INCITS template data	C#	Windows XP+
RaptorPhotoCapture (CSMS)	Capture and analyze photos for PIV compliance.	C#	Windows XP+
RaptorConnectionService (CSMS)	This is a windows service to managing the connection between software on the machine and the RAPTOR instance on the server	C#	Windows XP+
DataConnectionService (CSMS)	This is a class that allows the propogation of data between the software and the RaptorConnectionService	C#	Windows XP+
ConnectLicenseKeyG enerator (CSMS)	This creates license keys for the Connect application suite	C#	Windows XP+
RaptorMobile (DMS)	The Handheld application	C#	Windows Mobile 6 or CE

7

Assignment of Vuance CSMS Business Intellectual Property

RaptorCardEncoding (DMS)	This allows for the encoding of FlashCOS cards for the RegionV program.	C#	Windows XP
WindowsService (CSMS)	The RAPTOR windows service used for sending e-mail notifications and reminders.	C#	Windows Server 2003
AJAXEnabledWebSitel (CSMS)	This is the skills data entry application.	C#	Windows Server
ConfigurationDownload (CSMS)	Downloads connection information for connect and other software	C#	Windows XP+
RaptorSCDO	This is a RAPTOR SmartCard	C#	Windows XP+
(CSMS)	Data Object library
RaptorService
(CSMS)
RAPTOR Forms (DMS)	A bunch of XML files that cover the following items:	XML	Any

    a. BaseLine Vitals
    b. Biometrics
    c. EmergencyContact
    d. FormTemplate
    e. Insurancelnfo
    f. Medical ForceProtection
    g. Medicallnformation
    h. MedicalSurgery
    i. NFPA1582
    j. Persons
    k. PersonsFamily
    1. PulmonaryVitals
    m. Questions
    n. SkillCustomization
    o. Skills
    p. Training
    q. Vacinations

CardProcessing	A Card printing library	C#	Windows XP+
(DMS)
CardPrintConcept
(DMS)
SmartCardDesigner (CSMS)	A visual editor for smart card template design	C#	Windows XP+

8

Assignment of Vuance CSMS Business Intellectual Property

CardPrintUtility (DMS)	A utility used to print cards	C#	Windows XP+

Condor (CSMS)

Name	Description	Language	Runs On

CMSDBUpdate	Crime Scene database update	C#	Windows XP+
CMSDBQueue	Crime Scene message queue	C#	Windows XP+
CMSDBService	Crime Scene database client/server synchronization service library	C#	Windows XP+
SyncService	Crime Scene Synchronization Service	C#	Windows XP+
Condor	Crime Scene Management and evidence collection system	C#	Windows XP+ With extra work for Tablets
CommonData	Provides a common means of passing data between programs	C#	Windows XP+
Login	Plugin for loging in	C#	Windows
ObservationPad	Plugin for observation recording	C#	Windows
SceneWizard	Plugin for Createing a new crime scene	C#	Windows
WebBrowser	Plugin for allowing access to certain web sited from within Condor	C#	Windows
InternalMessaging	Commong Plugin architecture	C#	Windows
ApplicationLogging	This allows Event Viewer logging	C#	Windows
ShellApplication	This is a basic application for dealing with plugins	C#	Windows

Common Data (CSMS)

Name	Description	Language	Runs On

CMSPivData	Read, write and validate PIV cards	C#	Windows XP+
CMSPivForms	A library of forms for use by PIV applications	C#	Windows XP+
CMSPivLS	Scan, Analyze and display finger print images and minutia data points	C#	Windows XP+
CMSPivXM	Extract finger printes from scanned images. Match as scanned finger print to a finger print already stored on a smartcard	C#	Windows XP+

9

Assignment of Vuance CSMS Business Intellectual Property

LaunchKey	Generate and validate keys to keep applications from being executed outside of the main applications	C#	Windows XP+
PhotoCaptureAware	Photo Capture library routines using Aware middleware	C#	Windows XP+
X509Lib	X509 certificate library routines	C#	Windows XP+
FieldTester	Uses an algorithm that compares user typed information and database data then compares them allowing for a certain percentage of error.	C#	Windows
CaptchTester	Creates a image in code and distorts it and allows for a user to enter the code seen in the image.	C#	Windows Server 2003
SignatureLib	Integerates software with topaz signature capture hardware	C#	Windows
WebAutomation	A library used for screen scraping data from the web	C#	Windows
SmartCard (dll + source)	Used for reading/writing smartcards	C#	Windows
TLVCoder	Converts data to and from TLV	C#	Windows
GenerateMessagingProxy	A utility to geterate the messaging gateway proxy.	c#	Windows

Additional (CSMS)

Name	Description	Language	Runs On

ElectronicValidation	A webservice for electronic verification	C#	Windows Server 2008
VerificationWebsite	A admin and user website for administering accounts for the electronic verification	C#	Windows Server 2008
AuditLogger	A webservice for logging	C#	Windows Server 2008

10

Assignment of Vuance CSMS Business Intellectual Property

Legacy (DMS)

Name	Description	Language	Runs On

DMSPocketPCClient	Original RAPTOR handheld	C#	Windows Mobile 5
RaptorHHSetup	Raptor handheld setup	C#	Windows Mobile 5
RaptorHHClient	An updated RAPTOR handheld to work with RAPTOR SmartCards.	C#	Windows Mobile 5
TemplateLoader	Was used to
ServiceConfiguration	Configures the RAPTOR windows server	C#	Windows Server 2003

Patents:

U.S. Patent Application No. 12/146,394
NPI Emergency Responder Credentialing System and Method
Matter no. 126647 (Polsinelli Law)

U.S. Patent Application No. 12/146,393
NP2 Emergency Responder Credentialing System and Method
Matter no. 126648 (Polsinelli Law)

U.S. Patent Application No. 12/146,392
NP3 Emergency Responder Credentialing System and Method
Matter no. 126649 (Polsinelli Law)

U.S. Patent Application No. 60/945,947
System and Method of Providing Trusted Information Regarding Emergency Responders
Reference #TCOPT01 (IP Strategies, Intelelctual Property Law)

11

EXHIBITS E-l – MANAGER EMPLOYMENT AGREEMENT

EXHIBIT F -1 – OPINION FROM VUANCE, INC. COUNSEL

EXHIBIT F -1

January 29, 2010

WidePoint Corporation and Advanced Response Concepts Corporation
18W100 22nd Street, Suite 104
Oakbrook Terrace, Illinois 60181

Gentlemen:

We are counsel for Vuance, Inc., a Delaware corporation (“Vuance”), which is a wholly owned subsidiary of Vuance, Ltd., a company organized in the State of Israel (“Parent”).

We provide this legal opinion further to the transactions contemplated by that certain Asset Purchase Agreement, dated as of January 29, 2010 (the “Agreement”), by and among WidePoint Corporation, a Delaware corporation (“WidePoint”), Advanced Response Concepts Corporation, a Delaware corporation (“Acquisition”), Vuance, and Parent.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement. The Agreement, all disclosure schedules and exhibits thereto, and all other agreements annexed to the Agreement are hereinafter collectively referred to as the “Transaction Documents.”

For purposes of this opinion, we have examined the Transaction Documents. We have also examined such other certificates and documents as we deemed appropriate.

1.
In rendering the foregoing opinion, we have, without investigation or inquiry, assumed the genuineness of all signatures on behalf of all persons on all instruments reviewed by us and the conformity to executed originals of all documents presented to us as copies.

2.
As a basis for the opinions herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of Vuance, certificates of directors, officers and representatives of Vuance, certificates of public officials and other documents of or pertaining to Vuance as we deemed necessary or relevant as a basis for the opinions hereinafter expressed.

3.
The opinions expressed herein are expressly limited to United States Federal law, the laws of the State of New York and the General Corporation Law of the State of Delaware. Given that we are not admitted to practice in, and do not opine on matters relating to the laws of the States of Wisconsin or Massachusetts, our statements relating to Wisconsin and Massachusetts are based solely on our review of certificates of good standing dated as of January 12, 2010.

4.
We render no opinion in relation to any representation or warranty made or given in the Transaction Documents by any of the parties thereto. We take no position and render no opinion as to the enforceability of the Transaction Documents.

SHELOWITZ & ASSOCIATES PLLC • ATTORNEYS AT LAW • 11 PENN PLAZA 16TH FLOOR • NEW YORK, NY 10001 • WWW.SALAWS.COM

Vuance, Inc. Legal Opinion
January 29, 2010

5.
Any reference to “our knowledge” or “knowledge” or any variation thereof shall mean the actual knowledge of the attorneys in this firm of the existence or absence of any facts that would contradict our opinions set forth above.

6.
We have not undertaken any independent investigation to determine the existence or absence of facts that have been disclosed to us, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of Vuance. There can be no assurance that all material facts were disclosed to us and we have relied to a large extent upon the statements of representatives of Vuance as to the materiality of the facts disclosed to us.

Based upon and subject to the foregoing, and subject to the qualifications and exceptions noted in this opinion letter, we express the following opinions, all of which are expressly qualified to our knowledge, that:

1.
Vuance is a corporation duly incorporated, validly existing and in good standing as of January 12, 2010, under the laws of the State of Delaware. As of January 12, 2010, Vuance is in good standing in the States of Massachusetts and Wisconsin. To our knowledge, such good standing status has not changed since January 12, 2010.

2.
As of the date hereof, the shareholder and directors of Vuance have duly executed shareholder and board resolutions authorizing execution and delivery of the Transaction Documents. The Transaction Documents have been duly executed by an authorized signatory of Vuance.

3.
Except as set forth in schedules attached to and made part of the Agreement, (a) there is no litigation, arbitration, or other judicial proceeding pending against Vuance, (b) Vuance is not subject to any continuing settlement agreement or other similar written agreement with any court, administrative agency or entity or other federal, state or local governmental entity, or any judgment, order, writ, injunction, decree or award of any such governmental entity or arbitrator, and (c) there are no third parties with any rights in or claims against the Assets being sold to Acquisition, other than the third party lien holders as listed in the schedules attached to the Agreement.

SHELOWITZ & ASSOCIATES PLLC • ATTORNEYS AT LAW • 11 PENN PLAZA 16TH FLOOR • NEW YORK, NY 10001 • WWW.SALAWS.COM

Vuance, Inc. Legal Opinion
January 29, 2010

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks as of the date hereof only, and we expressly disclaim any obligation to advise you of any change in any matter set forth herein. This opinion is furnished to you solely in connection with the Closing and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express prior written permission.

Very truly yours,

SHELOWITZ & ASSOCIATES PLLC

SHELOWITZ & ASSOCIATES PLLC • ATTORNEYS AT LAW • 11 PENN PLAZA 16TH FLOOR • NEW YORK, NY 10001 • WWW.SALAWS.COM

EXHIBIT F -2 – OPINION FROM VUANCE, LTD. COUNSEL

EXHIBIT F -2

                January 28, 2010

WidePoint Corporation
      and
Advanced Response Concepts Corporation
18W100 22nd Street, Suite 104
Oakbrook Terrace, Illinois 60181

Gentlemen:

We have served as counsel for Vuance, Ltd., a public company organized in the State of Israel under the Israeli Companies Law, registered with the Registrar of Companies of the State of Israel under company number 52-00-4407-4 (“Parent”), in connection with the transactions contemplated by the Asset Purchase Agreement, dated as of December 1, 2009 (the “Agreement”), by and among WidePoint Corporation, a Delaware corporation (“WidePoint”), Advanced Response Concepts Corporation, a Delaware corporation (“Acquisition”), Vuance, Inc., a Delaware corporation, and Parent. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement. The Agreement, all disclosure schedules and exhibits thereto are hereinafter collectively referred to as the “Transaction Documents.”

As used in this opinion and unless otherwise expressly stated herein, the expression “to our knowledge”, “known to us” or similar language with reference to matters of fact means that our knowledge is based upon the records, documents, instruments and certificates described above and the current actual knowledge (but not including any constructive or imputed notice of any information) of the lawyers currently of this firm who have devoted substantive attention to the transactions contemplated by the Transaction Documents.

As to various questions of fact related to this opinion, including the factual elements included in determinations of materiality, we have relied upon certificates or comparable documents, or upon oral statements, of Parent, the certifications and representations of Vuance and Parent set forth in the Transaction Documents and upon certificates of government and other public officials. We have not examined any records of courts, administrative tribunals or any other similar entity in connection with our opinions expressed herein. No inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Parent in connection with the transactions contemplated by the Transaction Documents or the rendering of the opinion set forth below.

For purposes of this opinion, which we are rendering as required by the provisions of the Agreement, we have examined the Agreement and all other Transaction Documents. We have also examined such other certificates and documents as we deemed appropriate to the opinions set forth herein.

In such examination we have assumed and have not independently verified; (i) the conformity to original documents of all copies (whether facsimiled, photostatic or otherwise) submitted to us; (ii) the due authorization, execution and delivery of all documents (except as to due authorization, execution and delivery by Parent), and that (except as to Parent) such documents are the valid, binding and enforceable obligations of such signatories or parties; and (iii) the legal capacity of all signatories or parties to the Transaction Documents (other than Parent).

The opinions hereinafter expressed are subject to the following qualifications:

o           We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

o           We express no opinion as to any provision that purports to define, waive or set standards for materiality, good faith, reasonableness, fair dealing, best efforts, diligence or the like;

o           We express no opinion as to any provision providing for the exclusive jurisdiction or venue of a particular court or purporting to waive rights to (or set a method for) service of process or objections to the laying of venue or to forum on the basis of forum non convenience, in connection with any litigation arising out of or pertaining to the Transaction Documents;

o           We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity) including, without limitation, the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies;

2

o           We are members of the Israel Bar only and express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel, whether or not specifically so stated. We have considered such questions of Israeli law for the purpose of rendering this opinion, as we have deemed necessary. Our opinion is based solely on our interpretation of such Israeli laws and of the documents examined by us and, therefore, no assurance can be made or is being made herein, that a court will rule as set forth in our opinion, and our interpretation may be challenged by the court; and

o           We express no opinion as to the effect of foreign laws, judicial determinations or governmental actions affecting creditors’ rights or Parent’s performance of its obligations under the Agreement or any of the other Transaction Documents.

On the basis thereof, we express the following opinions:

1.           Parent is duly incorporated and organized and is validly existing under the laws of its jurisdiction of incorporation. As of the Closing Date, Parent continues to be validly existing under the laws of its jurisdiction of incorporation.

2.           As of the date of the execution of the Agreement, Parent had all necessary corporate power and authority to execute and deliver each of the Transaction Documents, to perform its obligations thereunder and to consummate its portion of the transactions contemplated thereby. As of the Closing Date, Parent has all necessary corporate power and authority to execute and deliver each of the Transaction Documents, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

3.           The signatures of all persons signing all Transaction Documents in the name of Parent are genuine and authorized, Parent has full power and authority to execute, to deliver and to perform its obligations under the Transaction Documents and under the documents required to be delivered and performed thereunder, and all such documents have been duly authorized by all necessary action on the part of Parent, have been duly executed by Parent, have been duly delivered by Parent.

4.           The execution and delivery of the Transaction Documents by Parent and the compliance with the terms thereof, including the closing thereunder and the sale and transfer of all the Specified Assets from Vuance to Acquisition, do not and will not contradict or violate: (a) to our knowledge, any Israeli court ruling or decree, any decision of an Israeli quasi-judicial body or any Israeli administrative order or decision concerning Parent; (b) the Memorandum or Articles of Association of Parent; (c) to our knowledge, any provision of applicable Israeli law, regulation, rule, order or decree of any competent authority.

5.           Except as set forth in schedules attached to and made part of the Agreement, to our knowledge, there is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against Parent in Israel which challenges the validity of any of the Transaction Documents or the transactions contemplated thereby.

3

6.           We are not aware of any liens of any third parties in Israel on the Specified Assets.

7.           Our firm has been representing the Parent in certain litigation proceedings taken against the Parent in Israel, as listed in Annex A to this opinion.

This opinion is limited to the matters referred to herein and should not be construed as extending to any other matter or document not referred to herein. This opinion is rendered solely for your benefit in connection to the Transaction Documents and may not be relied upon by any other person or by you in any other context, without our prior written consent,

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any changes in any of these sources of law or subsequent legal or factual developments which might affect any matters or the opinion set forth herein.

Very truly yours,

Yossi Avraham & Co., Advocates

4

Annex A - Legal Proceedings

1.
A lawsuit filed by Secue-System Ltd. against Vuance Ltd. and InkSure Ltd. in the District Court in Tel-Avjv relating a printing method applied to certain products developed by InkSure Ltd., seeking a permanent injunction and damages for breach of confidentiality agreement by Inksure Ltd., unjust enrichment, breach of fiduciary duties and misappropriation of trade secrets and damages to Secu- System Ltd.’s property.

2.
A petition filed by the Department of Resources and Supply of the Ministry of Ukraine (the “Department”) in the Central Discrict Court of Israel, under which the Department requested the approval of an award given by a Ukraine Arbitration Court pursuant to which Vuance Ltd. was requied to pay $1,048,000 to the Department, as a valid foreign award under the laws of the State of Israel.

3.
Arbitration between Vuance Ltd. and Somat Hasharon Ltd. (“Somat”), the landlord of Vuance Ltd.’s offices in Israel, regarding the actual size of the office space leased to Vuance Ltd. for the purpose of calculation of lease payments due to Somat.

5

EXHIBITS H-l – VUANCE AND PARENT NON-COMPETITION AGREEMENT

EXHIBIT H-l

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (this “Agreement”), dated as of January 29, 2010, is made by and between ADVANCED RESPONSE CONCEPTS CORPORATION, a Delaware corporation with executive offices at 18W100 22nd Street, Suite 104, Oakbrook Terrace, Illinois 60181 (“Buyer”); WIDEPOINT CORPORATION, a Delaware corporation with executive offices at 18W100 22nd Street, Suite 104, Oakbrook Terrace, Illinois 60181 (“WidePoint”); VUANCE, INC., a Delaware corporation wholly-owned by Vuance, Ltd. with executive offices at 213 School Street, Suite 301, Gardner, Massachusetts 01440 (“Seller”); and VUANCE, LTD., a public company organized in the foreign country of Israel under the Israeli Companies Law, registered with the Registrar of Companies of the State of Israel under company number 52-00-4407-4 (“Parent”).

WHEREAS, Buyer, WidePoint, Seller and Parent are, this same day, entering into an Asset Purchase Agreement (“Purchase Agreement”) pursuant to which Buyer is purchasing certain of the assets of Seller and the business conducted therewith, which Purchase Agreement provides for Seller and Parent to enter into this Agreement for the protection of Buyer and WidePoint;

WHEREAS, the agreement by Seller and Parent to enter into this Agreement is a condition of the Closing, as defined in the Purchase Agreement; and

WHEREAS, the competition by Seller and/or Parent with Buyer would have a detrimental and damaging effect on Buyer and would undermine the parties’ intentions in entering into the Purchase Agreement.

NOW THEREFORE, in consideration for Ten Dollars ($10.00), the promises and considerations set forth in this Agreement, the consideration set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

1.           Non-Compete. Seller and Parent each agree that for a period of five (5) years from the date hereof (the “Non-Compete Period”) Seller and Parent, and any entity owned (directly or indirectly in any percentage) by Seller or Parent or any entity affiliated with Seller or Parent, will not own, manage, control, participate in, consult with, render services for or in any manner engage in any Competitive Business (as defined below) with Buyer or WidePoint, or knowingly request, induce or attempt to influence any currently or then existing customers of Buyer or WidePoint, including the customers of Seller and/or Parent, to curtail any business they are currently, or in the last 36 months have been, transacting with Seller, Parent, Buyer, WidePoint (collectively, the “Non-Compete”). Furthermore, during the Non-Compete Period, Seller and Parent shall not, without the prior written consent of both Buyer and WidePoint, directly or indirectly, knowingly solicit or encourage or attempt to influence, or cause any third party to encourage or attempt to influence, any employee who was employed by Seller at any time during the two (2) year period prior to the date hereof to leave the employment of Buyer. Nothing herein will prevent Seller or Parent from being a passive owner of not more than 1% of the outstanding stock of any class of a corporation which is engaged in a Competitive Business of Buyer and/or WidePoint and which is publicly traded, so long as Seller and Parent have no participation in the business of such corporation. Seller and Parent each agrees that the restraint imposed under this paragraph 1 is reasonable and not unduly harsh or oppressive.

2.           Definitions.
(a) “Competitive Business” shall mean engaging in “Business” within the “Restricted Territory.”

(b)           “Business” shall mean any government services related to homeland security advisory systems, identity initiatives, management of domestic incidents, integration and use of screening information, critical infrastructure identification, prioritization, and protection, national preparedness; terrorist-related screening procedures, maritime security, aviation security, public health and medical preparedness, biometrics for identification and screening to enhance national security, crime scene processing & evidence recovery; as well as, the U.S. Homeland Security Presidential Directive and National Security Presidential Directive requirements related to PIV cards, electronic passports, TWIC, registered traveler, REAL ID, first responder and other related security initiatives within the United States of America or any global application of same, or any other related businesses which Seller is engaged in as of and prior to the date hereof.

(c) “Restricted Territory” shall mean anywhere in the United States of America.

3.           Enforceability. If, at the time of enforcement of any provision of this Agreement, a court holds that the restrictions stated herein are unreasonable or unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographical area reasonable or permissible under such circumstances will be substituted for the stated period, scope or area.

4.           Damages. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement; therefore, in the event of a breach by Seller or Parent of any of the provisions of this Agreement, Buyer, WidePoint or their respective successors or assigns may, in addition to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

5.           Governing Law; Jurisdiction. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Delaware. All parties hereby consent to subject matter jurisdiction, personal jurisdiction and venue in the appropriate federal or state court located in or serving the State of Delaware for disputes under this Agreement.

6.           Complete Agreement and Amendments. This Agreement contains the complete agreement and understanding of the parties with respect to the subject hereof and it may only be amended by a written instrument signed by all parties hereto.

7.           Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the parties. Each affiliate of Buyer shall be a third party beneficiary of this Agreement but the consent of such affiliates shall not be necessary to amend this Agreement.

8.           Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties further agree that facsimile signatures or signatures scanned into .pdf (or similar) format and sent by electronic mail shall be deemed original signatures.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Attest (Seal):		VUANCE,1NC.

By:		By:
	Name: Eyal Tuchman		Name: Eyal Tuchman
	Title: Secetery		Title: CEO

Attest (Seal):		VUANCE, LTD.

By:		By:
	Name: Eyal Tuchman		Name: Eyal Tuchman
	Title: Secetery		Title: CEO

Attest (Seal):		ADVANCED RESPONSE CONCEPTS CORPORATION

By:		By:
	Name: James T. McCubbin Title: Secretary		Name: Denise M.B. Finnance Title: President

Attest (Seal):		WIDEPOINT CORPORATION

By:		By:
	Name: James T. Mccubbin Title: Secretary		Name: Steve L. Komar Title: Chairman and Chief Executive Officer

[Signature page to Non-Competition Agreement – Vuance and Parent]

EXHIBITS H-2 THROUGH H-9 – NON-MANAGER EMPLOYMENT AGREEMENTS